UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
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SKILLED HEALTHCARE GROUP, INC.

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April 8, 2008

Dear Stockholder:

You are invited to attend the annual meeting of stockholders of Skilled Healthcare Group, Inc. to be held on May 8, 2008, at 10:00 A.M. local time, at The Fairmont Newport Beach, located at 4500 MacArthur Blvd., Newport Beach, California, 92660.

At this year’s annual meeting you will be asked to:  (i) elect three directors to serve for a three-year term; (ii) approve the amendment and restatement of the Skilled Healthcare Group, Inc. 2007 Incentive Award Plan to increase the number of shares of common stock available for grant under the plan by 1,500,000 shares; (iii) ratify the selection of Ernst & Young LLP as our independent registered public accounting firm; and (iv) transact such other business as may properly come before the annual meeting. The accompanying Notice of Meeting and Proxy Statement describe these matters. We urge you to read this information carefully.

Your board of directors unanimously believes that election of its nominees for directors, increasing the maximum number of shares of common stock that may be issued under our 2007 Incentive Award Plan and ratification of the Audit Committee’s selection of our independent registered public accounting firm are all in Skilled Healthcare Group, Inc.’s best interests and in the best interests of its stockholders, and, accordingly, recommends a vote “FOR” election of the three nominees for directors, “FOR” the approval of the amendment and restatement of the Skilled Healthcare Group, Inc. 2007 Incentive Award Plan and “FOR” the ratification of the selection of Ernst & Young LLP as our independent registered public accounting firm.

In addition to the business to be transacted as described above, management will speak on our developments of the past year and respond to comments and questions of general interest to stockholders.

It is important that your shares be represented and voted at the annual meeting whether or not you plan to attend in person. You may vote by completing and mailing the enclosed proxy card or the voting instruction form provided by your broker or other nominee. This will ensure your shares are represented at the annual meeting.

Sincerely,

Roland G. Rapp
Executive Vice President, General Counsel and Secretary

SKILLED HEALTHCARE GROUP, INC.
27442 Portola Parkway, Suite 200
Foothill Ranch, California 92610

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON May 8, 2008

To the stockholders of Skilled Healthcare Group, Inc.:

We will hold our annual meeting of stockholders at The Fairmont Newport Beach, located at 4500 MacArthur Blvd., Newport Beach, California, 92660, on May 8, 2008, at 10:00 A.M. local time, for the following purposes:

1. To elect Glenn S. Schafer, William C. Scott and M. Bernard Puckett as directors with a three-year term expiring at the 2011 annual meeting of stockholders and until their successors are duly elected and qualified or until their earlier resignation or removal.

2. To approve the amendment and restatement of the Skilled Healthcare Group 2007 Incentive Award Plan, which would increase the number of shares of common stock reserved for issuance under the plan by 1,500,000 shares.

3. To ratify the selection of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2008.

4. To transact any other business as may properly come before the annual meeting or any adjournments or postponements of the annual meeting.

These items of business are described in the attached proxy statement. Only our stockholders of record at the close of business on March 20, 2008, the record date for the annual meeting, are entitled to notice of and to vote at the annual meeting and any adjournments or postponements of the annual meeting.

A list of stockholders eligible to vote at our annual meeting will be available for inspection at the annual meeting, and at our executive offices during regular business hours for a period of no less than ten days prior to the annual meeting.

Your vote is very important.  It is important that your shares be represented and voted whether or not you plan to attend the annual meeting in person. You may vote by completing and mailing the enclosed proxy card or voting instruction form. If your shares are held in “street name,” which means shares held of record by a broker, bank or other nominee, you should check the voting instruction form used by that firm to determine whether you will be able to submit your proxy by telephone or over the Internet. Submitting a proxy over the Internet, by telephone or by mailing the enclosed proxy card or voting instruction card will ensure your shares are represented at the annual meeting. Please review the instructions in this proxy statement and the enclosed proxy card or the information forwarded by your broker, bank or other nominee regarding your voting rights.

By Order of the Board of Directors,

Roland G. Rapp
Executive Vice President, General Counsel and Secretary

PROXY STATEMENT

INFORMATION CONCERNING VOTING AND SOLICITATION

General

The enclosed proxy is solicited on behalf of the board of directors of Skilled Healthcare Group, Inc., a Delaware corporation (References made in this report to “Skilled Healthcare,” “we,” “our” or “us” refer to Skilled Healthcare Group, Inc. and each of its subsidiaries unless the specific context indicates otherwise), for use at the 2008 annual meeting of stockholders to be held on Thursday, May 8, 2008, at 10:00 A.M. local time, or at any continuation, postponement or adjournment thereof, for the purposes discussed in this proxy statement and any business properly brought before the annual meeting. Proxies are solicited to give all stockholders of record an opportunity to vote on matters properly presented at the annual meeting. We intend to mail this proxy statement and accompanying proxy card on or about April 8, 2008 to all stockholders entitled to vote at the annual meeting. The annual meeting will be held at The Fairmont Newport Beach, located at 4500 MacArthur Blvd., Newport Beach, California, 92660.

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to Be Held on May 8, 2008. Our proxy statement and our 2007 annual report to stockholders are available on our website address at www.skilledhealthcaregroup.com/proxy. This website address contains the following documents: the notice of the annual meeting, this proxy statement, the proxy card and the 2007 annual report to stockholders. You are encouraged to access and review all of the important information contained in the proxy materials before voting.

Who Can Vote

You are entitled to vote if you were a stockholder of record of our common stock as of the close of business on March 20, 2008. You are entitled to one vote for each share of class A common stock held and ten votes for each share of class B common stock held on all matters to be voted upon at the annual meeting. Your shares may be voted at the annual meeting only if you are present in person or represented by a valid proxy.

Voting by Proxy

The method of voting by proxy differs for shares held as a record holder and shares held in “street name.” If you hold your shares of common stock as a record holder, you may vote by completing, dating and signing the enclosed proxy card and promptly returning it in the enclosed, preaddressed, postage paid envelope or otherwise mailing it to us. If you hold your shares of common stock in “street name,” which means your shares are held of record by a broker, bank or nominee, you will receive instructions from your broker, bank or other nominee that you must follow in order to vote your shares. A large number of banks and brokerage firms are participating in the Broadridge Investor Communication Solutions, Inc. (formerly ADP Investor Communication Services) online program. This program provides eligible stockholders who receive a paper copy of the proxy statement the opportunity to vote via the Internet or by telephone. If your bank or brokerage firm is participating in Broadridge’s program, your voting form will provide instructions. If your voting form does not reference Internet or telephone information, please complete and return the enclosed paper proxy in the self-addressed postage paid envelope provided.

Your vote is very important. Accordingly, please complete, sign and return the enclosed proxy card or voting instruction card whether or not you plan to attend the annual meeting in person. You should vote by submitting your proxy or voting instructions even if you plan to attend the annual meeting.

All properly signed proxies that are received before the polls are closed at the annual meeting and that are not revoked will be voted at the annual meeting according to the instructions indicated on the proxies or, if no direction is indicated, they will be voted “FOR” the election of each of the three nominees for director, “FOR” the approval of the amendment and restatement of the Skilled Healthcare Group, Inc. 2007 Incentive Award Plan and “FOR” ratification of the selection of our independent registered public accounting firm.

The enclosed proxy gives Boyd W. Hendrickson and Roland G. Rapp, or any of them, discretionary authority to vote your shares in accordance with their best judgment with respect to all additional matters that might come before the annual meeting.

Voting in Person

If you are a stockholder of record and plan to attend the annual meeting and wish to vote in person, you will be given a ballot at the annual meeting. Please note, however, that if your shares are held in “street name,” which means your shares are held of record by a broker, bank or other nominee, and you wish to vote in person at the annual meeting, you must bring to the annual meeting a legal proxy from the record holder of the shares (your broker, bank or other nominee) authorizing you to vote at the annual meeting.

Revocation of Proxy

If you are a stockholder of record, you may revoke your proxy at any time before your proxy is voted at the annual meeting by taking any of the following actions:

•	delivering to our corporate secretary a signed written notice of revocation, bearing a date later than the date of the proxy, stating that the proxy is revoked;

•	signing and delivering a new proxy, relating to the same shares and bearing a later date than the original proxy; or

•	attending the annual meeting and voting in person, although attendance at the annual meeting will not, by itself, revoke a proxy.

Written notices of revocation and other communications with respect to the revocation of proxies should be addressed to:

Skilled Healthcare Group, Inc.
27442 Portola Parkway, Suite 200
Foothill Ranch, California 92610
Attn: Secretary

If your shares are held in “street name” by a broker, bank or other nominee, you may change your vote by submitting new voting instructions to your broker, bank or other nominee. You must contact your broker, bank or other nominee to find out how to do so.

Quorum and Votes Required

At the close of business on March 20, 2008, 19,432,399 shares of our class A common stock and 17,632,539 shares of our class B common stock were outstanding and entitled to vote. Holders of our class A common stock are entitled to one vote per share held, and holders of our class B common stock are entitled to ten votes per share held. Thus, a total of 195,757,789 votes may be cast on each proposal. All votes will be tabulated by the inspector of election appointed for the annual meeting, who will separately tabulate affirmative and negative votes and abstentions.

The presence, in person or by proxy, of stockholders entitled to cast at least a majority of the votes which all stockholders are entitled to cast at the annual meeting will constitute a quorum at the annual meeting. Shares of common stock held by persons attending the annual meeting but not voting, shares represented by proxies that reflect abstentions as to a particular proposal and broker “non-votes” will be counted as present for purposes of determining a quorum. Brokers, banks or other nominees who hold shares of common stock in “street name” for beneficial owners of those shares typically have the authority to vote in their discretion on “routine” proposals when they have not received instructions from beneficial owners. However, brokers are not allowed to exercise their voting discretion with respect to the approval of matters that The New York Stock Exchange (“NYSE”), determines to be “non-routine,” without specific instructions from the beneficial owner. These non-voted shares are referred to as “broker non-votes.” If your broker, bank or nominee holds your common stock in “street name,” your broker, bank or nominee will vote your shares on “non-routine” proposals only if you provide instructions on how to vote by filling out the voter instruction form sent to you by your broker, bank or nominee with this proxy statement.

For Proposal 1, directors will be elected by a plurality of the votes cast at the annual meeting. Thus, the three nominees receiving the greatest number of votes will be elected. As a result, abstentions will not be counted in determining which nominees received the largest number of votes cast. Brokers, banks or other nominees generally have discretionary authority to vote on the election of directors and thus broker non-votes are generally not expected to result from the vote on election of directors. Any broker non-votes that may result will not affect the outcome of the election.

For Proposal 2, under NYSE rules, the approval of the amendment and restatement of the Skilled Healthcare Group, Inc. 2007 Incentive Award Plan requires an affirmative vote of the majority of the votes cast on the proposal, provided that the total votes cast on the proposal represent over 50% of the total outstanding votes. Votes “FOR” and “AGAINST” and abstentions count as votes cast, while broker non-votes do not count as votes cast but count as outstanding votes. Thus, the total sum of votes “FOR,” plus votes “AGAINST,” plus abstentions, which is referred to as the “NYSE Votes Cast,” must be greater than 50% of the total outstanding votes. Once satisfied, the number of votes “FOR” the proposal must be greater than 50% of NYSE Votes Cast. Thus, abstentions have the same affect as a vote against the proposal. Brokers do not have discretionary authority to vote shares on this proposal without direction from the beneficial owner. Thus, broker non-votes could impair our ability to satisfy the requirement that the NYSE Votes Cast represent over 50% of the outstanding votes.

For Proposal 3, the ratification of the selection of Ernst & Young LLP as our independent registered public accounting firm requires the affirmative vote of the holders of a majority of the votes that all stockholders present in person or represented by proxy are entitled to cast at the annual meeting. Abstentions will have the same effect as votes against this proposal. Brokers generally have discretionary authority to vote on the ratification of our independent registered public accounting firm, thus broker non-votes are generally not expected to result from the vote on Proposal 3. Any broker non-votes that may result will not affect the outcome of this proposal.

Solicitation of Proxies

Our board of directors is soliciting proxies for the annual meeting from our stockholders. We will bear the entire cost of soliciting proxies from our stockholders. In addition to the solicitation of proxies by mail, we will request that brokers, banks and other nominees that hold shares of our common stock that are beneficially owned by our stockholders, send proxies and proxy materials to those beneficial owners and secure those beneficial owners’ voting instructions. We will reimburse those record holders for their reasonable expenses. We may use several of our regular employees, who will not be specially compensated, to solicit proxies from our stockholders, either personally or by telephone, Internet, telegram, facsimile or special delivery letter.

Assistance

If you need assistance in completing your proxy card or have questions regarding the annual meeting, please contact Jeff Elliott at Halliburton Investor Relations, at (972) 458-8000 or jelliott@halliburtonir.com or write to: Skilled Healthcare Group, Inc., 27442 Portola Parkway, Suite 200, Foothill Ranch, California 92610, Attn: Investor Relations.

ITEM 1:	ELECTION OF DIRECTORS

Board Structure

Our Amended and Restated Bylaws provide that the exact number of directors shall be set by our board of directors. Our board of directors has set the current number of authorized directors at nine members. The directors are divided into three classes, with each class serving for a term of three years. At each annual meeting, the term of one class expires. The class of directors with a term expiring at this annual meeting, Class I, consists of three directors, Glenn S. Schafer, William C. Scott and M. Bernard Puckett.

Board Nominees

Based upon the recommendation of our Corporate Governance, Quality and Compliance Committee, our board of directors has nominated Glenn S. Schafer, William C. Scott for re-election and M. Bernard Puckett for election as directors to our board of directors. If elected, each director nominee would serve a three-year term expiring at the close of our 2011 annual meeting, or until their successors are duly elected. Biographical information on each of the nominees is furnished below under “Director Biographical Information.”

Set forth below is information as of March 20, 2008 regarding each nominee and each person whose term of office as a director will continue after the annual meeting as of the record date. There are no family relationships among any directors.

			Director	Term
Name	Age	Position	Since	Expires

Boyd W. Hendrickson	63	Chairman of the Board, Chief Executive Officer and Director	2003	2010
Jose C. Lynch(3)	38	President, Chief Operating Officer and Director	2005	2009
Robert M. Le Blanc(2)	41	Lead Director	2005	2010
Michael E. Boxer(1)	46	Director	2006	2010
John M. Miller(1)(3)	55	Director	2005	2009
M. Bernard Puckett(1)(2)	63	Director	2008	2008
Glenn S. Schafer(2)(3)	58	Director	2006	2008
William C. Scott(2)	71	Director	1998	2008
Michael D. Stephens(3)	65	Director	2007	2009

(1)	Current member of the Audit Committee of our board of directors

(2)	Current member of the Compensation Committee of our board of directors

(3)	Current member of the Corporate Governance, Quality and Compliance Committee of our board of directors

Director Biographical Information

The following biographical information is furnished with regard to our directors (including nominees) as of March 20, 2008.

Nominees for Election at the Annual Meeting to Serve for a Three-Year Term Expiring at the 2011 Annual Meeting of Stockholders

M. Bernard Puckett, 63, Director.  Mr. Puckett has served as a member of our board of directors since February 6, 2008. Prior to joining our board of directors, Mr. Puckett served as a director of Openwave Systems, a worldwide leader of open IP-based communication infrastructure software and applications to the wireless communications industry, beginning in November 2000 and as Chairman of the Board from October 2002 until September 2007. From January 1994 to January 1996, Mr. Puckett was with Mobile Telecommunications Technologies, a telecommunications firm, serving most recently as its President and Chief Executive Officer. Prior to that, Mr. Puckett served as Senior Vice President of Strategy and Business Development for IBM Corp. Mr. Puckett also serves as a member of the board of directors of both IMS Health, a publicly traded leading provider of information to the pharmaceutical industry, and Direct Insite Corporation, a global provider of electronic invoice presentment and payment. Mr. Puckett was first recommended to our corporate governance committee to become a member of our board of directors by Mr. Schafer.

Glenn S. Schafer, 58, Director.  Mr. Schafer has served as a member of our board of directors since April 2006. Mr. Schafer served as Vice Chairman of Pacific Life Insurance Company from April 2005 until his retirement in December 2005. Prior to being named Vice Chairman, Mr. Schafer had been President and a board member of Pacific Life since 1995. Mr. Schafer joined Pacific Life as Vice President, Corporate Finance, in 1986, was elected Senior Vice President and Chief Financial Officer in 1987, and in 1991, Executive Vice President and Chief

Financial Officer. Mr. Schafer is also a member of the board of directors of Scottish Re Group Limited, a publicly traded global life reinsurance company and Beckman Coulter, Inc., a publicly traded diagnostics and medical device company.

William C. Scott, 71, Director.  Mr. Scott has served as a member of our board of directors since March 1998 and served as our Chairman of the Board from March 1998 until April 2005. Mr. Scott held various positions with Summit Care Corporation, which we acquired in March 1998, since December 1985, including Chief Executive Officer and Chief Operating Officer. Mr. Scott served as our Chairman of the Board at the time of the filing of our voluntary petition for protection under Chapter 11 of the U.S. Bankruptcy Code. Mr. Scott served as Senior Vice President of Summit Health, Ltd., Summit’s former parent company, from December 1985 until its acquisition by OrNda Healthcorp. in April 1994.

Board Recommendation

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” EACH OF THE THREE DIRECTOR NOMINEES

Directors Continuing in Office Until the 2009 Annual Meeting of Stockholders

Jose C. Lynch, 38, President, Chief Operating Officer and Director.  Mr. Lynch has served as our President and Chief Operating Officer and a member of our board of directors since December 2005. Prior to that, Mr. Lynch served as our President since February 2002. During his more than 15 years of executive experience in the nursing home industry, he served as Senior Vice President of Operations and Corporate Officer for the Western Region of Mariner Post-Acute Network, a long-term care company. Previous to that, Mr. Lynch also served as Regional Vice President of Operations for the Western Region of Mariner Post-Acute Network.

John M. Miller, V, 55, Director.  Mr. Miller has served as a member of our board of directors since August 2005. Mr. Miller was appointed as University Treasurer of Florida International University in December 2007. Previously, Mr. Miller served as Vice President and Treasurer of Baylor Health Care System, a system of hospitals, primary care physician centers and other healthcare clinics in Texas, since February 2001. Prior to joining Baylor in 2001, he served as Vice President and Treasurer of Medstar Health, a network of hospitals and other healthcare services in the Baltimore, Maryland-Washington D.C. region, from January 1992 through February 2001.

Michael D. Stephens, 65, Director.  Mr. Stephens has served as a member of our board of directors since July 2007. From September 1975 to his retirement in February 2006, Mr. Stephens served as President and Chief Executive Officer of Hoag Memorial Hospital Presbyterian in Newport Beach, California. Prior to this position he was the Administrator of the Greenville General Division of the Greenville Hospital System in Greenville, South Carolina. Mr. Stephens is also the chairman of the board of directors of Cal Optima, a MediCal managed care health plan, and is a member of the boards of directors of Norcal Mutual Insurance Company, a mutual medical professional liability carrier, Health Forum, a publishing subsidiary of the American Hospital Association, National Health Foundation, a national not for profit organization supporting healthcare to the underserved population, the George Hoag Family Foundation, a private family foundation, the Share Ourselves Free Clinic, a not for profit community medical clinic, and the YMCA of Orange County, a not for profit community service organization. Mr. Stephens was first recommended to our corporate governance committee to become a member of our board of directors by an independent search firm.

Directors Continuing in Office Until the 2010 Annual Meeting of Stockholders

Michael E. Boxer, 46, Director.  Mr. Boxer has served as a member of our board of directors since April 2006. Since September 2006, Mr. Boxer has been the Chief Financial Officer of HealthMarkets, Inc., a provider of health and life insurance products to individuals and small groups. From March 2005 to September 2006, Mr. Boxer was the President of The Enterprise Group, Ltd., a health care financial advisory firm. Mr. Boxer was the Executive Vice President and Chief Financial Officer of Mariner Health Care, Inc., a provider of skilled nursing and long-term health care services, from January 2003 until its sale in December 2004. From July 1998 to December 2002, Mr. Boxer served as Senior Vice President and Chief Financial Officer of Watson Pharmaceuticals, Inc., a publicly traded specialty pharmaceuticals company. Prior to Watson, Mr. Boxer was an investment banker at Furman Selz,

LLC, a New York-based investment bank. Mr. Boxer is also on the board of directors of the Jack and Jill Late Stage Cancer Foundation.

Boyd W. Hendrickson, 63, Chairman of the Board, Chief Executive Officer and Director.  Mr. Hendrickson has served as our Chief Executive Officer and Chairman of the Board since December 2005. Prior to that, Mr. Hendrickson served as our Chief Executive Officer since April 2002 and as a member of our board of directors since August 2003. Previously, Mr. Hendrickson served as President and Chief Executive Officer of Evergreen Healthcare, Inc., an operator of long-term healthcare facilities, from January 2000 to April 2002. From 1988 to January 2000, Mr. Hendrickson served in various senior management roles, including President and Chief Operating Officer, of Beverly Enterprises, Inc., one of the nation’s then largest long-term healthcare companies, where he also served on the board of directors. Mr. Hendrickson was also co-founder, President and Chief Operating Officer of Care Enterprises, and Chairman and Chief Executive Officer of Hallmark Health Services. Mr. Hendrickson also serves on the board of directors of LTC Properties, Inc., a publicly traded real estate investment trust that invests primarily in the long-term care sector of the healthcare industry.

Robert M. Le Blanc, 41, Lead Director.  Mr. Le Blanc joined our board of directors in October 2005. Mr. Le Blanc has served as Managing Director of Onex Investment Corp., an affiliate of Onex Corporation, a diversified investment corporation and our largest stockholder, since 1999. Prior to joining Onex in 1999, Mr. Le Blanc worked for the Berkshire Hathaway Corporation for seven years. From 1988 to 1992, Mr. Le Blanc held numerous positions within GE Capital, related to corporate finance and corporate strategy. Mr. Le Blanc serves as a Director of Magellan Health Services, Inc., a publicly traded diversified specialty healthcare management organization, as well as Res-Care, Inc., a publicly traded human service company for the disabled, Center for Diagnostic Imaging, Inc., a national network of outpatient diagnostic imaging centers, First Berkshire Hathaway Life and Emergency Medical Services Corp., a publicly traded provider of emergency medical services in the United States, Cypress Insurance Group, Inc., a full service insurance agency, The Warranty Group, a provider of warranty and service contracts and a subsidiary of Onex, Carestream Health, Inc., a provider of medical and dental imaging systems, and Connecticut Children’s Medical Center.

CORPORATE GOVERNANCE

Composition of the Board of Directors

Our board of directors has adopted corporate governance guidelines that provide the framework for our overall governance practices. Our board has also adopted a code of conduct, which contains general guidelines for conducting our business that applies to all of our employees, including our principal executive officer, our principal financial officer, our principal accounting officer and our controller. Our guidelines and code of conduct can be found in the corporate governance section of our website at www.skilledhealthcaregroup.com. In addition, our guidelines and code of conduct are available in print to any stockholder who requests a copy. Please direct all requests to our Secretary, Skilled Healthcare Group, Inc., 27442 Portola Parkway, Suite 200, Foothill Ranch, California 92610.

Board Independence

We are a “Controlled Company” within the meaning of NYSE Listed Company Manual Section 303A. Our board of directors performs an analysis, at least annually, as to whether each member of our board of directors is independent. We have adopted the definition of “independence” as described under NYSE Listed Company Manual Section 303A.02.

For a director to be considered independent, our board of directors must determine that the director does not have any direct or indirect material relationship with us. Our board of directors has established guidelines to assist it in determining director independence, which conform to or are more exacting than the independence requirements in the NYSE listing requirements. In addition to applying these guidelines, our board of directors will consider all relevant facts and circumstances in making an independence determination, and not merely from the standpoint of the director, but also from that of persons or organizations with which the director has an affiliation.

Our board of directors makes and publicly discloses its independence determination for each director when the director is first elected to our board of directors and annually thereafter for all nominees for election as directors. If our board of directors determines that a director who satisfies the NYSE rules is independent even though he or she does not satisfy all of our independence guidelines, this determination will be disclosed and explained in our next proxy statement.

In accordance with the NYSE rules, independence determinations under the guidelines in section (a) below will be based upon a director’s relationships with us during the 36 months preceding the determination. Similarly, independence determinations under the guidelines in section (b) below will be based upon the extent of commercial relationships during the three completed fiscal years preceding the determination.

(a) A director will not be independent if:

(i) the director is employed by us, or an immediate family member is an executive officer of us;

(ii) the director receives any direct compensation from us, other than director and committee fees and pension or other forms of deferred compensation for prior service (provided such compensation is not contingent in any way on continued service);

(iii) an immediate family member who is a company executive officer receives more than $100,000 per year in direct compensation from us;

(iv) the director is affiliated with or employed by our independent public accounting firm, or an immediate family member is affiliated with or employed in a professional capacity by our independent public accounting firm; or

(v) one of our executive officers is on the compensation committee of the board of directors of a company which employs our director or an immediate family member of our director as an executive officer.

(b) A director will not be independent if, at the time of the independence determination, the director is an executive officer or employee, or if an immediate family member is an executive officer, of another company that does business with us and the sales by that company to us or purchases by that company from us, in any single fiscal year during the evaluation period, are more than the greater of 1% of the annual revenues of that company or $1 million.

(c) A director will not be independent if, at the time of the independence determination, the director is an executive officer or employee, or an immediate family member is an executive officer, of another company which is indebted to us, or to which we are indebted, and the total amount of either company’s indebtedness to the other at the end of the last completed fiscal year is more than 1% of the other company’s total consolidated assets.

(d) A director will not be independent if, at the time of the independent determination, the director serves as an officer, director or trustee of a charitable organization, and our discretionary charitable contributions to the organization are more than 1% of that organization’s total annual charitable receipts during its last completed fiscal year.

In accordance with our guidelines, our board of directors undertook its annual review of director independence in April 2007. We separately evaluated the independence of Mr. Stephens and Mr. Puckett upon their appointment to our board of directors. During this review, our board of directors considered transactions and relationships between each director (including nominees for director), or any member of his or her immediate family, and us and our subsidiaries and affiliates in each of the most recent three completed fiscal years. Our board of directors also considered whether there were any transactions or relationships between directors or any member of their immediate family (or any entity of which a director or an immediate family member is an executive officer, general partner, or significant equity holder). Our board of directors considered that in the ordinary course of business, transactions may occur between us and our subsidiaries and companies at which some of our directors are or have been officers. Our board of directors also considered charitable contributions to not-for-profit organizations of which our directors or immediate family members are affiliated, none of which approached the levels set forth in our corporate governance guidelines. In making its independence determinations, our board of directors considered all relationships between us and the director and the director’s family members, including:

•	Boyd W. Hendrickson currently serves as our Chief Executive Officer. Mr. Hendrickson is also a member of the board of directors for LTC Properties, Inc., which owns five skilled nursing facilities in New Mexico that are leased and operated by our subsidiaries.

•	Jose C. Lynch currently serves as our President and Chief Operating Officer.

•	Robert M. Le Blanc currently serves as the Managing Director of Onex Investment Corp., an affiliate of Onex Corporation.

•	William C. Scott has been employed with Summit Care Corporation, which we acquired in March 1998, during the past three years, and is currently employed with us on a part time basis assessing potential acquisition opportunities and for other miscellaneous matters.

•	Michael D. Stephens currently serves as a board member for Cal-Optima. Cal-Optima is an integrated healthcare system that administers health insurance programs for Orange county children, low-income families, and persons with disabilities. Mr. Stephens excludes himself from votes on either board that relate to the other entity or in the case of Cal-Optima’s board, that relate to skilled nursing facility payments in any way.

Please see the relationships discussed under “Certain Relationships and Related Transactions” for a description of other relationships considered by our board of directors. As a result of this review, our board of directors has determined that each of Messrs. Boxer, Miller, Puckett, Schafer and Stephens is an independent member of our board of directors under the independence standards established in our corporate governance guidelines and the listing standards of the NYSE and has no material relationship with us that would impair such director’s independence.

Board Meetings

Our board held seven meetings during fiscal year 2007 and acted by unanimous written consent three times. During fiscal year 2007, all directors attended at least 75% of the combined total of (i) all board meetings (while such director was a member of our board) and (ii) all meetings of committees of our board of directors of which the director was a member. The Chairman of the Board or his designee, taking into account suggestions from other board members and executive officers, establishes the agenda for each board meeting and distributes it in advance to each member of our board of directors. Each board member is free to suggest the inclusion of items on the agenda. Our board of directors regularly meets in executive session without management present. Mr. Robert M. Le Blanc has been appointed our presiding non-employee director to preside at such executive sessions. This is our first annual meeting of stockholders as a public company.

Committees of the Board of Directors

Our board of directors maintains a standing Audit Committee, Corporate Governance, Quality and Compliance Committee and Compensation Committee. To view the charter of each of these committees please visit our website at www.skilledhealthcaregroup.com. In addition, the charters for each of our committees is available in print to any stockholder who requests a copy. Please direct all requests to our Secretary, Skilled Healthcare Group, Inc., 27442 Portola Parkway, Suite 200, Foothill Ranch, California 92610.

We are a “controlled company” as that term is set forth in Section 303A of the NYSE Listed Company Manual because more than 50% of our voting power is held by Onex. Under the NYSE rules, a “controlled company” may elect not to comply with certain NYSE corporate governance requirements, including (1) the requirement that a majority of our board of directors consist of independent directors, (2) the requirement that the corporate governance, quality and compliance committee be composed entirely of independent directors with a written charter addressing the committee’s purpose and responsibilities, (3) the requirement that the compensation committee be composed entirely of independent directors with a written charter addressing the committee’s purpose and responsibilities and (4) the requirement for an annual performance evaluation of the corporate governance, quality and compliance and compensation committees. We elect to be treated as a controlled company and thus utilize some of these exemptions. Although we currently have a board composed of a majority of independent directors and have adopted charters for our Audit Committee, Corporate Governance, Quality and Compliance Committee and Compensation Committee and intend to conduct annual performance evaluations for these committees, none of these committees are composed entirely of independent directors, except for our Audit Committee.

The membership of our committees as of the record date is as follows:

Corporate
	Independent		Governance, Quality
	Under NYSE	Audit	and Compliance	Compensation
Director	Standards	Committee	Committee	Committee

Boyd W. Hendrickson	No
Jose C. Lynch	No		**
Robert M. Le Blanc	No			**
Michael E. Boxer	Yes	“C”
John M. Miller, V	Yes	**	**
Glenn S. Schafer	Yes		**	“C”
William C. Scott	No			**
Michael D. Stephens	Yes		“C”
M. Bernard Puckett	Yes	**		**

**	Member

“C”
Chair

Audit Committee

We have a standing Audit Committee. The Audit Committee has sole authority for the appointment, compensation and oversight of our independent registered public accountants and our independent internal auditors, and responsibility for reviewing and discussing, prior to filing or issuance, with our management and our independent registered public accountants (when appropriate), our audited and unaudited consolidated financial statements included in our Annual Report on Form 10-K and earnings press releases. The Audit Committee carries out its responsibilities in accordance with the terms of its charter.

Throughout fiscal year 2007, Michael E. Boxer (Chairman), John M. Miller and Robert M. Le Blanc were members of the Audit Committee. In February 2008, M. Bernard Puckett replaced Robert M. Le Blanc as a member of the Audit Committee. Our board of directors has determined that all current Audit Committee members are financially literate under the current listing standards of the NYSE and that all current Audit Committee members are independent under the NYSE standards and the requirements of SEC Rule 10A-3. Our board has also determined that Mr. Boxer qualifies as an “audit committee financial expert” as defined by the Securities Exchange Commission, or SEC, rules adopted pursuant to the Sarbanes-Oxley Act of 2002. During fiscal year 2007, the Audit Committee met nine times.

Corporate Governance, Quality and Compliance Committee

We have a standing Corporate Governance, Quality and Compliance Committee (the “Corporate Governance Committee”). Initially, for fiscal year 2007, Robert M. Le Blanc, Boyd W. Hendrickson and Glenn S. Schafer were members of the Corporate Governance Committee. Michael D. Stephens (Chairman) was appointed to the Corporate Governance Committee on July 26, 2007 and Mr. Le Blanc no longer served on the Corporate Governance Committee as of that date. John M. Miller and Jose C. Lynch were appointed to the Corporate Governance Committee on December 11, 2007, and Mr. Hendrickson no longer served on the Corporate Governance Committee as of that date. Our board has determined that Messrs. Miller, Schafer and Stephens qualify as independent directors under the NYSE standards. In fiscal year 2007, the Corporate Governance Committee met one time. The purpose of the Corporate Governance Committee is to make recommendations concerning the size and composition of our board and its committees, oversee and evaluate and recommend candidates for election as directors, develop, implement and review our corporate governance policies, and evaluate our board and management. The Corporate Governance Committee works with our board of directors as a whole on an annual basis to determine the appropriate skills and characteristics required of board members in the context of the current make-up of our board of directors and its committees.

Our entire board of directors is responsible for nominating members for election to our board of directors and for filling vacancies on our board of directors that may occur between annual meetings of the stockholders. The Corporate Governance Committee is responsible for identifying, screening and recommending candidates to the entire board for prospective board membership. In evaluating the suitability of individuals, the Corporate Governance Committee considers many factors, including issues of integrity, experience and qualifications (such as understanding of finance and marketing), educational and professional background and willingness to devote adequate time to board duties. When formulating its board membership recommendations, the Corporate Governance Committee also considers any advice and recommendations offered by our Chief Executive Officer. The Corporate Governance Committee may also review the composition and qualification of the board of directors of our competitors or other companies and may seek input from industry experts. In determining whether to recommend a director for re-election, the Corporate Governance Committee also considers our board of directors’ and each committee’s annual performance self-evaluation as well as annual individual director evaluations, which address the director’s past attendance at meetings and participation in and contributions to the activities of our board of directors and the like. The Corporate Governance Committee evaluates each individual in the context of our board of directors as a whole, with the objective of recommending a group that can best perpetuate the success of the business and represent stockholder interests through the exercise of sound judgment using its diversity of experience in these various areas.

The Corporate Governance Committee will consider stockholder recommendations of candidates on the same basis as it considers all other candidates. Stockholder recommendations should be submitted to us under the procedures discussed in “Additional Matters — Stockholder Proposals and Nominations,” and should include the candidate’s name, age, business address, residence address, principal occupation or employment, the number of shares beneficially owned by the candidate, and information that would be required to solicit a proxy under federal securities law. In addition, the notice must include the recommending stockholder’s name, address, the number of shares beneficially owned and the time period those shares have been held.

Compensation Committee

We have a standing Compensation Committee. Robert M. Le Blanc, Glenn S. Schafer (Chairman) and William C. Scott were members of the Compensation Committee during fiscal year 2007 and are currently members of the Compensation Committee. M. Bernard Puckett was appointed as a member of the Compensation Committee effective February 2008. Our board has determined that Glenn S. Schafer and M. Bernard Puckett qualify as independent directors under the NYSE standards. The Compensation Committee reviews and establishes our compensation philosophy, the compensation of our Chief Executive Officer, and all other officers who earn a base salary greater than or equal to $250,000. The Compensation Committee also has direct access to third party compensation consultants, and administers our stock incentive plans, including the review and grant of stock options and restricted stock to all eligible employees under our stock incentive plans. The Compensation Committee met three times in person and three times telephonically in fiscal year 2007.

The Compensation Committee also makes recommendations to our board with respect to our incentive-compensation plans and equity-based plans and reviews and approves all officers’ employment agreements and severance arrangements. The Compensation Committee also manages and periodically reviews all annual bonus, long-term incentive compensation, stock option, employee pension and welfare benefit plans (including 401(k), employee stock purchase plans, restricted stock plans, long-term incentive plans, management incentive plans and others). The Compensation Committee also determines annually (during the first quarter) the annual cash bonuses to be awarded to our executive officers and certain members of senior management based upon pre-established financial performance criteria set under our 2007 Incentive Award Plan and our performance relative to such criteria. To assist the Compensation Committee, our Chief Executive Officer may make recommendations regarding our other executive officers’ compensation based on his evaluation of the performance of each other executive officer against objectives established at the beginning of each year, the officer’s scope of the responsibilities, our financial performance, retention considerations and general economic and competitive conditions.

In addition, the Compensation Committee has the sole authority to retain consultants and advisors as it may deem appropriate in its discretion, and the Compensation Committee has the sole authority to approve related fees and other retention terms. In April 2007, the Compensation Committee engaged Pearl Meyer & Partners, independent compensation consultants, to advise the Compensation Committee on an ongoing basis. The consultant reports directly to the Compensation Committee. While conducting assignments, the consultant interacts with our management when appropriate. Specifically, our General Counsel, Chief Administrative Officer and Secretary and our Vice President of Human Resources interact with the consultant to provide relevant company and executive compensation data. In addition, the consultant may seek feedback from the Committee Chair, other members of our board of directors or the Chief Executive Officer regarding its work prior to presenting study results or recommendations to the Committee. The consultant, when invited, attends meetings of the Compensation Committee. The Compensation Committee determines when to hire, terminate or replace the consultant, and the projects to be performed by the consultant. During 2007, the consultant, at the request of the Compensation Committee, reviewed the competitiveness of our executive compensation and director compensation programs.

Communication with the Board of Directors

Interested persons, including our stockholders, may communicate with our board of directors, including the non-management directors, by sending a letter to our Secretary at our principal executive offices at 27442 Portola Parkway, Suite 200, Foothill Ranch, California 92610. Our Secretary will submit all correspondence to the presiding non-employee director and to any specific director to whom the correspondence is directed.

ITEM 2:	APPROVAL OF THE AMENDMENT AND RESTATEMENT OF THE SKILLED HEALTHCARE GROUP, INC. 2007 INCENTIVE AWARD PLAN

We are asking our stockholders to approve the amendment and restatement of the Skilled Healthcare Group, Inc. 2007 Incentive Award Plan, which we sometimes refer to as the 2007 Plan, to increase the number of shares of our class A common stock that may be issued under the 2007 Plan from 1,123,181 shares to 2,623,181 shares.

Our board of directors approved the amendment and restatement of the Skilled Healthcare Group, Inc. 2007 Incentive Award Plan on March 31, 2008, subject to stockholder approval.

The purpose of the amendment and restatement is to increase the number of shares that may be issued pursuant to awards under the 2007 Plan in order to provide additional incentive for employees, members of our board of directors, and consultants to promote our success and enhance our value by linking their personal interests to those of our stockholders.

If our stockholders approve the amendment and restatement of the 2007 Plan, such approval will be considered approval of the 2007 Plan, as amended and restated, for purposes of Section 162(m) and Section 422 of the Internal Revenue Code of 1986, as amended, which we sometimes refer to as the Code. If the amendment and restatement to the 2007 Plan is not approved by our stockholders, the 2007 Plan, as in effect immediately prior to the adoption of the amendment and restatement by our board of directors, will remain in full force and effect.

The principal features of the full 2007 Plan, as proposed to be amended and restated, are summarized below for the convenience and information of our stockholders. This summary is qualified in its entirety by reference to the 2007 Plan and the proposed amendment and restatement of the 2007 Plan. A copy of the 2007 Plan was attached as an exhibit to our amended registration statement that was filed with the SEC on April 27, 2007. A copy of the Amended and Restated 2007 Incentive Award Plan is attached as Exhibit A to this proxy statement. We encourage you to read the 2007 Plan and the proposed amendment and restatement carefully.

Administration

The compensation committee of our board of directors currently administers the 2007 Plan, except with respect to awards granted to non-employee directors, which are administered by the full board of directors. The compensation committee may delegate its authority to grant awards to one or more members of our board of directors or one or more of our officers. Any such officer will not be delegated the authority to grant awards to executive officers and certain senior executives of the company. Our board of directors may assume authority for administration of the 2007 Plan at any time.

Subject to the terms and conditions of the 2007 Plan, the administrator has the authority to select the persons to whom awards are to be made, to determine the number of shares to be subject to awards and the terms and conditions of awards, to revise awards and to make all other determinations and take all other actions necessary or advisable for the administration of the 2007 Plan. The administrator is also authorized to adopt, amend or rescind rules relating to administration of the 2007 Plan.

Securities Subject to the 2007 Plan

As of March 20, 2008, the maximum aggregate number of shares of our class A common stock that could be issued or transferred pursuant to awards under the 2007 Plan was 2,623,181 shares, including the additional 1,500,000 shares we are asking the stockholders to approve under this proposal.

The 2007 Plan contains the following counting and replenishment provisions:

•	to the extent that an award granted under the 2007 Plan terminates, expires, lapses or is forfeited for any reason, any shares subject to the award at such time will be available for future grants under the 2007 Plan;

•	if any shares of restricted stock are surrendered by a participant or repurchased by us pursuant to the terms of the 2007 Plan, such shares also will be available for future grants under the 2007 Plan;

•	to the extent that shares are tendered or withheld to satisfy the exercise price or tax withholding obligation with respect to any award under the 2007 Plan, such tendered or withheld shares will not be available for future grants under the 2007 Plan;

•	to the extent required under Section 162(m) of the Code, shares subject to canceled awards will continue to be counted against this award limit;

•	the payment of dividend equivalents in conjunction with any outstanding awards will not be counted against the shares available for issuance under the 2007 Plan; and

•	to the extent permitted by applicable law or any exchange rule, shares issued in assumption of, or in substitution for, any outstanding awards of any entity acquired in any form of combination by us or any of our subsidiaries will not be counted against the shares available for issuance under the 2007 Plan.

In no event, however, will any shares of our class A common stock again be available for future grants under the 2007 Plan if any action described above would prevent us from being able to grant stock options under the 2007 Plan that qualify as “incentive stock options” under Section 422 of the Code.

The shares of our class A common stock covered by the 2007 Plan may be treasury shares, authorized but unissued shares, or shares purchased in the open market. For purposes of the 2007 Plan, the “fair market value” of a share of our class A common stock as of any given date is the closing sales price for a share of class A common stock on such date, or, if there is no closing sales price for the class A common stock on the date in question, the closing sales price for a share of class A common stock on the last preceding date for which such quotation exists, as reported in the Wall Street Journal, or such other source as the administrator deems reliable. The closing sales price for a share of our class A common stock on March 27, 2008 was $11.03, as reported by the New York Stock Exchange.

No participant may be granted stock-based awards under the 2007 Plan in any calendar year covering more than 561,000 shares, except that in the year of initial hiring of an employee, the maximum number of shares of our class A common stock with respect to one or more stock-based awards that may be granted to such employee during the year of initial hiring will not exceed 841,500 shares.

The maximum number of shares of our class A common stock subject to stock-based awards that may be granted under the 2007 Plan, or that may be granted to any individual participant during any calendar year, is subject to adjustment in the event of any recapitalization, reclassification, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin off or other transaction that affects our class A common stock, as described below under “— Adjustments for Stock Splits, Reorganizations, and Mergers.”

Eligibility

Our employees, non-employee directors and consultants, and the employees and consultants of our subsidiaries, are eligible to receive awards under the 2007 Plan. As of March 20, 2008, there were approximately 10,893 eligible employees and consultants and six eligible non-employee directors. The administrator determines which of our employees, consultants and directors will be granted awards. No employee, non-employee director or consultant is entitled to participate in the 2007 Plan as a matter of right, nor does any such participation constitute assurance of continued employment or service with us. Only those employees, non-employee directors and consultants who are selected to receive grants by the administrator may participate in the 2007 Plan.

Awards Under the 2007 Plan

The 2007 Plan provides that the administrator may grant or issue stock options, stock appreciation rights, restricted stock, restricted stock units, deferred stock, dividend equivalents, performance awards and stock payments, or any combination thereof, to any eligible participant. Each award granted will be set forth in a separate written agreement with the participant receiving the award indicating the type, terms and conditions of the award.

Non-Qualified Stock Options.  Non-qualified stock options provide for the right to purchase shares of our class A common stock at a specified price not less than the fair market value on the date of grant, and usually become exercisable (in the discretion of the administrator) in one or more installments after the grant date, subject to the participant’s continued employment or service with us during the applicable vesting period and/or subject to the satisfaction of corporate or individual performance targets established by the administrator. Non-qualified stock options may be granted for any term specified by the administrator, but may not exceed ten years.

Incentive Stock Options.  Incentive stock options are designed to comply with the applicable provisions of the Code, and are subject to certain restrictions contained in the Code. Among such restrictions, incentive stock options must have an exercise price not less than the fair market value of a share of our class A common stock on the date of grant, may only be granted to employees, and must not be exercisable after a period of ten years measured from the date of grant. Incentive stock options, however, may be subsequently modified to disqualify them from treatment as incentive stock options. The total fair market value of shares (determined as of the respective date or dates of grant) for which one or more options granted to any employee by us (including all options granted under the 2007 Plan and all of our other option plans or option plans of our parent or subsidiary corporations) may for the first time become exercisable as incentive stock options during any one calendar year cannot exceed the sum of $100,000. To the extent this limit is exceeded, the options granted will be treated as non-qualified stock options. In the case of an incentive stock option granted to an individual who owns (or is deemed to own) more than 10% of the total combined voting power of all classes of our stock or the stock of our parent or any of our subsidiary corporations, which we sometimes refer to as a 10% Owner, the 2007 Plan provides that the exercise price of an incentive stock option must be at least 110% of the fair market value of a share of our class A common stock on the date of grant and the incentive stock option must not be exercisable after a period of five years measured from the date of grant.

Like non-qualified stock options, incentive stock options usually become exercisable (in the discretion of the administrator) in one or more installments after the grant date, subject to the participant’s continued employment or service with us during the applicable vesting period and/or subject to the satisfaction of corporate or individual performance targets established by the administrator.

Restricted Stock.  Restricted stock may be issued at such price, if any, and may be made subject to such restrictions, as may be determined by the administrator, including vesting based on continued employment or service or satisfaction of performance goals or other criteria. Restricted stock typically may be repurchased by us at the original purchase price, if any, or forfeited, if the vesting conditions and other restrictions are not met. In general, restricted stock may not be sold, or otherwise hypothecated or transferred, until the restrictions applicable to such shares are removed or expire. Recipients of restricted stock, unlike recipients of options or restricted stock units, generally have voting rights and receive dividends prior to the time when the restrictions lapse. However, extraordinary dividends generally will be placed in escrow, and will not be released until the restrictions are removed or expire.

Performance Awards.  Performance awards may be granted by the administrator to employees, consultants or non-employee directors based upon, among other things, the contributions or responsibilities of the particular recipient. Generally, the amount paid or distributed under performance awards will be based on specific performance goals and may be paid in cash or in shares of our class A common stock, or in a combination of both, at the election of the administrator. Performance awards may also include bonuses granted by the administrator, which may be payable in cash or in shares of our class A common stock, or in a combination of both, upon attainment of specified performance goals.

Section 162(m) “Performance-Based” Awards.  The administrator may grant stock options, stock appreciation rights, restricted stock, restricted stock units, deferred stock, dividend equivalents, performance awards and stock payments under the 2007 Plan that are paid, vest or become exercisable upon the achievement of specified performance goals, which are related to one or more of the following performance criteria, as applicable to us, on an overall basis, or any subsidiary, division, operating unit or individual:

•	net earnings (either before or after interest, taxes, depreciation and/or amortization);

•	gross or net sales or revenue;

•	net income (either before or after taxes);

•	operating earnings;

•	cash flow (including, but not limited to, operating cash flow and free cash flow);

•	return on assets;

•	return on capital;

•	return on stockholders’ equity;

•	return on sales;

•	gross or net profit or operating margin;

•	costs;

•	funds from operations;

•	expense;

•	working capital;

•	earnings per share;

•	price per share of our class A common stock;

•	FDA or other regulatory body approval for commercialization of a product;

•	implementation or completion of critical projects; and

•	market share.

Performance goals established based on the performance criteria may be measured either in absolute terms or as compared to any incremental increase or decrease or as compared to the results of a peer group. Achievement of each performance goal will be determined in accordance with United States generally accepted accounting principles to the extent applicable. Performance goals will be specified in the recipient’s award agreement. The administrator will establish performance goals and criteria in accordance with the requirements of Section 162(m) of the Code and Treasury Regulations thereunder.

To the extent permitted under Section 162(m) of the Code, the administrator may provide that certain adjustments will be made for purposes of determining the achievement of one or more of the performance goals established for a performance award. Any such adjustments will be objectively determinable and will be intended to prevent the dilution or enlargement of the benefits to which the participant may become entitled in the event of any unusual or extraordinary corporate item, transaction, event, or development, or in recognition of, or in anticipation of, any other unusual or nonrecurring events affecting us, or our financial statements, or in response to, or in anticipation of, changes in applicable laws, regulations, accounting principles, or business conditions.

No individual may receive cash-settled performance awards in any fiscal year having an aggregate maximum amount payable in excess of $1 million.

Dividend Equivalents.  Dividend equivalents represent the value of the dividends per share paid by us, if any, calculated with reference to a specified number of shares covered by stock options, stock appreciation rights or other awards held by the participant. Dividend equivalent rights may be granted alone or in connection with stock options, stock appreciation rights or other equity awards granted to the participant under the 2007 Plan. Dividend equivalents may be paid in cash or shares of our class A common stock, or in a combination of both, at the election of the administrator.

Stock Payments.  Stock payments may be authorized by the administrator in the form of our class A common stock or an option or other right to purchase class A common stock and may, without limitation, be issued as part of a deferred compensation arrangement in lieu of all or any part of compensation — including, without limitation, salary, bonuses, commissions and directors’ fees — that would otherwise be payable in cash to the employee, non-employee director or consultant.

Deferred Stock Awards.  Deferred stock awards provide for the right to receive shares of our class A common stock. Deferred stock may not be sold or otherwise hypothecated or transferred until the shares are issued. Deferred stock will not be issued until the deferred stock award has vested, and until the occurrence of a distribution date or event specified by the administrator. Recipients of deferred stock generally will have no voting rights, dividend rights or other rights prior to the time when the vesting conditions are satisfied and the shares are issued. Deferred stock awards generally are forfeited, and the underlying shares of deferred stock will not be issued, if the applicable vesting conditions and other restrictions are not met. The administrator may permit a participant to elect his or her distribution date or event, subject to the requirements of Section 409A of the Code.

Restricted Stock Units.  Restricted stock units entitle the holder to receive shares of our class A common stock, subject to the removal of restrictions which may include completion of the applicable vesting service period or the attainment of pre-established performance goals. The shares of our class A common stock issued pursuant to vested restricted stock units may be distributed beyond the time at which the restricted stock units vest. The administrator may permit a participant to elect his or her distribution date or event, subject to the requirements of Section 409A of the Code. Restricted stock units may not be sold, or otherwise hypothecated or transferred, and holders of restricted stock units do not have voting rights. Restricted stock units generally are forfeited, and the underlying shares of stock are not issued, if the applicable vesting conditions and other restrictions are not met.

Stock Appreciation Rights.  Stock appreciation rights provide for the payment of an amount to the holder based upon increases in the price of our class A common stock over a set base price. The administrator may grant coupled stock appreciation rights or independent stock appreciation rights under the 2007 Plan.

A coupled stock appreciation right will relate to a particular option and will be exercisable only when and to the extent the related option is exercisable. A coupled stock appreciation right may be granted for no more than the number of shares subject to the simultaneously granted option to which it is coupled. If a participant (or another person entitled to exercise the option pursuant to the 2007 Plan) is granted a coupled stock appreciation right, he or she will be entitled to surrender to us the unexercised portion of the option to which the coupled stock appreciation right relates (to the extent then exercisable pursuant to its terms) in exchange for an amount based upon the increase in the fair market value of our class A common stock over the established exercise price of the coupled stock appreciation right, subject to any limitations the administrator may impose.

The term of an independent stock appreciation right will be set by the administrator, but may not be more than ten years from the date of grant. The exercise price of any independent stock appreciation right granted under the Plan will be set by the administrator, but must be at least 100% of the fair market value of a share of our class A common stock on the date of grant.

Stock appreciation rights under the 2007 Plan may be settled in cash or shares of our class A common stock, or in a combination of both, at the election of the administrator. Stock appreciation rights may be granted in connection with stock options or other awards, or separately.

Vesting and Exercise of Awards

The applicable award agreements contain the period during which the right to exercise the award in whole or in part vests, in addition to any other conditions required for vesting. At any time after the grant of an award, the administrator may accelerate the period during which such award vests, subject to certain limitations. No portion of an award which is not vested at a participant’s termination of employment, termination of board service, or termination of consulting relationship will subsequently become vested, except as may be otherwise provided by the administrator either in the agreement relating to the award or by action following the grant of the award.

Generally, an option or stock appreciation right may only be exercised while such person remains our employee, director or consultant, as applicable, or for a specified period of time (up to the remainder of the award term) following the participant’s termination of employment or service. An award may be exercised for any vested portion of the shares subject to such award until the award expires. Any unvested portion of an award generally will expire and be cancelled as of the date of a participant’s termination of employment or service.

Only whole shares of our class A common stock may be purchased or issued pursuant to an award. Any required payment for the shares subject to an award, plus all applicable withholding taxes, will be paid in the form of cash or a check payable to us in the amount of the aggregate purchase price plus all applicable withholding taxes. However, the administrator may, in its discretion, and subject to applicable laws, allow payment through one or more of the following:

•	the participant’s delivery of certain shares of class A common stock owned by the participant;

•	the participant’s surrender of shares of class A common stock which would otherwise be issuable upon exercise or vesting of the award;

•	the participant’s delivery of property of any kind which constitutes good and valuable consideration;

•	with respect to options, a sale and remittance procedure pursuant to which the participant will place a market sell order with a broker with respect to the shares of class A common stock then issuable upon exercise of the option and the broker will timely pay a sufficient portion of the net proceeds of the sale to us in satisfaction of the option exercise price for the purchased shares plus all applicable income and employment taxes we are required to withhold by reason of such exercise; or

•	any combination of the foregoing.

An otherwise permissible manner of payment, however, will not be allowed to the extent that the administrator determines it may result in an extension or maintenance of credit or an arrangement for the extension of credit, in the form of a personal loan to or for any director or executive officer of the company that is prohibited by Section 13(k) of the Securities and Exchange Act of 1934, as amended, or otherwise violates any applicable law.

We have the right to deduct or withhold, or require the participant to remit to us, an amount sufficient to satisfy federal, state, local and foreign taxes required by law to be withheld with respect to the issuance, vesting, payment, exercise or any other taxable event relating to an award.

Transferability of Awards

Awards generally may not be sold, pledged, assigned or transferred in any manner other than by will or by the laws of descent and distribution or, subject to the consent of the administrator of the 2007 Plan, pursuant to a domestic relations order, unless and until such award has been exercised, or the shares underlying such award have been issued, and all restrictions applicable to such shares have lapsed. Non-qualified stock options may also be transferred with the administrator’s consent to certain family members and trusts. Awards may be exercised, during the lifetime of the holder, only by the holder or a permitted transferee.

Equity Award Grants as of March 20, 2008

The following table sets forth summary information concerning the number of shares of our class A common stock subject to option and restricted stock grants made under the 2007 Plan to our Named Executive Officers and directors as of March 20, 2008.

Equity Award Transactions

			Number of Shares
	Number of Shares		Underlying
	Underlying	Weighted Average	Restricted Stock
Name	Option Grants (#)	Exercise Price ($)	Grants (#)

Named Executive Officers
Boyd W. Hendrickson, Chairman of the Board, Chief Executive Officer and Director	—	—	—
John E. King, Executive Vice President, Treasurer and Chief Financial Officer(1)	—	—	—
Jose C. Lynch, Chief Operating Officer and Director	—	—	—
Roland G. Rapp, Executive Vice President, General Counsel and Secretary	—	—	—
Mark D. Wortley, Executive Vice President and President of Ancillary Subsidiaries	—	—	—
Other directors
Michael E. Boxer, Director	—	—	5,621
Robert M. Le Blanc, Lead Director	—	—	—
John M. Miller, Director	—	—	5,621
M. Bernard Puckett, Director	—	—	2,342
Glenn S. Schafer, Director	—	—	5,621
William C. Scott, Director	—	—	5,621
Michael D. Stephens, Director	—	—	5,621
All current executive officers as a group (12 persons)	151,000	$13.22	102,136
All current directors who are not executive officers as a group (7 persons)	—	—	30,447
All employees, including current officers who are not executive officers, as a group	143,000	$15.40	96,554

(1)	John E. King’s employment as Executive Vice President, Treasurer and Chief Financial Officer terminated as of March 3, 2008. As of this date, Devasis Ghose assumed those positions.

Adjustments for Stock Splits, Recapitalizations, and Mergers.

In the event of any dividend or other distribution, recapitalization, reclassification, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, liquidation, dissolution, or sale, transfer, exchange or other disposition of all or substantially all of our assets, or exchange of our class A common stock or other securities, issuance of warrants or other rights to purchase our class A common stock or other securities, or other similar corporate transaction or event, then the administrator will make proportionate adjustments to any or all of:

•	the number and kind of shares of our class A common stock (or other securities or property) with respect to which awards may be granted or awarded under the 2007 Plan;

•	the maximum number of shares of our class A common stock (or other securities or property) that may be granted subject to stock-based awards under the 2007 Plan to any individual during any calendar year;

•	the number and kind of shares of our class A common stock (or other securities or property) subject to outstanding awards under the 2007 Plan; and

•	the grant or exercise price with respect to any outstanding award.

In addition, in the event of any transaction or event described in the immediately preceding paragraph or in the event of certain other unusual or nonrecurring transactions or events affecting us or any of our affiliates, or our financial statements or the financial statements of any of our affiliates, or of changes in applicable laws, regulations or accounting principles, the administrator may, in its discretion and on such terms and conditions as it deems appropriate, take one or more of the following actions:

•	provide for the purchase of an award for an amount of cash equal to the amount that could have been attained upon the exercise of such award or realization of the participant’s rights had such award been currently exercisable or payable or fully vested;

•	provide for the replacement of one or more awards with other rights or property selected by the administrator in its sole discretion,

•	provide that the award cannot vest, be exercised or become payable after such event;

•	provide that the award will be exercisable as to all shares covered thereby, notwithstanding anything to the contrary in the award agreement or the 2007 Plan;

•	provide that one or more awards will be assumed by the successor or survivor corporation, or a parent or subsidiary thereof, or will be substituted for by similar options, rights or awards covering the stock of the successor or survivor corporation, or a parent or subsidiary thereof, with appropriate adjustments as to the number and kind of shares and prices;

•	adjust the number and type of shares of our class A common stock (or other securities or property) subject to outstanding awards, and/or in the terms and conditions of (including the grant, exercise or purchase price), and the criteria included in, outstanding options, rights and awards and options, rights and awards that may be granted in the future; and

•	provide that, for a specified period of time prior to such event, the restrictions imposed under an award agreement upon some or all shares of restricted stock, restricted stock units or deferred stock may be terminated, and, in the case of restricted stock, some or all shares of such restricted stock may cease to be subject to repurchase or forfeiture after such event.

No adjustment or action permitted under the 2007 Plan, however, will be authorized to the extent that such adjustment or action would:

•	cause an award to fail to qualify as “performance-based compensation” under Section 162(m) of the Code if such award is intended to so qualify;

•	cause the 2007 Plan to violate Section 422(b)(1) of the Code;

•	result in short-swing profits liability under Section 16 of the Securities and Exchange Act of 1934, as amended, or violate the exemptive conditions of Rule 16b-3 promulgated thereunder, unless the administrator determines that the award is not intended to comply with such exemptive conditions;

•	cause an award to fail to comply with Section 409A of the Code or the Treasury Regulations thereunder, to the extent applicable to such award; or

•	affect or restrict our right or power or the right or power of our stockholders to make or authorize any adjustment to our capital structure or business or any corporate act or proceeding.

Change in Control

In the event of a “Change in Control” (as defined in the 2007 Plan), each outstanding award will be assumed, or substituted for an equivalent award, by the successor corporation. If the successor corporation does not provide for the assumption or substitution of the awards, the administrator may cause all awards to become fully exercisable prior to the consummation of the transaction constituting a Change in Control. If an award becomes exercisable in lieu of assumption or substitution in connection with a Change in Control, the award will be exercisable for 15 days and will terminate at the end of such period.

Amendment and Termination of the 2007 Plan

The administrator may amend the 2007 Plan at any time, subject to stockholder approval to the extent required by applicable law or regulation or the listing standards of the New York Stock Exchange (or any other market or stock exchange on which our class A common stock is at the time primarily traded).

Stockholder approval will be specifically required to increase the number of shares available for issuance under the 2007 Plan or decrease the exercise price of any outstanding stock option or stock appreciation right granted under the 2007 Plan. In addition, except as described under “Adjustments for Stock Splits, Recapitalizations, and Mergers,” the administrator may not, without the approval of our stockholders: (i) authorize the amendment of any outstanding award to reduce its price per share, (ii) authorize the cancellation of any outstanding award in exchange for the grant of an award having a lesser price per share, or (iii) authorize the cancellation of any outstanding stock option or stock appreciation right in exchange for restricted stock or any other award. The administrator will have the authority, without the approval of our stockholders, to amend any outstanding stock option or stock appreciation right to increase its price per share or to cancel and replace a stock option or stock appreciation right with the grant of another stock option or stock appreciation right having a price per share that is greater than or equal to the price per share of the original stock option or stock appreciation right.

The administrator may terminate the 2007 Plan at any time. However, in no event may an award be granted pursuant to the 2007 Plan on or after April 25, 2017.

Federal Income Tax Consequences Associated with the 2007 Plan

The following is a general summary under current law of the material federal income tax consequences to participants in the 2007 Plan. This summary deals with the general federal income tax principles that apply and is provided only for general information. Some kinds of taxes, such as state, local and foreign income taxes and employment taxes, are not discussed. Tax laws are complex and subject to change and may vary depending on individual circumstances and from locality to locality. The summary does not discuss all aspects of federal income taxation that may be relevant in light of a holder’s personal circumstances. This summarized tax information is not tax advice and a holder of an award should rely on the advice of his or her legal and tax advisors.

Non-Qualified Stock Options.  If an optionee is granted a non-qualified stock option under the 2007 Plan, the optionee should not have taxable income on the grant of the option. Generally, the optionee will recognize ordinary income at the time of exercise in an amount equal to the difference between the option exercise price and the fair market value of a share of our class A common stock at such time, multiplied by the number of shares for which the non-qualified stock option is exercised. The optionee’s basis in the stock for purposes of determining gain or loss on subsequent disposition of such shares will be equal to the fair market value of the class A common stock on the date the optionee exercises such option. Any subsequent gain or loss should be taxable as long-term or short-term capital gain or loss, depending on how long the optionee has held the shares at the time of disposition.

Incentive Stock Options.  No taxable income should be recognized by the optionee at the time of the grant of an incentive stock option, and no taxable income should be recognized for regular tax purposes at the time the option is exercised; however, the excess of the fair market value of the shares of class A common stock received over the option exercise price paid will be an “item of adjustment” for alternative minimum tax purposes. The optionee should recognize taxable income in the year in which the purchased shares are sold or otherwise made the subject of a taxable disposition. For federal income tax purposes, dispositions are divided into two categories: qualifying and disqualifying. A qualifying disposition generally occurs if the sale or other disposition is made more than two years after the date the option for the shares involved in such sale or disposition is granted and more than one year after the date the shares are transferred upon exercise. If the sale or disposition occurs before these two periods are satisfied, then a disqualifying disposition generally will result.

Upon a qualifying disposition, the optionee should recognize long-term capital gain in an amount equal to the excess of the amount realized upon the sale or other disposition of the purchased shares over the exercise price paid for the shares. If there is a disqualifying disposition of the shares, then the excess of the fair market value of those shares on the exercise date (or, if less, the price at which the shares are sold) over the exercise price paid for the shares should be taxable to the optionee as ordinary income. Any additional gain or loss recognized upon the disposition should be taxable as long-term or short-term capital gain or loss, depending on how long the optionee has held the shares at the time of disposition.

An option will only qualify as an incentive stock option to the extent that the aggregate fair market value of the shares with respect to which the option first becomes exercisable in any calendar year is equal to or less than $100,000. For purposes of this rule, the fair market value of the shares is determined as of the date the incentive stock option is granted. To the extent a stock option intended to qualify as an incentive stock option under Section 422 of the Code is exercisable for shares in excess of this $100,000 limitation, the excess portion of the stock option will be taxable as a non-qualified stock option. In addition, an incentive stock option exercised more than three months after an optionee terminates employment, other than by reason of death or disability, generally will be taxable as a non-qualified stock option.

We will not be entitled to any federal income tax deduction if the optionee makes a qualifying disposition of the shares. If the optionee makes a disqualifying disposition of the shares, then generally, we will be entitled to a federal income tax deduction for the taxable year in which such disposition occurs, equal to the ordinary income recognized by the optionee.

Restricted Stock.  In general, a participant should not be taxed upon the grant or purchase of restricted stock that is subject to a “substantial risk of forfeiture,” within the meaning of Section 83 of the Code. However, at the time the restricted stock is no longer subject to the substantial risk of forfeiture (e.g., when the restrictions lapse on a vesting date or the vesting conditions are satisfied) or the shares become transferable, the participant should recognize ordinary income on the difference, if any, between the fair market value of the shares of restricted stock (disregarding any restrictions which may lapse, such as vesting restrictions) on the date the restrictions lapsed or the shares become transferable and the amount the participant paid, if any, for such restricted stock. Recipients of restricted stock under the 2007 Plan may, however, make an election under Section 83(b) of the Code to be taxed at the time the restricted stock is transferred to the recipient in an amount equal to the difference, if any, between the fair market value of the restricted stock (disregarding any restrictions which may lapse, such as vesting restrictions) on the date of transfer and the amount the participant paid, if any, for such restricted stock. If a timely Section 83(b) election is made, the participant should not recognize any additional income as and when the restrictions applicable to the restricted stock lapses.

Performance Awards and Dividend Equivalents.  A recipient of a performance award or a dividend equivalent award generally will not recognize taxable income at the time of grant. However, at the time such an award is paid, whether in cash or in shares of class A common stock, the participant will recognize ordinary income equal to value received.

Stock Payments.  A participant who receives a stock payment generally should recognize taxable ordinary income in an amount equal to the fair market value of the shares received.

Deferred Stock Awards.  A recipient of a deferred stock award generally will not recognize taxable income upon the grant of such award. However, when a deferred stock award vests and the shares are issued to the recipient, the recipient generally will recognize ordinary income in an amount equal to the fair market value of the shares on the date of issuance less the purchase price, if any, paid for such shares.

Restricted Stock Units.  A recipient of a restricted stock unit award generally will not recognize taxable income upon the grant of such award. When an award is settled, whether in cash or shares of class A common stock, the recipient generally will recognize ordinary income in an amount equal to the fair market value of the shares received.

Stock Appreciation Rights.  A participant generally will not recognize taxable income upon the receipt of a stock appreciation right. However, upon exercise of a stock appreciation right, the cash or the fair market value of the shares received will be taxable to the recipient as ordinary income in the year of such exercise.

Tax Deductions and Section 162(m) of the Code.  Except as otherwise described above with respect to incentive stock options, we generally should be entitled to a federal income tax deduction at the same time and for the same amount as the recipient recognizes ordinary income, subject to the limitations of Section 162(m) of the Code with respect to compensation paid to certain “covered employees.” Under Section 162(m), income tax deductions of publicly-held corporations may be limited to the extent total compensation (including base salary, annual bonus, stock option exercises and non-qualified benefits paid) for certain executive officers exceeds $1 million in any one year. The Section 162(m) deduction limit, however, does not apply to certain “performance-based compensation” as provided for by the Code and established by an independent compensation committee. In particular, stock options and stock appreciation rights will satisfy the “performance-based compensation” exception if the awards are made by a qualifying compensation committee, the underlying plan sets the maximum number of shares that can be granted to any person within a specified period and the compensation is based solely on an increase in the stock price after the grant date (i.e., the exercise price or base price is greater than or equal to the fair market value of the stock subject to the award on the grant date). Other awards granted under the 2007 Plan may qualify as “performance-based compensation” for purposes of Section 162(m), if such awards are granted or vest based upon the achievement of one or more pre-established objective performance goals using one of the performance criteria described above.

The 2007 Plan is structured in a manner that is intended to provide the compensation committee with the ability to provide awards that satisfy the requirements for qualified “performance-based compensation” under Section 162(m) of the Code. In the event the compensation committee determines that it is in our best interests to make use of such awards, the remuneration attributable to those awards should not be subject to the $1 million limitation. We have not, however, requested a ruling from the Internal Revenue Service or an opinion of counsel regarding this issue. This discussion will neither bind the Internal Revenue Service nor preclude the Internal Revenue Service from adopting a contrary position.

Section 409A of the Code.  Certain awards under the 2007 Plan may be considered “non-qualified deferred compensation” for purposes of Section 409A of the Code, which imposes additional requirements on the payment of deferred compensation. Generally, if at any time during a taxable year a non-qualified deferred compensation plan fails to meet the requirements of Section 409A, or is not operated in accordance with those requirements, all amounts deferred under the non-qualified deferred compensation plan for the current taxable year and all preceding taxable years, by or for any participant with respect to whom the failure relates, are includible in the gross income of the participant for the taxable year to the extent not subject to a substantial risk of forfeiture and not previously included in gross income. If a deferred amount is required to be included in income under Section 409A, the amount also is subject to interest and an additional income tax. The interest imposed is equal to the interest at the underpayment rate plus one percentage point, imposed on the underpayments that would have occurred had the compensation been includible in income for the taxable year when first deferred, or if later, when not subject to a substantial risk of forfeiture. The additional income tax is equal to 20% of the compensation required to be included in gross income.

New Plan Benefits under the Amendment and Restatement

As of March 27, 2008, no equity awards had been granted under the 2007 Plan on the basis of the increase to the number of shares of our class A common stock that may be issued under the 2007 Plan pursuant to this Proposal.

Required Vote

For a description of the votes required for approval of the amendment and restatement of the Skilled Healthcare Group, Inc. 2007 Incentive Award Plan, please see “— Quorum and Votes Required”. Should such stockholder approval not be obtained, the proposed increase to the number of shares of our class A common stock that may be issued under the 2007 Plan will not be implemented. The 2007 Plan will, however, continue in effect, and equity awards may continue to be made under the 2007 Plan until all the shares available for issuance under the 2007 Plan have been issued or until the plan terminates on its currently scheduled April 25, 2017 expiration date.

Board Recommendation

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE APPROVAL OF THE AMENDMENT AND RESTATEMENT OF THE 2007 PLAN.

ITEM 3:	RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

The Audit Committee of our board of directors has selected Ernst & Young LLP as our independent registered public accountants for the year ending December 31, 2008, and has further directed that management submit the selection of independent registered public accountants for ratification by the stockholders at the annual meeting. A representative of Ernst & Young LLP is expected to be present at the annual meeting and will have an opportunity to make a statement if he or she so desires and will be available to respond to appropriate questions.

Although ratification by our stockholders is not a prerequisite to the ability of the Audit Committee to select Ernst & Young LLP as our independent registered public accounting firm, we believe such ratification to be desirable and in the best interests of our stockholders. Accordingly, stockholders are being requested to ratify, confirm and approve the selection of Ernst & Young LLP as our independent registered public accounting firm to conduct the annual audit of our consolidated financial statements for fiscal year 2007. If the stockholders do not ratify the selection of Ernst & Young LLP, the selection of an independent registered public accounting firm will be reconsidered by the Audit Committee; provided, however, the Audit Committee may select Ernst & Young LLP notwithstanding the failure of the stockholders to ratify its selection. If the appointment of Ernst & Young LLP is ratified, the Audit Committee will continue to conduct an ongoing review of Ernst & Young LLP’s scope of engagement, pricing and work quality, among other factors, and will retain the right to replace Ernst & Young LLP at any time.

Board Recommendation

OUR BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE RATIFICATION OF ERNST & YOUNG LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS FOR FISCAL 2008.

SECURITY OWNERSHIP OF DIRECTORS AND EXECUTIVE OFFICERS
AND CERTAIN BENEFICIAL OWNERS

The following table shows ownership of our common stock on March 20, 2008, based on 19,432,399 shares of class A common stock and 17,632,539 shares of class B common stock outstanding on that date, by (i) each person known to us to own beneficially more than five percent (5%) of any class of our capital stock; (ii) each director; (iii) our Chief Executive Officer and Chief Financial Officer, and each of our other three most highly compensated executive officers for the year ended December 31, 2007 (collectively the “Named Executive Officers”); and (iv) all of our current directors, Named Executive Officers and executive officers as a group. Except to the extent indicated in the footnotes to the following table, the person or entity listed has sole voting and dispositive power with respect to the shares that are deemed beneficially owned by such person or entity, subject to community property laws, where applicable:

	Shares Beneficially Owned
		Rights to
	Shares of	Acquire		Shares of
	Class A	Class A		Class B		Percentage of
	Common	Common	Class A	Common	Class B	Outstanding
Name	Stock(1)	Stock(2)	Percentage(3)	Stock(1)	Percentage	Vote

Stockholders Holding 5% or more:
Onex Corporation(4)	0	0	*	14,750,623	83.7%	75.3%
AXA Group(5)	1,093,251	0	5.6%	0	*	*
Baron Capital Group, Inc.(6)	2,209,559	0	11.4%	0	*	1.1%
Schroder Investment Management North America Inc.(7)	980,100	0	5.0%	0	*	*
OppenheimerFunds, Inc.(8)	1,078,898	0	5.6%	0	*	*
Directors:
Michael E. Boxer	5,621	0	*	16,854	*	*
Boyd W. Hendrickson	0	0	*	815,736	4.6%	4.2%
Robert M. Le Blanc(9)	0	0	*	14,750,623	83.7%	75.3%
Jose C. Lynch	0	0	*	416,700	2.4%	2.1%
John M. Miller, V	5,621	0	*	5,917	*	*
M. Bernard Puckett	2,342	0	*	0	*	*
Glenn S. Schafer	5,621	0	*	5,917	*	*
William C. Scott	5,621	0	*	61,046	*	*
Michael D. Stephens	5,621	0	*	0	*	*
Other Named Executive Officers:
John E. King	10,000	0	*	287,751	1.4%	1.3%
Roland G. Rapp	0	0	*	238,914	1.4%	1.2%
Mark D. Wortley	0	0	*	177,867	1.0%	*
All current executive officers and directors (including nominees) as a group (15 persons)	142,583	13,000	*	2,062,012	11.7%	10.6%

*	Less than 1%.

(1)	Includes unvested restricted class A common stock as follows: Michael E. Boxer — 5,621; John M. Miller, V — 5,621; M. Bernard Puckett — 2,342; Glenn S. Schafer — 5,621; William C. Scott — 5,621; Michael D. Stephens — 5,621; all current executive officers and directors as a group — 30,447. Includes unvested restricted class B common stock as follows: Boyd W. Hendrickson — 97,103; Jose C. Lynch — 79,448; Roland G. Rapp — 35,310; Mark D. Wortley — 35,310, all current executive officers and directors as a group — 255,999.

(2)	Represents shares which the person or group has a right to acquire within sixty (60) days of March 20, 2008, upon the exercise of options.

(3)	Shares of class A common stock subject to options which are currently exercisable or which become exercisable within sixty (60) days of March 20, 2008 are deemed to be beneficially owned by the person holding such options for the purposes of computing the percentage of ownership of such person but are not treated as outstanding for the purposes of computing the percentage of any other person.

(4)	The information provided with respect to the holdings of Onex Corporation is based on its SEC filing on Schedule 13G.

The Schedule 13G was filed with the SEC on February 14, 2008 by (i) Onex Corporation, an Ontario, Canada corporation (ii) Onex Partners LP, a Delaware limited partnership, (iii) Onex US Principals LP, a Delaware limited partnership (iv) Skilled Executive Investco LLC, a Delaware limited liability company (v) Onex Skilled Holdings Limited, a Gibralter limited liability company and (vi) Gerald W. Schwartz. Onex Corporation is the direct parent company of Onex Partners GP, Inc. the general partner of Onex Partners GP LP, the general partner of Onex Partners LP. Onex Corporation owns all of the equity of Onex American Holdings GP LLC, the general partner of Onex US Principals LP. Mr. Schwartz is the Chairman, President and Chief Executive Officer of Onex Corporation and owns shares representing a majority of the voting rights of the shares of Onex Corporation and, as such, has voting and investment power with respect to, and accordingly may be deemed to own beneficially, all of the shares of our class B common stock beneficially owned by Onex Corporation. Mr. Schwartz disclaims beneficial ownership of all of the shares except to the extent of his pecuniary interest therein. Onex Corporation is deemed to beneficially own and has shared voting and dispositive power over all of such shares. Includes: 11,293,552 shares beneficially owned by Onex Partners LP as to which it is deemed to have shared power to vote and direct the disposition, 68,820 shares beneficially owned by Onex US Principals LP as to which it is deemed to have shared power to vote and direct the disposition, 196,715 shares beneficially owned by Skilled Executive Investco LLC as to which it is deemed to have shared power to vote and direct the disposition and 3,191,536 shares beneficially owned by Onex Skilled Holdings Limited as to which it is deemed to have shared power to vote and direct the disposition. The addresses are: Onex Corporation and Gerald Schwartz — 161 Bay Street P.O. Box 700, Toronto, Ontario, M5J 2S1, Canada; Onex Partners LP and Skilled Executive Investco LLC — c/o Onex Corporation
112 Fifth Avenue, New York, New York 10019; Onex US Principals LP and Onex Skilled Holdings Limited — 421 Leader Street, Marion, Ohio 43302.

The Schedule 13G filed by Onex Corporation contained information as of December 31, 2007 and may not reflect current holdings of our class A common stock.

(5)	The information provided with respect to the holdings of AXA Group is based on its SEC filing on Schedule 13G.

The Schedule 13G was filed with the SEC on February 14, 2008 by (i) AXA Assurances I.A.R.D. Mutuelle, AXA Assurances Vie Mutuelle, and AXA Courtage Assurance Mutuelle (collectively, the “Mutuelles AXA”), (ii) AXA, and (iii) AXA Financial, Inc. (“AXA Financial”) pursuant to a Joint Filing Agreement. Mutuelles AXA controls AXA, which is the parent holding company with respect to the holdings of AXA Rosenberg Investment Management LLC (“AXA RIM”). AXA is also the parent holding company of AXA Financial, which is the parent holding company of AllianceBernstein L.P. (“Alliance”), an investment adviser, and AXA Equitable Life Insurance Company (“Equitable”), an insurance company and an investment adviser. Each of the subsidiaries of AXA Financial operates under independent management and makes independent voting and investment decisions. Includes: 506,065 shares as to which the Mutuelles AXA and AXA are deemed to have the sole power to vote and 1,093,251 shares as to which they are deemed to have the sole power to dispose. Also includes: 22,100 shares as to which AXA Financial is deemed to have the sole power to vote and 24,930 shares as to which it is deemed to have sole power to dispose, 483,965 shares as to which AXA RIM is deemed to have the sole power to vote and 1,068,321 shares as to which it is deemed to have the sole power to dispose and 22,100 as to which Alliance is deemed to have the sole power to vote and 24,930 shares as to which it is deemed to have the sole power to dispose. The addresses are: Mutuelles AXA — 26, rue Drouot, 75009 Paris, France; AXA — 25, avenue Matignon, 75008 Paris, France; and AXA Financial — 1290 Avenue of the Americas, New York, New York 10104.

The Schedule 13G filed by AXA Group contained information as of December 31, 2007 and may not reflect current holdings of our class A common stock.

(6)	The information provided with respect to the holdings of Baron Capital Group, Inc. is based on its SEC filing on Schedule 13G.

According to a Schedule 13G filed with the SEC on February 14, 2008 by (i) Baron Capital Group, Inc., a New York corporation and holding company in accordance with Section 240.13d-1(b)(ii) (G) (“BCG”), (ii) BAMCO, Inc., a New York corporation, and Investment Advisor registered under Section 203 of the Investor Advisors Act of 1940 (“BAMCO”) (iii) Baron Small Cap Fund, a series of a Massachusetts Business Trust and an Investment Company registered under Section 8 of the Investment Company Act (“BSC”) and (iv) Ronald Baron. BAMCO is a subsidiary of BCG. Mr. Baron owns a controlling interest in BCG. BSC is an investment advisory client of BAMCO. Advisory clients of BAMCO have the right to receive or the power to direct the receipt of dividends from or proceeds from the sale of the shares in their accounts. By virtue of investment advisory agreements with its clients BAMCO has been given the discretion to dispose or the disposition of the securities in the advisory accounts. All such discretionary agreements are revocable. Includes: 2,050,519 shares as to which BCG, BAMCO and Mr. Baron have shared power to vote and 2,209,559 shares as to which BCG, BAMCO and Mr. Baron are deemed to beneficially own and have shared power to dispose of such shares and 1,500,000 shares as to which BSC is deemed to beneficially own and has shared power to vote and shared power to dispose of such shares. BCG and Mr. Baron disclaim beneficial ownership of the shares held by their controlled entities (or the investment advisory clients thereof) to the extent such shares are held by persons other than BCG and Ronald Baron. BAMCO disclaims beneficial ownership of shares held by its investment advisory clients to the extent such shares are held by persons other than BAMCO and its affiliate. The address for BCG, BAMCO, BSC and Mr. Baron is 767 Fifth Avenue, New York, New York 10153.

The Schedule 13G filed by BCG contained information as of December 31, 2007 and may not reflect current holdings of our class A common stock.

(7)	The information provided with respect to the holdings of Schroder Investment Management North America Inc. is based on its SEC filing on Schedule 13G.

The Schedule 13G was filed with the SEC on February 12, 2008 by Schroder Investment Management North America Inc., a Delaware corporation and an investment adviser (“Schroder”). Includes 973,200 shares as to which Schroder has sole power to vote or direct the vote, 6,900 shares of which it has shared power to vote or direct the vote and 980,100 shares of which it has the sole power to dispose or direct the disposition of. Schroder manages 6,900 shares by delegation from Schroder Investment Management Ltd, an FSA-registered investment adviser under common control with the adviser, which could be deemed to be shared voting power with respect to delegated portfolios. The address for Schroder is 875 Third Avenue, 21st Floor, New York, NY 10022.

The Schedule 13G filed by Schroder contained information as of December 31, 2007 and may not reflect current holdings of our class A common stock.

(8)	The information provided with respect to the holdings of OppenheimerFunds, Inc. is based on its SEC filing on Schedule 13G.

According to a Schedule 13G filed with the SEC on February 6, 2008 by Oppenheimer Funds, Inc., (“Oppenheimer”), a Colorado corporation, Oppenheimer is an investment adviser and is deemed to have shared power to vote and dispose of its shares. The address of Oppenheimer is 225 Liberty Street, New York, NY 10281.

The Schedule 13G filed by Oppenheimer contained information as of December 31, 2007 and may not reflect current holdings of our class A common stock.

(9)	Mr. Le Blanc has served as Managing Director of Onex Investment Corp., an affiliate of Onex Corporation, since 1999. As a result, Mr. Le Blanc may be deemed to beneficially own the shares of class B common stock directly held by Onex.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Role of the Compensation Committee

The Compensation Committee (the “Committee”) of our board of directors develops our executive compensation policies and determines the amounts and elements of compensation for our Named Executive Officers. The Named Executive Officers consist of Messrs. Boyd W. Hendrickson, our Chairman of the Board and Chief Executive Officer, John E. King, our former Executive Vice President, Treasurer and Chief Financial Officer, Jose C. Lynch, our President and Chief Operating Officer, Roland G. Rapp, our Executive Vice President, General Counsel and Secretary and Mark D. Wortley, our Executive Vice President and President of Ancillary Services. In March 2008, John E. King resigned as our Treasurer and Chief Financial Officer and Devasis Ghose, an Executive Vice President, assumed the position of Treasurer and Chief Financial Officer.

The Committee consists of two independent directors and two non-independent directors as defined under NYSE rules. The Committee’s duties and responsibilities include evaluating executive, non-employee director and non-executive compensation plans, policies and programs for us and our subsidiaries. The Committee’s function is described in detail in its charter which has been approved by our board of directors.

Compensation Philosophy & Objectives

We believe that compensation should reinforce business performance and attract, retain and reward the performance of executives and employees critical to our success. Prior to our initial public offering in May 2007, our executives’ compensation was determined based on negotiations with representatives of Onex Partners LP, or Onex, as the primary holder of our outstanding capital stock. As a public company, we have adopted a new philosophy and approach to compensation, which seeks to:

•	Provide competitive total compensation opportunities that allow us to attract, retain and motivate critical executive talent;

•	Tie a significant portion of executive compensation to company and individual performance via short- and long-term incentive/equity plans; and

•	Provide incentives, particularly equity incentives, that align our executives’ and employees’ interests with those of our stockholders, creating an ownership culture focused on building our long-term value.

We will monitor achievement of these strategies and our competitive posture relative to the market through the compensation benchmarking process described below under “— Determination of Forms and Amounts of Compensation — Compensation Levels and Benchmarking.”

Compensation Structure

Although the structure may vary over time, our executive compensation program has four main components:

•	Base salary — fixed pay that takes into account an individual’s duties and responsibilities, experience, expertise and individual performance;

•	Annual cash bonus — variable cash incentive compensation designed to reward attainment of company and individual performance objectives, with target award opportunities expressed as a percentage of base salary;

•	Long-term equity incentives — stock-based awards including restricted stock and, on a going forward basis, stock options, that reflect the performance of our common stock, align executive officer and stockholder interests and encourage executive retention during the vesting period; and

•	Benefits and perquisites — including severance benefits, insurance benefits and certain other perquisites.

We believe that the elements of compensation identified above produce a well-balanced mix of security-oriented, retentive and at-risk compensation through base salary, benefits and perquisites and both short- and long-term performance incentives. Base salary, benefits and perquisites provide our executives with a measure of security as to the minimum level of remuneration they will receive. The annual cash incentive and long-term equity incentive components are intended to motivate the executive to focus on the business metrics that will produce a high level of value creation over the long-term. We believe that this approach not only leads to increases in stockholder value and long-term wealth creation for our executives, but also reduces the risk of losing critical executives to our competitors.

For 2008, and on a going forward basis, we consider the following factors when determining the allocation among current and long-term (equity) and cash and non-cash compensation each year: our short and long-term business objectives, our compensation philosophy, competitive trends within our industry and the importance of creating a performance-based environment that ties a significant portion of each executive’s compensation to the achievement of performance targets and increasing stockholder value. When considering a proposed compensation package for an executive or key employee, we consider the compensation package as a whole, as well as each element of total compensation individually.

Determination of the Forms and Amounts of Compensation

Prior to our initial public offering, early 2007 compensation decisions for our executives were determined primarily based on our negotiations with representatives of Onex, which took into account a number of factors, including the individual’s duties and responsibilities, experience and expertise, the levels of compensation necessary to retain current executives and compensation levels for peers internally. For 2008, and on a going forward basis, the level and mix of compensation will also be determined based on the Committee’s understanding of compensation levels for similar positions in the industry and the marketplace at large.

Compensation Consultants

The Committee has the authority to engage the services of an independent compensation consulting firm to provide advice in connection with making executive compensation determinations. In April 2007, the Committee retained Pearl Meyer & Partners, LLC (“Pearl Meyer”) to conduct a compensation review of our Named Executive Officers and non-employee directors.

While conducting assignments, Pearl Meyer interacts with our management when appropriate. Specifically, our General Counsel, Chief Administrative Officer and Secretary and our Vice President of Human Resources interact with the consultant to provide relevant company and executive compensation data. In addition, Pearl Meyer may seek feedback from the Committee Chair, other members of our board of directors or the Chief Executive Officer regarding its work prior to presenting study results or recommendations to the Committee.

Since April 2007, Pearl Meyer has provided only services directed by the Committee related to executive compensation and services directed by the Corporate Governance Committee related to director compensation. Pearl Meyer has not provided any other services to us.

Compensation Levels and Benchmarking.

In order to assess competitive compensation levels and practices, in July 2007, Pearl Meyer, at the direction of the Committee, conducted a comprehensive review of our Named Executive Officers’ compensation forms and amounts. Competitive compensation levels were developed utilizing a combination of data reported for a peer group of industry competitors and compensation survey data. The survey data augmented the peer group data in order to develop “market consensus” compensation levels for each executive. Market consensus levels generally represented an equal (50%/50%) blend of peer group and survey data, except in the case of the Mr. Wortley whose market data was weighted 33% peer company data and 67% survey data.

Peer group data was analyzed from public filings for specific companies that the Committee considers appropriate comparisons for the purposes of developing executive compensation benchmarks. Our management and the Committee worked with Pearl Meyer to develop a list of peer companies that the Committee determined to be appropriate to include in our peer group because they are similar to us in terms of industry and size. The peer group included companies with retirement/aged care, medical nursing homes, medical outpatient/home medicine, and/or physical therapy/rehabilitation center operations, with comparable market capitalization and revenues. The following fifteen companies, along with survey data, were used for benchmarking purposes in July 2007:

Peer Group Companies	Revenue(1)	Market Cap(2)

Allied Healthcare International, Inc.	$295	$135
Amedisys, Inc.	$541	$968
Brookdale Senior Living, Inc.	$1,310	$4,792
Emeritus Corp.	$422	$678
Genesis Healthcare Corp.	$1,770	$1,356
Gentiva Health Services, Inc.	$1,107	$565
LHC Group, Inc.	$215	$528
Lincare Holdings, Inc.	$1,410	$3,361
National Healthcare Corp.	$563	$740
Odyssey Healthcare, Inc.	$410	$438
Psychiatrics Solutions, Inc.	$1,026	$2,118
RehabCare Group, Inc.	$615	$276
Sun Healthcare Group, Inc.	$1,046	$614
Sunrise Senior Living, Inc.	N/A	$1,971
VistaCare, Inc.	$236	$159
25th Percentile	$413	$483
Median	$589	$678
Average	$783	$1,247
75th Percentile	$1,091	$1,663
Skilled Healthcare Group, Inc.	$532	$593

(1)	Most recent fiscal year end revenue available as of 5/31/2007 (generally fiscal 2006.)

(2)	Market capitalization as of 5/31/2007.

Compensation survey data was derived from the following survey sources:

•	Mercer — 2006 Executive Compensation Survey (all industries);

•	Mercer — 2006 Integrated Health Network Compensation Survey (hospital/facility system); and

•	Watson Wyatt — 2006/2007 Top Management Compensation Survey (healthcare and/or all industries).

In addition, a private survey source of executive compensation among companies across all industries with annual revenues below $1 billion was utilized.

The results of the 2007 competitive review indicated that total direct compensation — base salaries, annual performance-based bonuses and the annual value of long-term incentive/equity awards — for our Named Executive Officers as a group (all five positions combined) was between the 50th and 75th percentile market levels. For 2008, and on a going forward basis, we plan to target providing total direct compensation between the 50th and 75th percentile market levels for our executives as a group, assuming company, business unit and individual performance objectives are met at target levels. We have similar competitive objectives for each component of compensation:

•	Base salaries for our executives as a group will generally be targeted to be between the 50th and 75th percentile;

•	Annual target bonus opportunities for our executives as a group will be structured to be competitive with the 50th percentile market levels; and

•	Long-term incentive/equity awards for our executives as a group will be structured to provide annualized values between the 50th and 75th percentile competitive levels.

Management Involvement

The Committee occasionally requests our senior executives, including the Chief Executive Officer, to be present at Committee meetings where executive compensation and company, business unit and individual performance are discussed and evaluated. Executives are free to provide insight, suggestions or recommendations regarding executive compensation if present during these meetings or at other times. However, only Committee members are allowed to vote on decisions made regarding executive compensation. Compensation decisions for all the Named Executive Officers, other than the Chief Executive Officer, are made by the Committee after considering recommendations from the Chief Executive Officer based on his evaluations of the other Named Executive Officers’ performance relative to the same management objectives established under our Management Bonus Plan and in consideration other past achievements and other subjective factors.

2007 Named Executive Officer Compensation

Total executive compensation is composed of the following components:

Base Salary

Base salary levels and any adjustments to those levels for each individual executive are reviewed each year by the Committee, and may be based on factors such as our overall performance, new roles and/or responsibilities assumed by the executive, the performance of the executive’s area of responsibility, the executive’s impact on strategic goals, the length of service with us, or revisions to our compensation philosophy. However, no specific weighting is applied to any one factor and the process ultimately relies on the subjective judgment of the Committee. For 2008, and on a going forward basis, our policy is to generally target base salaries for the executives as a group between the 50th and 75th percentiles based on our peer group and relevant compensation survey data.

In December 2005, members of our senior management team, including our Named Executive Officers, negotiated employment agreements, which included their respective 2006 base salaries, with representatives of Onex. See “— Employment Agreements with the Named Executive Officers.” In February 2007, the Committee approved base salary adjustments for 2007 for the Named Executive Officers. Mr. Hendrickson met with the Committee to present recommendations for each of the other executive officers. After reviewing and discussing with the Chief Executive Officer his recommendations and evaluations of the other Named Executive Officers’ past performance, the Committee approved base salary increases of approximately 5% for each of these Named Executive Officers, other than Mr. Lynch. Mr. Lynch received a base salary increase of 8.7%. The Committee similarly reviewed the Chief Executive Officer’s performance during the past year and approved a base salary increase of approximately 5.4% for Mr. Hendrickson. The Committee determined these increases in base salary based on its subjective judgment.

A summary of base salaries for 2007 relative to 2006 are outlined below for each of the Named Executive Officers.

	Base Salary
Named Executive Officer	2007	2006

Boyd W. Hendrickson	$590,000	$560,000
John E. King	$351,750	$335,000
Jose C. Lynch	$500,000	$460,000
Roland G. Rapp	$351,750	$335,000
Mark D. Wortley	$351,750	$335,000

Annual Management Bonus Plan

We believe that annual performance-based cash bonuses play an important role in providing incentives to our executives to achieve near-term performance goals. Our Named Executive Officers are eligible to receive cash bonuses based upon the achievement of certain company and individual objectives under our Management Bonus Plan. The Committee determines a target bonus as a percent of base salary for the Named Executive Officers. For 2008, and on a going forward basis, the target percentages will be set at levels that, upon achievement of 100% of consolidated/division and individual performance goals, we believe are likely to result in bonus payments that are, as a group, competitive with the market 50th percentile.

At the beginning of each year, the Committee establishes a detailed set of overall consolidated, division and individual performance objectives applicable to each executive. Performance objectives are based on company and individual objectives established as part of the annual operating plan process. The Committee works with the Chief Executive Officer to develop final performance goals that are set at levels the Committee believes are challenging, but reasonable, for management to achieve. At the end of each year, the Committee determines the level of achievement for each consolidated, division and individual performance goal and determines the resulting bonus levels. Actual bonuses are approved by the Committee and paid to the executives in the first quarter of the subsequent fiscal year. For 2007, we established target bonus awards (as a percentage of base salary) of 80% for Mr. Hendrickson, 75% for Mr. Lynch and 60% for Messrs. King, Rapp and Wortley. These target bonus awards were the same as in 2006 and had been established in 2006 based on negotiations with representatives of Onex.

In 2007, the performance objectives under our 2007 Management Bonus Plan were established for three major areas:

•	Adjusted same-store EBITDA growth of 10% (consolidated);

•	Adjusted working capital as a percentage of net revenue equal to or less than 7.6%; and

•	Management objectives that were individually tailored to each executive’s role.

In addition, a portion of Mr. Wortley’s bonus was tied to achievement of EBITDA growth of 15% with respect to our ancillary services segment.

We define adjusted EBITDA as net income (determined in accordance with generally accepted accounting principles) before depreciation, amortization, interest expense (net of interest income) and provisions for income taxes (EBITDA), adjusted for discontinued operations, gains/losses on asset sales, changes in accounting principle and other items we believe are not indicative of our core results. We make further adjustments to eliminate the effects of acquired operations to arrive at adjusted same-store EBITDA. We utilize adjusted same-store EBITDA growth as the key metric in our bonus plan as we believe it provides an important indicator of our operational performance and prospects for the future of our core business activities.

We define adjusted working capital as working capital in accordance with generally accepted accounting principles, adjusted for certain cash and accounting items and financing activities we believe are not indicative of our core operations. Adjusted working capital is divided by pro-forma net revenues (adjusted to reflect acquisitions on a full-year basis) to determine the working capital percentage.

The Committee established the EBITDA growth and working capital targets and individual management objectives as objectives for 2007 because we believe these measures provide a balance between meeting our growth and profitability goals while conserving working capital, thereby creating additional stockholder value. The relative weightings between these measures varied by executive. The following is a summary of 2007 target bonus opportunities and potential payouts for each measure for each of the Named Executive Officers:

			Bonus Amount for Achieving
					Working
		Target Bonus	EBITDA		Capital as		Target
	2007 Base	(As a % of	Growth		a % of Net	Management	Bonus
Named Executive Officer	Salary	Base Salary)	Target(s)(1)		Revenue(2)	Objectives(3)	Potential

Boyd W. Hendrickson	$590,000	80%	$354,000		$29,500	$88,500	$472,000
John E. King	$351,750	60%	$144,218		$14,070	$52,763	$211,050
Jose C. Lynch	$500,000	75%	$275,000		$25,000	$75,000	$375,000
Roland G. Rapp	$351,750	60%	$144,218		$14,070	$52,763	$211,050
Mark D. Wortley	$351,750	60%	$140,700	(4)	$17,588	$52,763	$211,050

(1)	Amounts represent bonuses awarded for achieving the target level (10%) adjusted same-store EBITDA growth (consolidated) over the previous year. Half of the amounts shown would be awarded for achieving the threshold level (5%) EBITDA growth over the previous year. Once this threshold EBITDA growth amount had been reached, the bonus awarded was based on linear interpolations for performance between the threshold and target levels. In addition, the Committee determined that for every 1% over 10% adjusted same-store EBITDA growth (consolidated) the executive would be awarded a “stretch bonus” of an additional 2% of their base salary (1% in the case of Mr. Wortley), which could result in the executive being awarded a bonus above the target bonus potential.

(2)	Amounts represent bonuses for achieving adjusted working capital as a percentage of net revenue equal to or less than 7.6%. If not achieved, the Named Executive Officers were not eligible to receive any payout under this component of their bonus.

(3)	The Committee prepared individual initiatives, tailored to gauge the performance of each executive in their respective role. The executive must accomplish each of these objectives, as determined by the Committee, in its sole discretion, to be eligible to receive the full amount of this portion of the cash bonus. The Committee also has sole discretion to award a partial amount of the bonus related to the achievement of management’s objectives if the executive achieves some, but not all, of the objectives.

(4)	With respect to Mr. Wortley, the amounts awarded were divided equally between achieving the target level (10%) adjusted same-store EBITDA growth (consolidated) over the previous year and achieving the target adjusted same-store EBITDA growth of 15% with respect to our ancillary services segment. Mr. Wortley also had the opportunity to receive an additional 1% of his base salary for every 1% of incremental adjusted EBITDA growth above the 15% target with respect to our ancillary services segment.

The following briefly outlines the management objectives established for each of the Named Executive Officers for 2007:

Named Executive Officer	Management Objectives

Boyd W. Hendrickson	(1) Effective communication with our board of directors and shareholders; (2) Comply with our ethics guidelines, bylaw and shareholder agreements; (3) Demonstrate consistent leadership in continuous performance improvement; (4) Prepare a succession plan; and (5) Complete our initial public offering or other capital related transaction.
John E. King	(1) Complete the design, documentation, and implementation of our internal controls; (2) Complete the S-4 Exchange Offering; (3) Complete our initial public offering or other capital related transaction; (4) Achieve 100% compliance with debt covenants; (5) Complete our 2006 audit; and (6) Complete all financial reporting requirements.
Jose C. Lynch	(1) Achieve quality care and compliance metrics; (2) Census/Revenue Enhancement; (3) Integrate acquisitions completed in 2007; (4) Mitigate lawsuits; (5) Efficiently integrate our new long-term care division; and (6) Work with our Chief Executive Officer on special assignments.
Roland G. Rapp	(1) Ensure that we operate ethically and in compliance with our ethics guidelines, bylaws and shareholder agreements; (2) Complete our initial public offering or other capital related transactions; (3) Complete public filings; (4) Resolve lawsuits; (5) Improve insurance programs; and (6) Manage the legal aspect of acquisitions and divestitures.
Mark D. Wortley	(1) Adhere to high quality standards and comply with regulatory requirements; (2) Support marketing initiatives; (3) Assist with identification of and expansion into new markets; (4) Demonstrate consistent leadership; and (5) Expand same store census growth.

In February 2008, the Committee reviewed our 2007 performance with respect to consolidated adjusted EBITDA growth (8.08%), EBITDA growth with respect to our ancillary services segment (negative), working capital as a percentage of revenue (9.6%) and achievement of the management objectives, and based on the performance levels achieved, approved the following resulting bonus payouts for each of the Named Executive Officers:

	Performance Achieved as % of Target				Payout $			Total
	EBITDA		Working	Management	EBITDA	Working	Management	2007
Named Executive Officers	Growth		Capital	Objectives	Growth	Capital	Objectives(1)	Bonus

Boyd W. Hendrickson	80.8%		0%	100%	$286,032	$0	$88,500	$374,532
John E. King	80.8%		0%	100%	$113,686	0	$52,763	$166,649
Jose C. Lynch	80.8%		0%	100%	$222,200	0	$75,000	$297,200
Roland G. Rapp	80.8%		0%	80%	$113,686	0	$42,210	$155,896
Mark D. Wortley	30.3	%(2)	0%	57%	$42,632	0	$29,899	$72,531

(1)	Amounts reflect the Committee’s determination that Messrs. Hendrickson, King and Lynch achieved 100% of their management objectives, Mr. Rapp achieved 80% of his management objectives and Mr. Wortley achieved 57% of his management objectives.

(2)	With respect to Mr. Wortley, the portion of his bonus that was tied to EBITDA growth was divided equally between achieving the target level (10%) EBITDA growth (consolidated) over the previous year and achieving the target EBITDA growth of 15% with respect to our ancillary services segment. Mr. Wortley did not receive any payout with respect to the portion of his bonus that was tied to EBITDA growth with respect to our ancillary services segment, which was negative. Mr. Wortley received 80.8% of the portion of his bonus that was tied to our consolidated EBITDA growth.

2008 Annual Management Bonus Program

2008 will represent our first full fiscal year as a public company following our initial public offering. Given the emphasis that stockholders place on earnings per share, or EPS, information of public companies and the potential effect EPS performance may have on our stockholder value, the Committee revised the measures for the 2008 incentive plan by replacing the EBITDA growth metric with EPS growth. The working capital and management objectives components were retained. In addition, to ensure that this change to EPS growth would not result in an unintentional “windfall” bonuses for the Named Executive Officers, the Committee determined that bonus payouts will be capped (according to a schedule) in the event EPS growth exceeds 200% of targeted levels. This change eliminates the uncapped upside potential previously associated with the EBITDA growth component.

The table below outlines each performance objective, and the cash bonus to be awarded for the attainment of each objective, for the calendar year 2008 performance.

							Bonus
							Amount for
							Achieving
							Working
							Capital
	Bonus Amount for Achieving						Target	Bonus Amount for
	EPS Target Increase						Equal to or	Achieving
					Each 1%		Less Than	Management	Target Bonus
Name	7.5%		17.5%(1)		over 17.5%(2)		2007	Objectives(3)	Potential

Boyd W. Hendrickson	$247,000		$240,500		$6,500		$32,500	$130,000	$650,000
Devasis Ghose(4)	84,000		80,000		4,000		16,000	60,000	240,000
Jose E. Lynch	143,000		143,000		5,200		26,000	78,000	390,000
Roland G. Rapp	76,860		73,200		3,660		14,640	54,900	219,600
Mark D. Wortley	27,150	(5)	27,150	(5)	1,810	(5)	18,000	54,300	217,100

(1)	The bonus amount awarded for achieving 17.5% EPS growth over 2007 EPS is in addition to the bonus amount awarded for achieving 7.5% EPS growth over 2007 EPS.

(2)	The Committee determined that for every 1% EPS growth in excess of 17.5% EPS growth over 2007 EPS, the executive would be awarded a “stretch bonus” that is above the target bonus potential provided above, which could result in the executive being awarded a bonus above the target bonus potential.

(3)	The Committee prepared individual initiatives, tailored to gauge the performance of each executive in their respective role. The executive must accomplish each of these objectives, as determined by the Committee, in its sole discretion, to be eligible to receive the full amount of this portion of the cash bonus. The Committee also has sole discretion to award a partial amount of the bonus related to the achievement of the management objectives if the executive achieves some, but not all, of the objectives.

(4)	Mr. Ghose assumed the role of Treasurer and Chief Financial Officer upon Mr. King’s departure in early March 2008.

(5)	With respect to Mr. Wortley, in addition to the amounts awarded in all three columns under Bonus Amounts for Achieving EPS Target, Mr. Wortley is entitled to receive bonus amounts based upon EBITDA with respect to our ancillary services segment as follows (as with the EPS target growth bonus, the bonus amount awarded for achieving 12.5% ancillary services segment EBITDA growth over 2007 ancillary services segment EBITDA:

Mr. Wortley Additional Bonus Amount for Achieving
Ancillary Services EBITDA Target Increase
		Each 1%
5%	12.5%	over 12.5%

$45,250	$45,250	$3,620

Equity Awards

We believe that an ownership culture in our company is important to provide our Named Executive Officers with long-term incentives to build value for our stockholders. We believe stock-based awards create such a culture and help to align the interests of our management and employees with the interests of our stockholders.

We grant equity awards through our 2007 Incentive Award Plan, which was adopted by our board of directors and stockholders to permit the grant of stock-based compensation awards and cash-based performance awards to our officers, non-employee directors, employees and consultants. We generally grant stock options or restricted stock to new employees upon hire and to existing employees upon promotion. New and existing employees are eligible to receive grants two trading days after the next quarterly earnings release. In 2007, we granted a total of 246,295 shares in the form of restricted stock and stock options. We are asking our stockholders to approve the amendment and restatement of the 2007 Incentive Award Plan to increase the number of shares of our class A common stock that may be issued under the 2007 Plan from 1,123,181 shares to 2,623,181 shares.

In December 2005, we granted restricted stock awards to our senior management team, including our Named Executive Officers, under the Restricted Stock Plan, our predecessor plan, in the following amounts: Boyd W. Hendrickson, 388,412 shares of common stock; Jose C. Lynch, 317,792 shares of common stock; John E. King, 141,240 shares of common stock; Roland G. Rapp, 141,240 shares of common stock; and Mark D. Wortley, 141,240 shares of common stock. The number of shares subject to each Named Executive Officer’s award was determined through negotiations with representatives of Onex and were made to better align the executive’s interests with the long-term interests of our stockholders. Each of these shares was subsequently recapitalized into one share of our class B common stock effective as of April 26, 2007 and remains subject to the same restrictions and conditions that were applicable to such share prior to the recapitalization. In 2007, the Named Executive Officers did not receive equity grants because the December 2005 grants of restricted stock awards to the Named Executive Officers were intended as multi-year grants, i.e. additional grants to the Named Executive Officers are not anticipated until the 2005 grants are fully vested.

On the grant date, 25% of these restricted shares vested, and 25% of the remaining shares will vest on each of the three anniversaries of the grant date, provided the Named Executive Officer remains an employee with us. As of January 2008, 75% of these restricted shares had vested. In addition, if the Named Executive Officer ceases to be employed by us or any of our subsidiaries for any reason, the shares of restricted stock that have not previously vested will be forfeited by the executive. In addition, all restricted shares will vest in the event that a third party acquires (i) enough of our capital stock to elect a majority of our board of directors or (ii) all or substantially all of our and our subsidiaries’ assets.

During 2008, we plan to develop a structured long-term incentive program and anticipate providing annual grants to the Named Executive Officers in the form of restricted stock and stock options. We believe annual grants of restricted stock and stock options will provide retention of the executives following the full vesting of their 2005 awards, and will further motivate the Named Executive Officers to create additional shareholder value.

Benefits and Perquisites

The Named Executive Officers are eligible to participate in our benefit plans on the same terms as other employees. We also provide other benefits to our Named Executive Officers that are not tied to any formal individual or company performance criteria and are intended to be part of a competitive overall compensation program. For 2007, these included:

•	Annual executive physical examinations.

•	Four weeks paid vacation.

•	Healthcare insurance (medical coverage) at no cost.

•	Payment of term life insurance premiums.

•	Reimbursement of certain travel, lodging and commuting costs to Mr. Wortley. We agreed to provide Mr. Wortley with these benefits in order to entice him to join our company, as his primary residence is out of state.

In addition, the Named Executive Officers are eligible to participate in our 401(k) program, but historically have been unable to make contributions due to qualified plan limitations.

Severance Benefits

Each of our Named Executive Officers have employment agreements with us that provide for severance payments if the executive’s employment is terminated by us without cause or if we decline to extend the executive’s employment term. These severance benefits are an essential element of the agreement designed to assist us in recruiting and retaining talented executives. See “— Potential Payments upon Termination or Change in Control.”

Summary

For 2008, and on a going forward basis, in designing these compensation elements, we seek to provide an overall level of compensation that is competitive with those offered by similarly situated companies in the markets where we operate, based upon our general understanding of industry practices and with the help of our consultant.

The Committee retains the discretion to decrease all forms of incentive payouts based on significant individual or company performance shortfalls. Likewise, the Committee retains the discretion to increase payouts and/or consider special awards for significant achievements, including but not limited to superior financial performance, investment or strategic accomplishments and/or consummation of mergers, acquisitions or dispositions. In 2007, the Committee did not exercise discretion to increase any incentive payouts for the Named Executive Officers, and exercised discretion to decrease bonus payouts related to the management objectives for certain executives as described in “— Annual Management Bonus Plan.”

Timing of Equity Grants

Executives and employees receive long-term equity awards pursuant to the terms of the 2007 Incentive Award Plan (the “2007 Plan”), which was approved by our stockholders. The 2005 restricted stock grants to the Named Executive Officers were made under a predecessor plan. The Committee administers the 2007 Plan and establishes the provisions for all awards granted thereunder, including grant guidelines, vesting schedules and other provisions. The Committee reviews these rules periodically and considers the interests of the stockholders, market conditions, information provided by independent advisors, performance objectives and recommendations made by the Chief Executive Officer.

In 2007, we did not grant equity to the Named Executive Officers. Grants to other executives and key employees are made upon hire, promotion and annually. The Committee reviews the Chief Executive Officer’s recommendations and determines and approves final awards, which are effective on the first business day of the month following a new employee’s hire date, or the second business day following our quarterly earnings release for annual awards.

The exercise price of stock option grants are set at 100% of the closing market price of a share of Company common stock on the date of grant. The exercise price of new hire awards and annual grants is determined as set forth above.

Compensation Policies

Stock Ownership Guidelines

Stock ownership guidelines for the Named Executive Officers and independent directors were established in 2007. The Named Executive Officers have five years from the time of adoption of the guidelines to accumulate and retain a minimum value in common stock shares, equivalent to a multiple of each executive’s base salary as outlined below.

Named Executive Officer	Position	Multiple of Base Salary

Boyd W. Hendrickson	Chairman & Chief Executive Officer	5 times
John E. King	Chief Financial Officer	3 times
Jose C. Lynch	President & Chief Operating Officer	4 times
Roland G. Rapp	Chief Administrative Officer, Secretary & General Counsel	3 times
Mark D. Wortley	EVP and President of Ancillary Services	3 times

Independent directors are required to accumulate and retain three times their annual retainer within the latter of three years of joining our board of directors or the adoption of the guidelines in 2007. For purposes of determining stock ownership under these guidelines, ownership shares are made up of all forms of common stock. Ownership shares do not include vested or unvested stock options.

We have not formally adopted any policies prohibiting executives from holding our securities in a margin account or pledging our securities as collateral for a loan. However, the Committee anticipates adopting such policies in 2008.

Impact of Tax and Accounting

As a general matter, the Committee takes into account the various tax and accounting implications of the compensation vehicles employed by us.

When determining amounts of long-term incentive grants to executives and employees, the Committee examines the accounting cost associated with the grants. Under Financial Accounting Standards Board Statement of Financial Accounting Standards No. 123 (revised 2004), Share Based Payment, as amended (“FAS 123R”), grants of restricted stock awards and stock options result in an accounting charge for us equal to the grant date fair value of those instruments. For restricted stock awards, the accounting cost is generally equal to the fair market value of the underlying shares of common stock on the date of the award. The cost is then amortized over the requisite service period. With respect to stock options, we calculate the grant date fair value based on the Black-Scholes formula with an adjustment for possible forfeitures and amortizes that value as compensation expense over the vesting period.

Section 162(m) of the Internal Revenue Code does not permit publicly-traded companies to take income tax deductions for compensation paid to the Chief Executive Officer and any of the three most highly paid executive officers, other than the Chief Financial Officer, to the extent that compensation exceeds $1 million in any taxable year and does not otherwise qualify as performance-based compensation. Our 2007 Incentive Award Plan is structured to allow us to pay performance-based compensation not subject to the $1 million limitation.

The Committee intends to maximize tax effectiveness of our executive incentive plans, and will continue to consider steps that might be in our best interests to comply with Section 162(m) of the Code. However, in establishing the cash and equity incentive compensation programs for the Named Executive Officers, the Committee believes that the potential deductibility of the compensation payable under those programs should be only one of a number of relevant factors taken into consideration, and not the sole or primary factor. The Committee believes that cash and equity incentive compensation must be maintained at the requisite level to attract and retain the executive officers essential to our financial success, even if all or part of that compensation may not be deductible by reason of the limitations of Section 162(m) of the Code.

COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis above with the company’s management. Based on the review and discussions, the Compensation Committee recommended to the board of directors that the Compensation Discussion and Analysis be included in our 2007 annual report on Form 10-K and in this proxy statement for the year ended December 31, 2007.

Submitted by:	Glenn S. Schafer (Chairman) Robert M. Le Blanc William C. Scott M. Bernard Puckett Members of the Compensation Committee

Summary Compensation Table

The following table sets forth summary compensation information for our Named Executive Officers who were serving as executive officers as of December 31, 2007 and 2006.

				Non-Equity
			Stock	Incentive Plan	All Other
Name and Principal Position	Year	Salary	Awards(1)	Compensation(2)	Compensation(3)	Total

Boyd W. Hendrickson	2007	$590,000	$19,153	$374,532	$22,903	$1,006,588
Chairman of the Board and Chief Executive Officer	2006	$560,000	$19,153	$411,000	$23,335	$1,013,488
John E. King(4)	2007	$351,750	$6,965	$166,449	$614,889	$1,140,053
Former Executive Vice President, Chief Financial Officer and Treasurer	2006	$335,000	$6,965	$140,700	$21,940	$504,605
Jose C. Lynch	2007	$500,000	$15,670	$297,200	$22,123	$834,993
President and Chief Operating Officer	2006	$460,000	$15,670	$317,400	$25,755	$818,825
Roland G. Rapp	2007	$351,750	$6,965	$155,896	$22,175	$536,786
Executive Vice President, General Counsel and Secretary	2006	$335,000	$6,965	$184,250	$21,185	$547,400
Mark D. Wortley	2007	$351,750	$6,965	$72,531	$61,056	$492,302
Executive Vice President and President of Ancillary Services	2006	$335,000	$6,965	$231,150	$55,967	$629,082

(1)	The amounts shown are the amounts of compensation cost recognized by us in the year indicated related to the grants of restricted stock made in 2005, as prescribed by FAS 123R. For a discussion of valuation assumptions, see Footnote 12, “Stockholders’ Equity” to our 2008 consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2007; except that for purposes of the amounts shown, no forfeitures were assumed to take place. No stock awards were granted to the Named Executive Officers during 2006 or 2007.

(2)	The amounts shown represent the bonus performance awards earned under our 2007 Management Bonus Plan. Our 2007 Management Bonus Plan established target bonus payment awards to our executive officers based upon a percentage of their base salary. The pre-established performance measures and target levels employed for 2007 under this plan were (1) adjusted same-store EBITDA growth (consolidated) of 10%, (2) adjusted working capital as a percentage of net revenue equal to or less than 7.6% and (3) management objectives, individually tailored to each executive’s role. In addition, a portion of Mr. Wortley’s bonus was tied to achievement of EBITDA growth of 15% with respect to our ancillary services segment. The relative weightings between these measures varied by executive. Based on our actual 2007 consolidated adjusted EBITDA growth of 8.08%, negative hallmark rehabilitation division adjusted EBITDA growth, adjusted working capital as a percentage of revenue of 9.6% and the Committee’s evaluation of the achievement of the individual management objectives (100% for Messrs. Hendrickson, King and Lynch, 80% for Mr. Rapp and 57% for Mr. Wortley), the Committee awarded the bonus payouts for each of the Named Executive Officers shown in the table above. For a more complete description of the 2007 Management Bonus Plan see “Compensation Discussion and Analysis — 2007 Named Executive Officer Compensation — Annual Management Bonus Plan.”

(3)	The amounts shown consist of our cost for the provision to the Named Executive Officers of life insurance premiums, certain specified perquisites and other benefits for 2007, as follows:

		Commuting		Life
Named Executive Officer	Year	and Lodging		Insurance	Other(a)

Boyd W. Hendrickson	2007	$0		$4,208	$18,695
John E. King	2007	$0		$3,251	$18,238
Jose C. Lynch	2007	$0		$3,701	$18,422
Roland G. Rapp	2007	$0		$3,251	$18,924
Mark D. Wortley	2007	$36,398	(b)	$3,251	$21,407

(a)	For 2007, includes $13,920 in health insurance premiums for Messrs. Hendrickson, King, Lynch, Rapp and Wortley that were paid by us, as well as dental and vision benefit insurance premiums and certain non-business-related entertainment.

(b)	Represents reimbursement of certain travel, lodging and commuting costs.

(4)	Effective March 3, 2008, John E. King terminated his employment as our Treasurer and Chief Financial Officer. Upon notification of his termination in November 2007, and in accordance with his employment agreement, Mr. King received a severance payment of $593,400, which is shown in the Other Compensation column above.

Grants of Plan-Based Awards

The following table sets forth summary information regarding all grants of plan-based awards made to our Named Executive Officers during fiscal year 2007.

		Estimated Possible Payouts Under
	Grant	Non-Equity Incentive Plan Awards(1)
Name	Date	Threshold	Target	Maximum(2)

Boyd W. Hendrickson	2/8/07	$5,900	$472,000	$—
John E. King	2/8/07	$3,518	$211,050	$—
Jose C. Lynch	2/8/07	$5,000	$375,000	$—
Roland G. Rapp	2/8/07	$3,518	$211,050	$—
Mark D. Wortley	2/8/07	$3,518	$211,050	$—

(1)	The target amounts shown represent potential value of performance bonus awards under our 2007 Management Bonus Plan based on achievement of the following pre-established performance measures and targets: (a) adjusted same-store EBITDA growth (consolidated) of 10%, (b) adjusted working capital as a percentage of net revenue equal to or less than 7.6% and (c) 100% of the management objectives, individually tailored to each executive’s role. In addition, a portion of Mr. Wortley’s target bonus was tied to achievement of adjusted same-store EBITDA growth of 15% with respect to our ancillary services segment. The relative weightings between these measures varied by executive and are discussed more fully under “Compensation Discussion and Analysis — 2007 Named Executive Officer Compensation — Annual Management Bonus Plan.” For 2007, we established target bonus awards (as a percentage of base salary) of 80% for Mr. Hendrickson, 75% for Mr. Lynch and 60% for Messrs. King, Rapp and Wortley. The threshold amounts shown are based on achievement of each Named Executive Officer’s lowest weighted management objective.

(2)	There were no maximum amounts under the bonus plan as each Named Executive Officer had the opportunity to receive an additional 2% of their base salary (1% in the case of Mr. Wortley) for every 1% of incremental adjusted corporate EBITDA growth (consolidated) above the 10% target. Mr. Wortley also had the opportunity to receive an additional 1% of his base salary for every 1% of incremental adjusted EBITDA growth above the 15% target for the ancillary services segment.

Outstanding Equity Awards at Fiscal Year-End

The following table sets forth summary information regarding the outstanding equity awards held by our Named Executive Officers at December 31, 2007. None of the Named Executive Officers held any stock options (vested or unvested) at December 31, 2007.

	Stock Awards
	Number of Shares	Market Value of
	or Units of Stock	Shares or Units of
	That Have Not	Stock That Have
Name	Vested(1)	Not Vested

Boyd W. Hendrickson	97,103	$1,420,617
John E. King	35,310	$516,585
Jose C. Lynch	79,448	$1,162,324
Roland G. Rapp	35,310	$516,585
Mark D. Wortley	35,310	$516,585

(1)	In December 2005, we granted restricted stock awards to our Named Executive Officers in the following amounts: Boyd W. Hendrickson, 388,412 shares; Jose C. Lynch, 317,792 shares; John E. King, 141,240 shares; Roland G. Rapp, 141,240 shares; and Mark D. Wortley, 141,240 shares. As of December 31, 2007, 75% of those shares had vested. The remaining 25% will vest on December 27, 2008.

Option Exercises and Stock Vested

The following table summarizes the vesting of stock awards for each of our Named Executive Officers for the year ended December 31, 2007. None of our Named Executive Officers exercised any stock options during the year ended December 31, 2007.

	Stock Awards
	Number of
	Shares Acquired	Value Realized
Name	on Vesting	on Vesting(1)

Boyd W. Hendrickson	291,309	$4,387,114
John E. King	105,930	$1,595,306
Jose C. Lynch	238,344	$3,589,461
Roland G. Rapp	105,930	$1,595,306
Mark D. Wortley	105,930	$1,595,306

(1)	Represents the closing price of a share of our common stock on the date of vesting multiplied by the number of shares that have vested.

Employment Agreements with the Named Executive Officers

We have entered into employment agreements with our Named Executive Officers. The following provides a description of the material terms of the employment agreements we have entered into with our Named Executive Officers other than certain severance benefits that are also provided under the employment agreements and described below under “— Potential Payments Upon Termination or Change in Control.”

Boyd W. Hendrickson.  The employment agreement with Mr. Hendrickson appoints him as our Chairman of the Board and Chief Executive Officer from December 27, 2005 through December 27, 2008, whereupon the agreement is automatically extended for successive one-year periods until written notice of non-extension is given by either us or Mr. Hendrickson no later than 60 days prior to the expiration of the then applicable term. Under the agreement, Mr. Hendrickson is entitled to receive an annual base salary of $590,000. The employment agreement also provides that Mr. Hendrickson is entitled to participate in our Restricted Stock Plan, under which he received 388,412 shares of common stock. In addition to his base salary, Mr. Hendrickson is eligible to participate in an annual performance-based bonus plan established by our board of directors.

John E. King.  The employment agreement with Mr. King appointed him as our Chief Financial Officer from December 27, 2005 through December 27, 2007, whereupon the agreement was automatically extended for a successive one-year period. Under the agreement, Mr. King was entitled to receive an annual base salary of $351,750. The employment agreement also provided that Mr. King was entitled to participate in our Restricted Stock Plan, under which he received 141,240 shares of our common stock. In addition to his base salary, Mr. King was eligible to participate in an annual performance-based bonus plan established by our board of directors. On November 30, 2007, we and Mr. King mutually agreed to terminate Mr. King’s employment with us, which entitled Mr. King to receive a severance payment equal to 1.5 times his annual base salary, a pro-rate bonus proportionate to the number of days worked by Mr. King during the calendar year of the date of termination of his employment, and premium costs for medical benefits under COBRA for Mr. King and his dependants, and costs for life and disability insurance for 12 months following his date of termination. Mr. King is subject to a two-year non-compete and non-solicit following the termination of his employment.

Jose C. Lynch.  The employment agreement with Mr. Lynch appoints him as our President and Chief Operating Officer from December 27, 2005 through December 27, 2008 and will automatically extend for successive one-year periods until written notice of non-extension is given by either us or Mr. Lynch no later than 60 days prior to the expiration of the then applicable term. Under the agreement, Mr. Lynch is entitled to receive an annual base salary of $500,000. The employment agreement also provides that Mr. Lynch is entitled to participate in our Restricted Stock Plan, under which he received 317,792 shares of our common stock. In addition to his base salary, Mr. Lynch is eligible to participate in an annual performance-based bonus plan established by our board of directors.

Roland G. Rapp.  The employment agreement with Mr. Rapp appoints him as our General Counsel, Secretary and Chief Administrative Officer from December 27, 2005 through December 27, 2008 and will automatically extend for successive one-year periods until written notice of non-extension is given by either us or Mr. Rapp no later than 60 days prior to the expiration of the then applicable term. Under the agreement, Mr. Rapp is entitled to receive an annual base salary of $351,750. The employment agreement also provides that Mr. Rapp is entitled to participate in our Restricted Stock Plan, under which he received 141,240 shares of our common stock. In addition to his base salary, Mr. Rapp is eligible to participate in an annual performance-based bonus plan established by our board of directors.

Mark D. Wortley.  The employment agreement with Mr. Wortley appoints him as Executive Vice President and President of Ancillary Subsidiaries from December 27, 2005 through December 27, 2008 and will automatically extend for successive one-year periods until written notice of non-extension is given by either us or Mr. Wortley no later than 60 days prior to the expiration of the then applicable term. Under the agreement, Mr. Wortley is entitled to receive an annual base salary of $351,750. The employment agreement also provides that Mr. Wortley is entitled to participate in our Restricted Stock Plan, under which he received 141,240 shares of our common stock and is eligible to participate in an annual performance-based bonus plan established by our board of directors.

2008 Agreements — Devasis Ghose.  On January 17, 2008, we entered into an employment agreement with Mr. Ghose to serve as our Chief Financial Officer. The description below summarizes the terms of Mr. Ghose’s employment agreement.

Devasis Ghose.  The employment agreement with Mr. Ghose is effective from January 17, 2008 through January 17, 2010, whereupon the agreement is automatically extended for successive one-year periods until written notice of non-extension is given by either us or Mr. Ghose no later than 60 days prior to the expiration of the then applicable term. Mr. Ghose was appointed Executive Vice President on February 6, 2008 and subsequently as Treasurer and Chief Financial Officer on March 3, 2008. Under his agreement, Mr. Ghose is entitled to receive an annual base salary of $400,000. The employment agreement provides that Mr. Ghose will receive a “sign-on” bonus of $75,000 upon the effective date of the employment agreement and $50,000 after completing six months of employment with us. Mr. Ghose is eligible to participate in an annual performance-based bonus plan established by our board of directors, and will have the opportunity to earn a bonus of up to 60% of his annual base salary. Upon hire, Mr. Ghose received 60,000 restricted stock shares and 125,000 stock options of class A common stock. The stock options have an exercise price equal to the closing market price of our common stock on the grant date. If we terminate Mr. Ghose’s service without “cause” (as defined in the agreement), he will be entitled to receive his annual base salary for a period of 12 months (if termination occurs during the first year of employment) or for a period of 18 months (if termination occurs subsequent to the end of the first year of employment), a pro-rated bonus based on the number of days that have elapsed in the year and 12 months of continued medical coverage. If we notify Mr. Ghose of our non-extension of the agreement, Mr. Ghose is entitled to a pro-rated bonus based on the number of days that have elapsed in the year and a lump sum payment in an amount equal to his annual base salary for a period of 12 months (if non-renewal occurs during the first year of employment) or 18 months (if non-renewal occurs subsequent to the end of the first year of employment). Mr. Ghose is subject to a two-year non-compete and non-solicit following the termination of his employment.

Potential Payments upon Termination or Change in Control

We have entered into employment agreements with each of our Named Executive Officers and certain other members of our senior management that provide certain severance payments and benefits. We do not offer separate payments upon a change of control of our company.

Payments upon Termination.  Under the terms of their employment agreements, the Named Executive Officers receive severance benefits if we terminate their employment without cause or if we do not extend their employment agreement term. In addition, each of the Named Executive Officers is subject to a two-year non-compete and non-solicit following the termination of his employment. The following benefits are provided in each case:

Boyd W.
Element	Hendrickson	John E. King	Jose C. Lynch	Roland G. Rapp	Mark D. Wortley

Severance Provision upon Termination without Cause

Base salary	24 months	18 months	24 months	18 months	18 months

Bonus	Paid pro-rata bonus proportionate to the number of days worked during the calendar year through termination date

Benefits	12 months paid medical benefit premium costs under COBRA and costs under life and disability insurance following date of termination

Severance Provision upon Non-Extension of Employment Term

Base Salary	12 months paid following termination date

Bonus	Paid pro-rata bonus proportionate to the number of days worked during the calendar year through termination date

For purposes of these severance agreements:

•	“Cause” is generally defined as one of the following: (i) the executive’s failure to perform substantially his duties, (ii) the executive’s failure to carry out in any material respect any lawful and reasonable directive of our board of directors, (iii) the executive’s conviction of a felony, or, to the extent involving fraud, dishonesty, theft, embezzlement or moral turpitude, any other crime, (iv) the executive’s violation of a material regulatory requirement relating to us that is injurious to us in any material respect, (v) the executive’s unlawful use or possession of illegal drugs on our property or while performing such executive’s duties, (vi) the executive’s breach of his employment agreement, or (vii) the executive’s commission of an act of fraud, embezzlement, misappropriation, willful misconduct, gross negligence or breach of fiduciary duty with respect to us.

The employment agreements do not include provisions for payments upon a change in control or termination following a change in control, other than the severance benefits described above. Restricted shares granted in 2005 to the Named Executive Officers under the Restricted Stock Plan, our predecessor plan, will vest upon a sale of us. Under the Restricted Stock Plan, a sale of the company occurs when persons other than our existing stockholders and their respective affiliates acquire (a) our capital stock possessing the voting power under normal circumstances to elect a majority of our board of directors (whether by merger, consolidation, recapitalization, reorganization or sale or transfer of our equity interests or otherwise) or (b) all or substantially all of our assets and our subsidiaries’ assets (determined on a consolidated basis). Under the 2007 Incentive Award Plan, the administrator may cause any or all awards to become fully exercisable immediately prior to the consummation of a sale of us and all forfeiture restrictions on any of the awards to lapse upon a change in control where the acquirer does not assume or substitute for awards originally granted.

In accordance with the requirements of the rules of the Securities and Exchange Commission, the following table presents our reasonable estimate of the benefits payable to the Named Executive Officers under our employment agreements assuming that the following occurred on December 31, 2007, the last business day of fiscal 2007: (i) we terminate the executive’s employment without cause; (ii) we do not extend the executive’s employment agreement and (iii) a sale of the company occurs. Excluded are benefits provided to all employees, such as accrued vacation, and benefits provided by third parties under our life and other insurance policies. While we have made reasonable assumptions regarding the amounts payable, there can be no assurance that in the event of a termination of employment the Named Executive Officers will receive the amounts reflected below.

			Continuation of	Acceleration of
			Welfare	Equity	Total
Name	Trigger	Salary(1)	Benefits(2)	Awards(3)	Value(4)

Boyd W. Hendrickson	Termination of Employment	$1,180,000	$22,446	$0	$1,202,446
	Non-extension of Term	$590,000	$0	$0	$590,000
	Sale of the Company	$0	$0	$1,420,617	$1,420,617
John E. King(5)	Actual Termination (March 2008)	$593,400	$21,489	$0	$614,889
Jose C. Lynch	Termination of Employment	$1,000,000	$21,939	$0	$1,021,939
	Non-extension of Term	$500,000	$0	$0	$500,000
	Sale of the Company	$0	$0	$1,162,324	$1,162,324
Roland G. Rapp	Termination of Employment	$527,625	$21,489	$0	$549,114
	Non-extension of Term	$351,750	$0	$0	$351,750
	Sale of the Company	$0	$0	$516,585	$516,585
Mark D. Wortley	Termination of Employment	$527,625	$21,489	$0	$549,114
	Non-extension of Term	$351,750	$0	$0	$351,750
	Sale of the Company	$0	$0	$516,585	$516,585

(1)	Represents the dollar value of cash severance based upon the appropriate multiple for the executive, multiplied by the executive’s annual base salary. Amounts do not include a pro-rated bonus for fiscal year 2007 as the trigger event occurs on the last day of 2007 and thus the payout would be the same as if the trigger event had not occurred.

(2)	Represents the estimated payments for continued medical, dental, vision, disability and life insurance coverage, each for a period of one year, after termination of employment without cause, based on our current estimated costs to provide such coverage.

(3)	Represents the aggregate value of the acceleration of vesting of the participant’s unvested restricted stock based on the closing price of our common stock ($14.63) on December 31, 2007.

(4)	Excludes the value to the executive of a continued right to indemnification by us and the executive’s right to continued coverage under our directors’ and officers’ liability insurance.

(5)	In connection with his termination of employment in March 2008 without cause and subsequent execution of a separation and release agreement, Mr. King was entitled to receive the following benefits under his previously agreed-upon employment agreement: (a) a lump sum cash payment equal to 1.5 times his annual base salary; (b) a pro-rata bonus proportionate to the number of days worked by him during the calendar year of the date of termination of his employment, payable when the bonus otherwise would have been payable; and (c) premium costs for medical benefits under COBRA for him and his dependants, and costs for life and disability insurance (all as in effect immediately prior to the date of termination of his employment) for a period of 12 months following the date of termination.

Directors’ Compensation

Our directors who are also employees are not separately compensated for their services as directors; Messrs. Hendrickson and Lynch did not receive separate compensation for services as directors during fiscal year 2007. In addition, we do not pay Mr. Le Blanc any compensation for his service on our board and board committees because his service to us as a board member is provided as a part of the consulting service provided to us under an agreement with Onex Partners Manager LP. Mr. Scott is a part-time employee with us, and did not receive compensation for his services as a director other than restricted shares with a value of $80,000 awarded on August 9, 2008.

In 2007, we revised our non-employee director compensation program to be more reflective of the programs and levels among our peer group and trends among other public companies. Our non-employee directors receive the following compensation: an annual cash retainer of $30,000, a $1,500 payment per meeting attended in person and a $500 payment for each meeting attended via teleconference, unless such meeting extends more than two hours in which case the compensation will be $1,500. In addition, Chairmen of our various board committees receive additional annual cash retainers as follows: $15,000 to the Audit Committee Chair, $15,000 to the Compensation Committee Chair, and effective October 23, 2007, $10,000 to the Corporate Governance Quality and Compliance Committee Chair.

Each non-employee director receives restricted shares with a value of $80,000 each year after the second quarter earnings release. The number of shares will be determined by dividing the value of the grant by the per share stock price at close of the market on the grant date with any fractional shares rounded down. The restricted shares awarded will fully vest on the first anniversary of the grant date.

The following table summarizes the compensation received by our directors, excluding Messrs. Hendrickson and Lynch, for their services during fiscal year 2007. Mr. Stephens was appointed to our board of directors effective July 26, 2007. Mr. Puckett was appointed to our board of directors effective February 6, 2008.

	Fees Earned
	or Paid	Stock	Other
Director	in Cash(1)	Awards(2)(3)	Compensation		Total(4)

Michael E. Boxer	$51,500	$31,776	$0		$83,276
Robert M. Le Blanc	$0	$0	$0		$0
John M. Miller, V	$38,500	$31,776	$0		$70,276
M. Bernard Puckett(5)	$0	$0	$0		$0
Glenn S. Schafer	$50,000	$31,776	$0		$81,776
William C. Scott	$0	$31,776	$161,063	(6)	$181,776
Michael D. Stephens(7)	$23,250	$31,776	$0		$55,026

(1)	On July 26, 2007, the Compensation Committee adjusted the compensation of the independent members serving on our board. The annual retainer for our board increased from $20,000 to $30,000. The annual supplemental retainers for the Chairs of each committee of our board were increased to the following amounts: (i) $15,000 for the Audit Committee Chair, (ii) $15,000 for the Compensation Committee Chair and (iii) $7,500 for the Nominating and Corporate Governance Committee Chair. In addition, the fees for board meeting attendance were increased to (i) $1,500 for each meeting attended in person and (ii) $500 for each meeting attended by teleconference (or $1,500 if the meeting lasts more than two hours). Additionally, on October 23, 2007, the annual supplemental retainer for the Chair of the Corporate Governance, Quality and Compliance Committee was increased from $7,500 to $10,000. Previously, the Audit Committee Chair received an additional $10,000 annual retainer and the Compensation Committee Chair received an additional $5,000 annual retainer, and each non-employee director, other than Mr. Le Blanc, received a payment of $1,000 for each board or separately scheduled committee meeting attended in person, or $500 if attended via teleconference.

(2)	The grant date fair value of the 5,621 shares of restricted stock approved on July 26, 2007 and granted on August 9, 2007 to each non-employee director was $79,987, as computed in accordance with FAS 123R, based on the closing price of our common stock of $14.23 on the grant date. The restricted stock will vest in full on August 9, 2008.

(3)	The amounts shown are the compensation costs recognized by us in fiscal year 2007 related to grants of restricted stock in fiscal year 2007 and prior fiscal years, as prescribed under FAS 123R. For a discussion of valuation assumptions, see Footnote 12, “Stockholders’ Equity” to our 2008 consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2007; except that, for purposes of the amounts shown, no forfeitures were assumed to take place.

(4)	The table below shows the aggregate numbers of unvested stock awards granted in fiscal year 2007 and prior years, and reflects the amounts outstanding for each director as of December 31, 2007. None of the Named Executive Officers held any exercisable or unexercisable stock options (vested or unvested) at December 31, 2007.

Stock Awards Outstanding
Director	at Fiscal Year End

Michael E. Boxer	5,621
John M. Miller, V	5,621
Glenn S. Schafer	5,621
Michael D. Stephens	5,621
Robert M. Le Blanc	0
William C. Scott	5,621
M. Bernard Puckett	0

(5)	Upon his appointment to our board of directors on February 6, 2008, Mr. Puckett received a grant of 2,342 shares of restricted stock on February 15, 2008, which will fully vest on the first anniversary of the grant, as well as an annual retainer of $30,000. Mr. Puckett is also eligible to receive fees for board meeting attendance of $1,500 for each meeting attended in person and $500 for each meeting attended by teleconference (or $1,500 if the teleconference meeting lasts more than two hours).

(6)	Represents $150,000 paid to Mr. Scott in connection with his employment with us on a part time basis assessing potential acquisition opportunities and for other miscellaneous matters, as well as $11,063 for medical, dental, vision, disability and life insurance coverage.

(7)	Mr. Stephens was appointed to our board on July 26, 2007 and was entitled to receive the independent director compensation outlined above, including the annual supplemental retainer as Chair of the Corporate Governance Committee and the grant of shares of restricted stock on August 9, 2007.

The members of our board of directors also are entitled to reimbursement of their expenses, in accordance with our policy, incurred in connection with attendance at board and committee meetings and conferences with our senior management. We do not offer our non-employee directors any perquisites or other forms of compensation for service on our board of directors.

Compensation Committee Interlocks and Insider Participation

None of our executive officers serves, or in the past year has served, as a member of our board of directors or compensation committee of any other entity that has executive officers who have served on our board of directors or compensation committee. Robert M. Le Blanc, Glenn S. Schafer (Chairman) and William C. Scott were members of the Compensation Committee during fiscal year 2007 and are currently members of the Compensation Committee. M. Bernard Puckett was appointed as a member of the Compensation Committee effective February 2008. Robert M. Le Blanc currently serves as the Managing Director of Onex Investment Corp., an affiliate of Onex Corporation. William C. Scott has been employed with Summit Care Corporation, which we acquired in March 1998, during the past three years, and is currently employed with us on a part time basis assessing potential acquisition opportunities and for other miscellaneous matters.

Equity Compensation Plan Information

The following table provides information as of December 31, 2007, about compensation plans under which shares of our common stock may be issued to employees, consultants or non-employee directors of our board of directors upon exercise of options, warrants or rights.

			Number of Securities
			Remaining Available for
	Number of Securities	Weighted-Average	Future Issuance Under
	to be Issued Upon	Exercise Price of	Equity Compensation
	Exercise of Outstanding	Outstanding Options,	Plans (Excluding
	Options, Warrants and	Warrants and	Securities Reflected in
Plan Category	Rights(a)	Rights(b)	Column (a))(c)

Plans approved by stockholders	169,000	$15.42	876,886
Plans not approved by stockholders	0	0	0

Total	169,000	$15.42	876,886

(a)	Represents the number of securities to be issued upon exercise of outstanding options under our 2007 Incentive Award Plan.

(b)	Represents the weighted-average exercise price of outstanding options under our 2007 Incentive Award Plan.

(c)	Represents the number of securities remaining available for issuance under our 2007 Incentive Award Plan, excluding securities to be issued upon exercise of outstanding options under the 2007 Incentive Award Plan. Does not include shares of our common stock available for issuance under the Skilled Healthcare Group, Inc. 2007 Incentive Award Plan proposed for approval by our stockholders at our 2008 annual meeting under Item No. 2 Approval of the Amendment and Restatement of the Skilled Healthcare Group, Inc. 2007 Incentive Award Plan. If approved, the aggregate number of shares of our common stock available for issuance under the 2007 Incentive Award Plan will be 2,623,181.

AUDIT MATTERS

Audit Committee Report

Following is the report of the Audit Committee with respect to Skilled Healthcare Group, Inc.’s audited financial statements for the fiscal year ending December 31, 2007, and the related consolidated statements of operations, stockholders’ equity and cash flows for each of the three years in the period ended December 31, 2007 and the notes thereto.

The Audit Committee has reviewed and discussed our audited financial statements (including the quality of Skilled Healthcare Group, Inc.’s accounting principles) with management. Our management is responsible for the preparation, presentation and integrity of our financial statements. Management is also responsible for establishing and maintaining internal controls over financial reporting (as defined in Exchange Act Rule 13a-15(f)) and for evaluating the effectiveness of those internal controls and for evaluating any changes in those controls that will, or is reasonably likely to, affect internal controls over financial reporting. Management is also responsible for establishing and maintaining disclosure controls (as defined in Exchange Act Rule 13a-15(e)) and for evaluating the effectiveness of disclosure controls and procedures.

The Audit Committee has reviewed and discussed our audited financial statements (including the quality of our accounting principles) with Ernst & Young LLP. The Audit Committee has discussed with Ernst & Young LLP the matters required to be discussed by Statement on Auditing Standards No. 61, as amended, “Communications with Audit Committees,” which includes, among other items, matters related to the conduct of the audit of our financial statements, and the matters required to be discussed by Public Company Accounting Oversight Board Auditing Standard No. 2, “An Audit of Internal Control Over Financial Reporting Performed in Conjunction with an Audit of Financial Statements.” Further, the Audit Committee reviewed Ernst & Young LLP’s Report of

Independent Registered Public Accounting Firm included in our Annual Report on Form 10-K related to its audit of the consolidated financial statements and financial statement schedules.

The Audit Committee has also received written disclosures and the letter from Ernst & Young LLP required by Public Company Accounting Oversight Board’s Rule 3600T, which adopts on an interim basis, Independence Standards Board Standard No. 1, as amended “Independence Discussions with Audit Committees,” and has discussed with Ernst & Young LLP its independence from us.

Based on the review and discussions referred to above, the Audit Committee recommended to the board of directors of Skilled Healthcare Group, Inc. that its audited financial statements be included in the its Annual Report on Form 10-K for the fiscal year ended December 31, 2007.

Audit Committee of the Board of Directors
Michael E. Boxer
John M. Miller
Robert M. Le Blanc

Independent Registered Public Accountants

Ernst & Young LLP provided audit, audit-related and tax services to us during the fiscal years ended December 31, 2007 and 2006 as follows:

Type of Fees	Fiscal 2007	Fiscal 2006

Audit Fees	$2,527,000	$2,812,000
Audit-Related Fees	53,000	0
Tax Fees	242,000	617,000
All Other Fees	0	0

Total	$2,822,000	$3,429,000

Audit Fees

The category includes fees associated with our annual audit and the review of our quarterly reports on Form 10-Q. This category also includes advice on audit and accounting matters that arose during, or as a result of, the audit or the review of our interim financial statements and the assistance with the review of our SEC registration statements.

Audit-Related Fees

This category includes fees associated with accounting consultations and attestation services that are not required by statute or regulation.

Tax Fees

This category includes $225,000 in fees associated with tax return preparation and $17,000 in fees associated with tax consultations.

All Other Fees

We did not engage Ernst & Young LLP to provide any other services during the fiscal years ended December 31, 2007 or 2006.

Pre-Approval Policies and Procedures

The Audit Committee has specifically approved all of the audit and non-audit services performed by Ernst & Young LLP and has determined the rendering of such non-audit services was compatible with maintaining Ernst & Young LLP’s independence. In fiscal year 2007 and 2006 all audit fees, audit-related fees, and tax fees were pre-approved by the Audit Committee directly.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Policy Regarding Related Person Transactions

Effective as of April 2007, our board of directors adopted a written policy to which all related party transactions are subject. Related party transactions are transactions between us and our directors or members of senior management, as defined by Item 404 of Regulation S-K of the Securities Act of 1933. Pursuant to the policy, existing related party transactions are reviewed on at least a biannual basis with the goals of ensuring that such transactions are being pursued in accordance with all of the understandings and commitments made at the time they were previously approved, ensuring that payments being made with respect to such transactions are appropriately reviewed and documented and reaffirming the continuing desirability of and need for each related party arrangement.

Newly proposed related party transactions are fully and carefully reviewed by the Audit Committee for evaluation and approval. The Audit Committee had the authority to hire and consult with outside financial, legal and other advisors as it deems appropriate in its evaluation of any such proposed transactions. The information provided to the directors reviewing a transaction must be sufficiently comprehensive so that the Audit Committee can reach informed decisions about related party transactions.

In addition, our board of directors takes active measures to ensure that the entities providing these related party services are being held to the same standards that we would demand of unaffiliated third-party service providers and there is a clear and articulable reason for procuring the services from a related party.

Although the transactions described below were entered into prior to our adoption of our related party transactions policy, each was approved by our Audit Committee when it was entered into.

Related Person Transactions

On December 27, 2005 we acquired our predecessor company, named Skilled Healthcare Group, Inc. Certain members of our senior management team and Baylor Health Care System, which we refer to collectively as the rollover investors, agreed to roll over amounts that they would otherwise receive in the merger as an investment in our equity. Members of our senior management team agreed to roll over at least one-half of the after tax amount they would otherwise receive in the merger and Baylor agreed to roll over approximately $3.8 million of its equity interest in our predecessor company. For purposes of the rollover investments, shares of our predecessor company’s common stock were valued at the same per share price as would have been payable for such shares in the merger. Immediately after the merger, Onex and its affiliates and associates, on the one hand, and the rollover investors, on the other hand, held approximately 95% and 5%, respectively, of our outstanding capital stock, not including restricted stock issued to management at the time of the transaction.

Concurrently with the consummation of the transactions contemplated by the merger agreement:

•	Onex made an equity investment in us of approximately $211.3 million in cash;

•	the rollover investors made an equity investment in us of approximately $1.5 million in cash through settlement of a bonus payable and $10.1 million in rollover equity;

•	our predecessor company assumed $200.0 million aggregate principal amount of senior subordinated notes issued in connection with the merger;

•	our predecessor company paid cash merger consideration of $240.8 million to our then-existing stockholders (other than, to the extent of their rollover investment, the rollover investors) and option holders;

•	our predecessor company amended its existing first lien senior secured credit facility to provide for a rollover of its existing $259.4 million term loan and an increase in its revolving credit facility from $50.0 million to $75.0 million;

•	our predecessor company repaid in full its $110.0 million second lien senior secured credit facility;

•	our predecessor company paid accrued interest on its second lien senior secured credit facility;

•	we increased the cash on our balance sheet by $35.2 million; and

•	we paid approximately $19.2 million of fees and expenses, including placement and other financing fees, and other transaction costs and professional expenses.

Agreement with Onex Partners Manager LP

We have an agreement with Onex Partners Manager LP, or Onex Manager, a wholly-owned subsidiary of Onex Corporation, which holds approximately 58% of the voting power of our outstanding common stock. In exchange for providing us with corporate finance and strategic planning consulting services, we pay Onex Manager an annual fee of $0.5 million. We reimburse Onex Manager for out-of-pocket expenses incurred in connection with the provision of services pursuant to the agreement.

Stockholders’ Agreement

Stockholders holding approximately 86% of the voting power of our outstanding common stock, including Onex and its affiliates, are party to an investor stockholders’ agreement. Under this agreement, these stockholders have agreed to vote their shares on matters presented to the stockholders as specifically provided in the investor stockholders’ agreement, or, if not so provided, in the same manner as Onex. In particular, each non-Onex party agreed to vote all of their shares to elect to our board of directors such individuals as may be designated by Onex from time to time. Robert M. Le Blanc has been designated to serve on our board of directors by Onex.

Agreement with Executive Search Solutions

On May 1, 2005, we entered into an employee placement agreement with Executive Search Solutions, LLC, a provider of recruiting services to the healthcare services industry, under which we pay Executive Search Solutions $12,085 a month to provide us with qualified candidates based on our specified criteria for positions including director of nursing, business office manager and nursing home administrator and overhead positions at a director level or above. The term of the agreement began on May 1, 2005 and will end on June 30, 2008 and will automatically renew monthly thereafter, unless terminated with 30 days advance written notice. Our Chief Executive Officer, Boyd W. Hendrickson, and our President, Jose C. Lynch, each hold a beneficial ownership interest of 30.0% of Executive Search Solutions. In 2007, we paid Executive Search Solutions $147,554.

We believe that all of these related party transactions were either on terms at least as favorable to us as could have been obtained through arm’s-length negotiations with unaffiliated third parties or were negotiated in connection with acquisitions, the overall terms of which were as favorable to us as could have been obtained through arm’s-length negotiations with unaffiliated third parties.

OTHER MATTERS

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended, or the “Exchange Act,” requires our directors and executive officers, and persons who own more than 10% of a registered class of our securities, to file with the SEC initial reports of ownership and reports of changes in ownership of our common stock and other equity securities. Based solely on a review of copies of such forms received with respect to fiscal year 2007 and the written representations received from certain reporting persons that no other reports were required, we believe that all directors, executive officers and persons who own more that 10% of our Common Stock have complied with the reporting requirements of Section 16(a), with the exception of one report on Form 3 due on May 14, 2007 and filed on May 15, 2007 for each of Brad Gibson, Chris Felfe, Boyd Hendrickson and Eddie Parades.

Stockholder Proposals and Nominations

Proposals Pursuant to Rule 14a-8.  Pursuant to Rule 14a-8 under the Exchange Act, stockholders may present proper proposals for inclusion in our proxy statement and for consideration at our next annual meeting of stockholders. To be eligible for inclusion in our 2009 proxy statement, your proposal must be received by us no later than December 9, 2008, and must otherwise comply with Rule 14a-8. While our board will consider stockholder proposals, we reserve the right to omit from our proxy statement stockholder proposals that we are not required to include under the Exchange Act, including Rule 14a-8.

Proposals and Nominations Pursuant to our Bylaws.  Under our Amended and Restated Bylaws, or bylaws, in order to nominate a director or bring any other business before the stockholders at the 2009 annual meeting that will not be included in our proxy statement, you must comply with the procedures described below. In addition, you must notify us in writing and such notice must be delivered to our Secretary no earlier than January 8, 2009 and later than February 7, 2009, unless our annual meeting for 2009 is scheduled prior to 30 days before the first anniversary of our 2008 annual meeting or after 90 days after the first anniversary of our 2008 annual meeting. This notice must be delivered not earlier than the 120th day prior to the annual meeting and not later than the later of the 90th day prior to the annual meeting and the 10th day following the day on which public announcement of the annual meeting date is made.

Our bylaws provide that a stockholder’s nomination must contain the following information about the nominee: (i) all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required, in each case pursuant to and in accordance with Regulation 14A under the Exchange Act and Rule 14a-11 thereunder, and (ii) such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected. Any candidates recommended by stockholders for nomination to our board of directors will be evaluated in the same manner that nominees suggested by board members, management or other parties are evaluated.

Our bylaws provide that a stockholder’s notice of a proposed business item must include: a brief description of the business desired to be brought before the meeting, the text of the proposal or business (including the text of any resolutions proposed for consideration and in the event that such business includes a proposal to amend the bylaws of the corporation, the language of the proposed amendment) and the reasons for conducting such business at the meeting. In addition, the bylaws provide that a stockholder proposing any nomination or other business item must include, as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made (i) the name and address of such stockholder, as they appear on our books, and of such beneficial owner, (ii) the class and number of shares of our capital stock which are owned beneficially and of record by such stockholder and such beneficial owner, (iii) a representation that the stockholder is a holder of record of our stock entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to propose such business or nomination, (iv) any material interest of the stockholder in such business, and (v) a representation whether the stockholder or the beneficial owner, if any, intends or is part of a group which intends (a) to deliver a proxy statement and/or form of proxy to holders of at least the percentage of our outstanding capital stock required to approve or adopt the proposal or elect the nominee and/or (b) otherwise to solicit proxies from stockholders in support of such proposal or nomination. We may require any proposed nominee to furnish such other information as we may reasonably require to determine the eligibility of such proposed nominee to serve as our director.

You may write to our Secretary at our principal executive office, 27442 Portola Parkway, Suite 200, Foothill Ranch, California 92610 to deliver the notices discussed above and for a copy of the relevant bylaw provisions regarding the requirements for making stockholder proposals and nominating director candidates pursuant to the bylaws.

Householding of Proxy Materials

The SEC has adopted rules that permit companies and intermediaries (such as banks and brokers) to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.

This year, a number of banks and brokers with account holders who are our stockholders will be householding our proxy materials. A single proxy statement will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your bank or broker that it will be householding communications to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy statement and annual report, please notify your bank or broker, direct your written request to Investor Relations, Skilled Healthcare Group, Inc., 27442 Portola Parkway, Suite 200, Foothill Ranch, California 92610, or contact Jeff Elliott at Halliburton Investor Relations by telephone at (972) 458-8000. Stockholders who currently receive multiple copies of the proxy statement at their address and would like to request householding of their communications should contact their bank or broker.

Incorporation by Reference

Notwithstanding anything to the contrary set forth in any of our previous filings under the Securities Act of 1933, as amended, or the Exchange Act which might incorporate future filings made by us under those statutes, neither the preceding Compensation Committee Report nor the Audit Committee Report will be incorporated by reference into any of those prior filings, nor will any such report be incorporated by reference into any future filings made by us under those statutes, except to the extent we specifically incorporate such reports by reference therein. In addition, information on our website, other than our proxy statement and form of proxy, is not part of the proxy soliciting material and is not incorporated herein by reference.

SKILLED HEALTHCARE GROUP, INC.

Roland G. Rapp
Executive Vice President, General Counsel and Secretary

APPENDIX A

AMENDED AND RESTATED SKILLED HEALTHCARE GROUP, INC.
2007 INCENTIVE AWARD PLAN

Skilled Healthcare Group, Inc., a Delaware corporation (the “Company”), by resolution of its Board of Directors, hereby adopts the Amended and Restated Skilled Healthcare Group, Inc. 2007 Incentive Award Plan (the “Plan”). The Plan initially became effective on April 26, 2007 (the “Effective Date”). This amendment and restatement of the Plan will become effective upon approval by the Company’s stockholders at the 2008 annual meeting.

The purpose of the Plan is to promote the success and enhance the value of the Company by linking the personal interests of the members of the Board, Employees, and Consultants to those of the Company’s stockholders and by providing such individuals with an incentive for outstanding performance to generate superior returns to the Company’s stockholders. The Plan is further intended to provide flexibility to the Company in its ability to motivate, attract, and retain the services of members of the Board, Employees, and Consultants upon whose judgment, interest, and special effort the successful conduct of the Company’s operation is largely dependent.

ARTICLE I.

DEFINITIONS

Wherever the following terms are used in the Plan they shall have the meanings specified below, unless the context clearly indicates otherwise. The singular pronoun shall include the plural where the context so indicates.

1.1. “Administrator” shall mean the entity that conducts the general administration of the Plan as provided in Article X. With reference to the duties of the Committee under the Plan which have been delegated to one or more persons pursuant to Section 10.5, or as to which the Board has assumed, the term “Administrator” shall refer to such person(s) unless the Committee has revoked such delegation.

1.2. “Award” shall mean an Option, a Restricted Stock award, a Restricted Stock Unit award, a Performance Award, a Dividend Equivalents award, a Deferred Stock award, a Stock Payment award or a Stock Appreciation Right, which may be awarded or granted under the Plan (collectively, “Awards”).

1.3. “Award Agreement” shall mean a written agreement, which shall contain such terms and conditions with respect to an Award as the Administrator shall determine, consistent with the Plan.

1.4. “Award Limit” shall mean Five Hundred Sixty One Thousand (561,000) shares of Common Stock, as adjusted pursuant to Section 11.3. Solely with respect to Performance Awards granted pursuant to Section 8.2(b), “Award Limit” shall mean One Million Dollars ($1,000,000).

1.5. “Board” shall mean the Board of Directors of the Company, as constituted from time to time.

1.6. “Change in Control” means the occurrence of any of the following events:

(a) a transaction or series of transactions (other than an offering of Stock to the general public through a registration statement filed with the Securities and Exchange Commission) whereby any “person” or related “group” of “persons” (as such terms are used in Sections 13(d) and 14(d)(2) of the Exchange Act) (other than the Company, any of its subsidiaries, an employee benefit plan maintained by the Company or any of its subsidiaries or a “person” that, prior to such transaction, directly or indirectly controls, is controlled by, or is under common control with, the Company) directly or indirectly acquires beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act) of securities of the Company possessing more than 50% of the total combined voting power of the Company’s securities outstanding immediately after such acquisition; or

(b) During any 36-month period, individuals who, at the beginning of such period, constitute the Board together with any new director(s) (other than a director designated by a person who shall have entered into an agreement with the Company to effect a transaction described in Section 1.6(a) or Section 1.6(c)) whose election by the Board or nomination for election by the Company’s stockholders was approved by a vote of at least a majority of the directors then still in office who either were directors at the beginning of the 36-month period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority thereof; or

(c) The consummation by the Company (whether directly involving the Company or indirectly involving the Company through one or more intermediaries) of (x) a merger, consolidation, reorganization, or business combination or (y) a sale or other disposition of all or substantially all of the Company’s assets in any single transaction or series of related transactions or (z) the acquisition of assets or stock of another entity, in each case other than a transaction:

(i) Which results in the Company’s voting securities outstanding immediately before the transaction continuing to represent (either by remaining outstanding or by being converted into voting securities of the Company or the person that, as a result of the transaction, controls, directly or indirectly, the Company or owns, directly or indirectly, all or substantially all of the Company’s assets or otherwise succeeds to the business of the Company (the Company or such person, the “Successor Entity”)) directly or indirectly, at least a majority of the combined voting power of the Successor Entity’s outstanding voting securities immediately after the transaction, and

(ii) After which no person or group beneficially owns voting securities representing 50% or more of the combined voting power of the Successor Entity; provided, however, that no person or group shall be treated for purposes of this Section 1.6(c)(ii) as beneficially owning 50% or more of combined voting power of the Successor Entity solely as a result of the voting power held in the Company prior to the consummation of the transaction; or

(d) The Company’s stockholders approve a liquidation or dissolution of the Company.

For purposes of subsection (a) above, the calculation of voting power shall be made as if the date of the acquisition were a record date for a vote of the Company’s stockholders, and for purposes of subsection (c) above, the calculation of voting power shall be made as if the date of the consummation of the transaction were a record date for a vote of the Company’s stockholders.

1.7. “Code” shall mean the Internal Revenue Code of 1986, as amended.

1.8. “Committee” shall mean the Compensation Committee of the Board, or another committee or subcommittee of the Board, appointed as provided in Section 10.1.

1.9. “Common Stock” shall mean the Class A common stock of the Company, par value $0.001 per share.

1.10. “Company” shall mean Skilled Healthcare Group, Inc., a Delaware corporation, or any successor entity.

1.11. “Consultant” shall mean any consultant or adviser if: (a) the consultant or adviser is a natural person, (b) the consultant or adviser renders bona fide services to the Company or any Subsidiary; and (c) the services rendered by the consultant or adviser are not in connection with the offer or sale of securities in a capital-raising transaction and do not directly or indirectly promote or maintain a market for the Company’s securities.

1.12. “Covered Employee” shall mean any Employee who is, or could be, a “covered employee” within the meaning of Section 162(m) of the Code.

1.13. “Deferred Stock” shall mean rights to receive Common Stock awarded under Article VIII of the Plan, which may be expressed in terms of units, shares or otherwise.

1.14. “Director” shall mean a member of the Board.

1.15. “Dividend Equivalent” shall mean a right to receive the equivalent value (in cash or Common Stock) of dividends paid on Common Stock, awarded with respect to Awards pursuant to Article VIII of the Plan.

1.16. “DRO” shall mean a domestic relations order as defined by the Code or Title I of the Employee Retirement Income Security Act of 1974, as amended, or the rules thereunder.

1.17. “Effective Date” shall mean the date the Plan is approved by the Company’s stockholders.

1.18. “Employee” shall mean any officer or other employee (as defined in accordance with Section 3401(c) of the Code) of the Company, or of any Subsidiary.

1.19. “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

1.20. “Fair Market Value” means, as of any date:

(a) If the Common Stock is listed on any established stock exchange (such as the New York Stock Exchange) or any national market system, including without limitation any market system of The NASDAQ Stock Market, its Fair Market Value shall be the closing sales price for a share of Common Stock as quoted on such exchange or system on that date (or if no such sales price is quoted on such date, then the Fair Market Value shall be the closing sale price on the last preceding date for which such quotation exists), as reported in The Wall Street Journal or such other source as the Administrator deems reliable;

(b) If the Common Stock is regularly quoted by a recognized securities dealer but closing sales prices are not reported, its Fair Market Value shall be the mean of the high bid and low asked prices on that date (or if no such sales price is quoted on such date, then the Fair Market Value shall be the closing sale price on the last preceding date for which such information exists), as reported in The Wall Street Journal or such other source as the Administrator deems reliable; or

(c) If the Common Stock is neither listed on an established stock exchange or a national market system nor regularly quoted by a recognized securities dealer, the Fair Market Value thereof shall be established by the Administrator in good faith.

Notwithstanding the foregoing, The Fair Market Value of a share of Common Stock on the effective date of the initial public offering of the Common Stock shall be the initial offering price to the public under such initial public offering.

1.21. “Fiscal Year” means the fiscal year of the Company.

1.22. “Holder” shall mean a person who has been granted or awarded an Award.

1.23. “Incentive Stock Option” shall mean an option which conforms to the applicable provisions of Section 422 of the Code and which is designated as an Incentive Stock Option by the Administrator.

1.24. “Non-Employee Director” shall mean a member of the Board who is not an Employee.

1.25. “Non-Qualified Stock Option” shall mean an Option which is not designated as an Incentive Stock Option by the Administrator.

1.26. “Option” shall mean a stock option granted under Article IV of the Plan. An Option granted under the Plan shall, as determined by the Administrator, be either a Non-Qualified Stock Option or an Incentive Stock Option; provided, however, that Options granted to Non-Employee Directors and Consultants shall be Non-Qualified Stock Options; provided further, however, that Incentive Stock Options shall only be granted to Employees of the Company or any Subsidiary Corporation.

1.27. “Performance Award” shall mean a cash bonus, stock bonus or other performance or incentive award that is paid in cash, Common Stock or a combination of both, awarded under Article VIII of the Plan.

1.28. “Performance Criteria” means the criteria that the Committee selects for an Award for purposes of establishing the Performance Goal or Performance Goals for a Performance Period. The Performance Criteria that will be used to establish Performance Goals are limited to the following, or growth in the following, alone or in combination: (a) net earnings (either before or after (i) interest, (ii) taxes, (iii) depreciation and (iv) amortization), (b) gross or net sales or revenue, (c) net income (either before or after taxes), (d) operating earnings, (e) cash flow (including, but not limited to, operating cash flow and free cash flow), (f) return on assets, (g) return on capital, (h) return on stockholders’ equity, (i) return on sales, (j) gross or net profit or operating margin, (k) costs, (l) funds from operations, (m) expense, (n) working capital, (o) earnings per share, (p) price per share of Common Stock, (q) FDA or other regulatory body approval for commercialization of a product, (r) implementation or completion of critical projects, and (s) market share, any of which may be measured either in absolute terms or as compared to any incremental increase or decrease or as compared to results of a peer group. The Committee shall, within the time prescribed by Section 162(m) of the Code, define in an objective fashion the manner of calculating the Performance Criteria it selects to use for such Performance Period for such Award; provided, however, that each Performance Criteria shall be determined in accordance with generally accepted accounting principles to the extent applicable.

1.29. “Performance Goals” means, for a Performance Period, the goals established in writing by the Committee for the Performance Period based upon the Performance Criteria. Depending on the Performance Criteria used to establish such Performance Goals, the Performance Goals may be expressed in terms of overall Company performance or the performance of a division, business unit, or an individual. The Committee, in its discretion, may, within the time prescribed by Section 162(m) of the Code, adjust or modify the calculation of Performance Goals for such Performance Period in order to prevent the dilution or enlargement of the rights of any Holder of a Performance Award (a) in the event of, or in anticipation of, any unusual or extraordinary corporate item, transaction, event, or development, or (b) in recognition of, or in anticipation of, any other unusual or nonrecurring events affecting the Company, or the financial statements of the Company, or in response to, or in anticipation of, changes in applicable laws, regulations, accounting principles, or business conditions. The achievement of each Performance Goal shall be determined in accordance with generally accepted accounting principles to the extent applicable.

1.30. “Performance Period” means one or more periods of time, which may be of varying and overlapping durations, as the Committee may select, over which the attainment of one or more Performance Goals will be measured for the purpose of determining a Holder’s right to, and the payment of, a Performance Award.

1.31. “Plan” shall mean the Skilled Healthcare Group, Inc. 2007 Incentive Award Plan, as the same may be amended or restated from time to time.

1.32. “Restricted Stock” shall mean Common Stock awarded under Article VII of the Plan.

1.33. “Restricted Stock Units” shall mean rights to receive Common Stock awarded under Article VIII.

1.34. “Rule 16b-3” shall mean Rule 16b-3 promulgated under the Exchange Act, as such Rule may be amended from time to time.

1.35. “Securities Act” shall mean the Securities Act of 1933, as amended.

1.36. “Stock Appreciation Right” shall mean a stock appreciation right granted under Article IX of the Plan.

1.37. “Stock Payment” shall mean: (a) a payment in the form of shares of Common Stock, or (b) an option or other right to purchase shares of Common Stock, as part of a deferred compensation arrangement, made in lieu of all or any portion of the compensation, including without limitation, salary, bonuses, commissions and directors’ fees, that would otherwise become payable to a Employee, Non-Employee Director or Consultant in cash, awarded under Article VIII of the Plan.

1.38. “Subsidiary” shall mean any Subsidiary Corporation or any other entity (other than the Company) in an unbroken chain of entities beginning with the Company if each of the entities other than the last entity in the unbroken chain beneficially owns, at the time of determination, securities or interests representing fifty percent (50%) or more of the total combined voting power of all outstanding classes of securities or interests (taken together as a single class) in one of the other entities in such chain.

1.39. “Subsidiary Corporation” shall mean any corporation in an unbroken chain of corporations beginning with the Company if each of the corporations other than the last corporation in the unbroken chain then owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

1.40. “Substitute Award” shall mean an Option granted under this Plan upon the assumption of, or in substitution for, outstanding equity awards previously granted by a company or other entity in connection with a corporate transaction, such as a merger, combination, consolidation or acquisition of property or stock; provided, however, that in no event shall the term “Substitute Award” be construed to refer to an award made in connection with the cancellation and repricing of an Option.

1.41. “Termination of Service” shall mean:

(i) the time when a Holder who is a Non-Employee Director ceases to be a Director for any reason, including, without limitation, a termination by resignation, failure to be elected, death or retirement; or

(ii) the time when the engagement of a Holder as a Consultant to the Company or a Subsidiary is terminated for any reason, with or without cause, including, without limitation, by resignation, discharge, death or retirement, but excluding terminations where there is a simultaneous commencement of employment with the Company or any Subsidiary; or

(iii) the time when the employee-employer relationship between a Holder and the Company or any Subsidiary is terminated for any reason, with or without cause, including, without limitation, a termination by resignation, discharge, death, disability or retirement; but excluding (a) terminations where there is a simultaneous reemployment or continuing employment of a Holder by the Company or any Subsidiary, and (b) terminations which are followed by the simultaneous establishment of a consulting relationship by the Company or a Subsidiary with the former employee, provided, however, that, with respect to Incentive Stock Options, unless the Administrator otherwise provides in the terms of the Award Agreement or otherwise, a leave of absence, change in status from an employee to an independent contractor or other change in the employee-employer relationship shall constitute a Termination of Employment if, and to the extent that, such leave of absence, change in status or other change interrupts employment for the purposes of Section 422(a)(2) of the Code and the then applicable regulations and revenue rulings under said Section.

The Administrator, in its absolute discretion, shall determine the effect of all matters and questions relating to Termination of Service, including, without limitation, the question of whether a Termination of Service resulted from a discharge for cause. Notwithstanding any other provision of the Plan, the Company or any Subsidiary has an absolute and unrestricted right to terminate a Consultant’s or Employee’s service at any time for any reason whatsoever, with or without cause, except to the extent expressly provided otherwise in writing. For purposes of the Plan, a Holder’s employee-employer relationship or consulting relationship, as applicable, shall be deemed to be terminated in the event that the Subsidiary employing such Holder ceases to remain a Subsidiary following any merger, sale of stock or other corporate transaction or event (including, without limitation, a spin-off).

ARTICLE II.

SHARES SUBJECT TO PLAN

2.1.  Shares Subject to Plan.

(a) Subject to Section 11.3 and Section 2.1(b), the aggregate number of shares of Common Stock that may be issued or transferred pursuant to Awards under the Plan shall be equal to Two Million Six Hundred Twenty Three Thousand One Hundred Eighty One (2,623,181) shares.

(b) To the extent that an Award terminates, expires, lapses or is forfeited for any reason, any shares of Common Stock then subject to such Award shall again be available for grant pursuant to the Plan. To the extent permitted by applicable law or any exchange rule, shares of Common Stock issued in assumption of, or in substitution for, any outstanding awards of any entity acquired in any form of combination by the Company or any Subsidiary, and all Substitution Awards, shall not be counted against shares of Common Stock available for grant pursuant to this Plan. If any shares of Restricted Stock are surrendered by the Holder or repurchased by the Company pursuant to Section 7.4 or 7.5 hereof, such shares may again be granted or awarded hereunder, subject to the limitations of Section 2.1(a). Shares of Common Stock withheld by the Company or delivered to the Company in payment of the exercise price or tax withholding obligations of any Award shall not be available for grant under the Plan. The payment of Dividend Equivalents in conjunction with any outstanding Awards shall not be counted against the shares available for issuance under the Plan. Notwithstanding the provisions of this Section 2.1(b), no shares of Common Stock may again be optioned, granted or awarded if such action would cause an Incentive Stock Option to fail to qualify as an incentive stock option under Section 422 of the Code.

2.2.  Stock Distributed.  Any Common Stock distributed pursuant to an Award shall consist, in whole or in part, of authorized and unissued Common Stock or shares of Common Stock held in treasury.

2.3.  Limitation on Number of Shares Subject to Awards.  Notwithstanding any provision in the Plan to the contrary, and subject to Article XI, the maximum number of shares of Common Stock with respect to one or more Awards that may be granted to any one individual during any calendar year shall not exceed the Award Limit; provided, however, that in the year of initial hiring of an Employee, the maximum number of shares of Common Stock with respect to one or more Awards that may be granted to such Employee during such year of initial hiring shall not exceed 150% of the Award Limit. To the extent required by Section 162(m) of the Code, shares subject to Awards which are canceled shall continue to be counted against the Award Limit.

ARTICLE III.

GRANTING OF AWARDS

3.1.  Award Agreement.  Each Award shall be evidenced by an Award Agreement. Award Agreements evidencing Awards intended to qualify as performance-based compensation (as described in Section 162(m)(4)(C) of the Code) shall contain such terms and conditions as may be necessary to meet the applicable provisions of Section 162(m) of the Code. Award Agreements evidencing Incentive Stock Options shall contain such terms and conditions as may be necessary to meet the applicable provisions of Section 422 of the Code.

3.2.  Provisions Applicable to Covered Employees.

(a) The Committee, in its discretion, may determine whether an Award is to qualify as performance-based compensation (as described in Section 162(m)(4)(C) of the Code).

(b) Notwithstanding anything in the Plan to the contrary, the Committee may grant any Award to a Covered Employee, including Restricted Stock the restrictions with respect to which lapse upon the attainment of specified Performance Goals and any performance or incentive award described in Article VIII that vests or becomes exercisable or payable upon the attainment of one or more specified Performance Goals.

(c) To the extent necessary to comply with the performance-based compensation requirements of Section 162(m)(4)(C) of the Code, with respect to any Award granted under Articles VII and VIII which may be granted to one or more Covered Employees, no later than ninety (90) days following the commencement of any Fiscal Year in question or any other designated fiscal period or period of service (or such other time as may be required or permitted by Section 162(m) of the Code), the Committee shall, in writing, (i) designate one or more Covered Employees, (ii) select the Performance Criteria applicable to the Fiscal Year or other designated fiscal period or period of service, (iii) establish the various performance targets, in terms of an objective formula or standard, and amounts of such Awards, as applicable, which may be earned for such Fiscal Year or other designated fiscal period or period of service, and (iv) specify the relationship between Performance Criteria and the performance targets and the amounts of such Awards, as applicable, to be earned by each Covered Employee for such Fiscal Year or other designated fiscal period or period of service. Following the completion of each Fiscal Year or other designated fiscal period or period of service, the Committee shall certify in writing whether the applicable performance targets have been achieved for such Fiscal Year or other designated fiscal period or period of service. In determining the amount earned by a Covered Employee, the Committee shall have the right to reduce (but not to increase) the amount payable at a given level of performance to take into account additional factors that the Committee may deem relevant to the assessment of individual or corporate performance for the Fiscal Year or other designated fiscal period or period of service.

(d) Furthermore, notwithstanding any other provision of the Plan, any Award which is granted to a Covered Employee and is intended to qualify as performance-based compensation (as described in Section 162(m)(4)(C) of the Code) shall be subject to any additional limitations set forth in Section 162(m) of the Code (including any amendment to Section 162(m) of the Code) or any regulations or rulings issued thereunder that are requirements for qualification as performance-based compensation (as described in Section 162(m)(4)(C) of the Code), and the Plan shall be deemed amended to the extent necessary to conform to such requirements.

3.3.  Limitations Applicable to Section 16 Persons.  Notwithstanding any other provision of the Plan, the Plan, and any Award granted or awarded to any individual who is then subject to Section 16 of the Exchange Act, shall be subject to any additional limitations set forth in any applicable exemptive rule under Section 16 of the

Exchange Act (including any amendment to Rule 16b-3 of the Exchange Act) that are requirements for the application of such exemptive rule. To the extent permitted by applicable law, the Plan and Awards granted or awarded hereunder shall be deemed amended to the extent necessary to conform to such applicable exemptive rule.

3.4.  At-Will Employment.  Nothing in the Plan or in any Award Agreement hereunder shall confer upon any Holder any right to continue in the employ of, or as a Consultant for, the Company or any Subsidiary, or as a Director of the Company, or shall interfere with or restrict in any way the rights of the Company and any Subsidiary, which rights are hereby expressly reserved, to discharge any Holder at any time for any reason whatsoever, with or without cause, except to the extent expressly provided otherwise in a written employment agreement between the Holder and the Company and any Subsidiary.

3.5.  Foreign Laws.  Notwithstanding any provision of the Plan to the contrary, in order to comply with the laws in other countries in which the Company or its Subsidiaries operate or have Employees, Non-Employee Directors or Consultants, or in order to comply with the listing standards of any foreign stock exchange on which the Company’s shares are listed or traded, the Administrator, in its discretion, shall have the power and authority to: (i) determine which Subsidiaries shall be covered by the Plan; (ii) determine which Employees, Non-Employee Directors or Consultants outside the United States are eligible to participate in the Plan; (iii) modify the terms and conditions of any Awards to comply with applicable foreign laws or listing requirements of any such foreign stock exchange; (iv) establish subplans and modify exercise procedures and other terms and procedures, to the extent such actions may be necessary or advisable (any such subplans and/or modifications shall be attached to this Plan as appendices); provided, however, that no such subplans and/or modifications shall increase the share limitation contained in Section 2.1 of the Plan; and (v) take any action, before or after an Award is made, that it deems advisable to obtain approval or comply with any necessary local or foreign governmental regulatory exemptions or approvals or listing requirements of any such foreign stock exchange. Notwithstanding the foregoing, the Administrator may not take any actions under this Section 3.6 that would violate the Code, any applicable federal, state or foreign securities law or governing statute or any other applicable law or that would require prior stockholder approval (until such approval was obtained).

3.6.  Awards in Lieu of Cash Compensation.  Awards may be granted under the Plan to Employees and Consultants in lieu of cash bonuses which would otherwise be payable to such Employees and Consultants, and to Non-Employee Directors in lieu of directors’ fees which would otherwise be payable to such Non-Employee Directors, pursuant to such policies which may be adopted by the Administrator from time to time.

ARTICLE IV.

GRANTING OF OPTIONS TO EMPLOYEES,
CONSULTANTS AND NON-EMPLOYEE DIRECTORS

4.1.  Eligibility.  Each Employee, Consultant and Non-Employee Director selected by the Administrator shall be eligible to be granted an Option.

4.2.  Disqualification for Stock Ownership.  No person may be granted an Incentive Stock Option under the Plan if such person, at the time the Incentive Stock Option is granted, owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or any then existing Subsidiary Corporation or parent corporation (as defined in Section 424(e) of the Code) unless such Incentive Stock Option conforms to the applicable provisions of Section 422 of the Code.

4.3.  Qualification of Incentive Stock Options.  No Incentive Stock Option shall be granted to any person who is not an Employee of the Company or any then existing Subsidiary Corporation or parent corporation (as defined in Section 424(e) of the Code).

4.4.  Granting of Options to Employees and Consultants.

(a) The Administrator shall from time to time, in its absolute discretion, and, subject to applicable limitations of the Plan:

(i) Select from among the Employees or Consultants (including Employees or Consultants who have previously received Awards under the Plan) such of them as in its opinion should be granted Options;

(ii) Subject to the Award Limit, determine the number of shares to be subject to such Options granted to the selected Employees or Consultants;

(iii) Subject to Section 4.3, determine whether such Options are to be Incentive Stock Options or Non-Qualified Stock Options and whether such Options are to qualify as performance-based compensation (as described in Section 162(m)(4)(C) of the Code); and

(iv) Subject to the provisions of Article V, determine the terms and conditions of such Options, consistent with the Plan; provided, however, that the terms and conditions of Options intended to qualify as performance-based compensation (as described in Section 162(m)(4)(C) of the Code) shall include, but not be limited to, such terms and conditions as may be necessary to meet the applicable provisions of Section 162(m) of the Code.

(b) Upon the selection of an Employee or Consultant to be granted an Option, the Administrator shall instruct the Secretary of the Company to issue the Option and may impose such conditions on the grant of the Option as it deems appropriate.

(c) Any Incentive Stock Option granted under the Plan may be modified by the Administrator, with the consent of the Holder, to disqualify such Option from treatment as an “incentive stock option” under Section 422 of the Code.

4.5.  Granting of Options to Non-Employee Director.  The Administrator shall from time to time, in its absolute discretion, and subject to applicable limitations of the Plan:

(a) Select from among the Non-Employee Directors (including Non-Employee Directors who have previously received Awards under the Plan) such of them as in its opinion should be granted Options;

(b) Subject to the Award Limit, determine the number of shares to be subject to such Options granted to the selected Non-Employee Directors; and

(c) Subject to the provisions of Article V, determine the terms and conditions of such Options, consistent with the Plan.

ARTICLE V.

TERMS OF OPTIONS

5.1.  Option Price.  The price per share of the shares subject to each Option granted to Employees, Non-Employee Directors and Consultants shall be set by the Administrator; provided, however, that:

(a) Such price shall not be less than 100% of the Fair Market Value of a share of Common Stock on the date the Option is granted; and

(b) In the case of Incentive Stock Options granted to an individual then owning (within the meaning of Section 424(d) of the Code) more than 10% of the total combined voting power of all classes of stock of the Company or any Subsidiary Corporation or parent corporation thereof (within the meaning of Section 422 of the Code), such price shall not be less than 110% of the Fair Market Value of a share of Common Stock on the date the Option is granted (or the date the Option is modified, extended or renewed for purposes of Section 424(h) of the Code).

5.2.  Option Term.  The term of an Option granted to an Employee, Non-Employee Director or Consultant shall be set by the Administrator in its discretion; provided, however, that the term shall not be more than ten

(10) years from the date the Option is granted, or five (5) years from the date the Option is granted if the Option is an Incentive Stock Option granted to an individual then owning (within the meaning of Section 424(d) of the Code) more than 10% of the total combined voting power of all classes of stock of the Company or any Subsidiary Corporation or parent corporation thereof (within the meaning of Section 422 of the Code). Except as limited by requirements of Section 409A or Section 422 of the Code and regulations and rulings thereunder, the Administrator may extend the term of any outstanding Option in connection with any Termination of Service of the Holder, or amend any other term or condition of such Option relating to such a Termination of Service.

5.3.  Option Vesting.

(a) The period during which the right to exercise, in whole or in part, an Option vests in the Holder shall be set by the Administrator and the Administrator may determine that an Option may not be exercised in whole or in part for a specified period after it is granted. At any time after grant of an Option, the Administrator may, in its sole and absolute discretion and subject to whatever terms and conditions it selects, accelerate the period during which an Option vests.

(b) No portion of an Option granted to an Employee, Non-Employee Director or Consultant which is unexercisable at Termination of Service shall thereafter become exercisable, except as may be otherwise provided by the Administrator either in the Award Agreement or by action of the Administrator following the grant of the Option.

(c) To the extent that the aggregate fair market value of stock with respect to which “incentive stock options” (within the meaning of Section 422 of the Code, but without regard to Section 422(d) of the Code) are exercisable for the first time by a Holder during any calendar year under the Plan, and all other plans of the Company and any Subsidiary Corporation or parent corporation thereof, within the meaning of Section 424 of the Code, exceeds $100,000, the Options shall be treated as Non-Qualified Stock Options to the extent required by Section 422 of the Code. The rule set forth in the preceding sentence shall be applied by taking Options and other “incentive stock options” into account in the order in which they were granted. For purposes of this Section 5.3(c), the fair market value of stock shall be determined as of the time the Option or other “incentive stock options” with respect to such stock is granted.

5.4.  Substitute Awards.  Notwithstanding the foregoing provisions of this Article V to the contrary, in the case of an Option that is a Substitute Award, the price per share of the shares subject to such Option may be less than the Fair Market Value per share on the date of grant, provided, that the excess of: (a) the aggregate Fair Market Value (as of the date such Substitute Award is granted) of the shares subject to the Substitute Award, over (b) the aggregate exercise price thereof does not exceed the excess of: (x) the aggregate fair market value (as of the time immediately preceding the transaction giving rise to the Substitute Award, such fair market value to be determined by the Administrator) of the shares of the predecessor entity that were subject to the grant assumed or substituted for by the Company, over (y) the aggregate exercise price of such shares.

ARTICLE VI.

EXERCISE OF OPTIONS

6.1.  Partial Exercise.  An exercisable Option may be exercised in whole or in part. However, an Option shall not be exercisable with respect to fractional shares and the Administrator may require that, by the terms of the Option, a partial exercise be with respect to a minimum number of shares.

6.2.  Manner of Exercise.  All or a portion of an exercisable Option shall be deemed exercised upon delivery of all of the following to the Secretary of the Company, or such other person or entity designated by the Administrator, or his, her or its office, as applicable:

(a) A written notice complying with the applicable rules established by the Administrator stating that the Option, or a portion thereof, is to be exercised;

(b) Such representations and documents as the Administrator, in its absolute discretion, deems necessary or advisable to effect compliance with all applicable provisions of the Securities Act and any other federal or state securities laws or regulations. The Administrator may, in its absolute discretion, also take whatever additional actions it deems appropriate to effect such compliance including, without limitation, placing legends on share certificates and issuing stop-transfer notices to agents and registrars;

(c) In the event that the Option shall be exercised pursuant to Section 11.1 by any person or persons other than the Holder, appropriate proof of the right of such person or persons to exercise the Option;

(d) Full cash payment to the Secretary of the Company for the shares with respect to which the Option, or portion thereof, is exercised. However, the Administrator may, in its discretion, allow such payment to be made, in whole or in part, (i) through the delivery (actual or constructive through attestation) of shares of Common Stock with a Fair Market Value on the date of delivery equal to the aggregate exercise price of the Option or exercised portion thereof; (ii) through the surrender of shares of Common Stock then issuable upon exercise of the Option having a Fair Market Value on the date of Option exercise equal to the aggregate exercise price of the Option or exercised portion thereof; (iii) through the delivery of property of any kind which constitutes good and valuable consideration; (iv) through the delivery of a notice that the Holder has placed a market sell order with a broker with respect to shares of Common Stock then issuable upon exercise of the Option, and the broker timely pays a sufficient portion of the net proceeds of the sale to the Company in satisfaction of the Option exercise price; or (v) through any combination of the consideration provided in the foregoing subparagraphs (i), (ii), (iii) and (iv); provided, however, that the payment in the manner prescribed in the preceding paragraphs shall not be permitted to the extent that the Administrator determines that payment in such manner shall result in an extension or maintenance of credit, an arrangement for the extension of credit, or a renewal or an extension of credit in the form of a personal loan to or for any Director or executive officer of the Company that is prohibited by Section 13(k) of the Exchange Act or other applicable law; and

(e) The receipt by the Company of full payment of any applicable withholding tax, which in the discretion of the Administrator may be in the form of consideration used by the Holder to pay for such shares under Section 6.2(d).

6.3.  Rights as Stockholders.  Holders shall not be, nor have any of the rights or privileges of, stockholders of the Company in respect of any shares purchasable upon the exercise of any part of an Option unless and until certificates representing such shares have been issued by the Company to such Holders.

6.4.  Ownership and Transfer Restrictions.  The Administrator, in its absolute discretion, may impose such restrictions on the ownership and transferability of the shares purchasable upon the exercise of an Option as it deems appropriate. Any such restriction shall be set forth in the respective Award Agreement and may be referred to on the certificates evidencing such shares. The Holder shall give the Company prompt notice of any disposition of shares of Common Stock acquired by exercise of an Incentive Stock Option within (a) two years from the date of granting (including the date the Option is modified, extended or renewed for purposes of Section 424(h) of the Code) such Option to such Holder, or (b) one year after the transfer of such shares to such Holder.

ARTICLE VII.

AWARD OF RESTRICTED STOCK

7.1.  Eligibility.  Subject to the Award Limit, Restricted Stock may be awarded to any Employee, Non-Employee Director or Consultant who the Administrator determines should receive such an Award.

7.2.  Award of Restricted Stock.

(a) The Administrator may from time to time, in its absolute discretion:

(i) Select from among the Employees, Non-Employee Directors or Consultants (including Employees, Non-Employee Directors or Consultants who have previously received Awards under the Plan) such of them as in its opinion should be awarded Restricted Stock; and

(ii) Determine the purchase price, if any, restrictions and other terms and conditions applicable to such Restricted Stock, consistent with the Plan.

(b) The Administrator shall establish the purchase price, if any, and form of payment for Restricted Stock; provided, however, that such purchase price shall be no less than the par value of the Common Stock to be purchased, unless otherwise permitted by applicable state law. In all cases, legal consideration shall be required for each issuance of Restricted Stock.

(c) Upon the selection of an Employee, Non-Employee Director or Consultant to be awarded Restricted Stock, the Administrator shall instruct the Secretary of the Company to issue such Restricted Stock and may impose such conditions on the issuance of such Restricted Stock as it deems appropriate.

7.3.  Rights as Stockholders.  The Holder shall have, unless otherwise provided by the Administrator, all the rights of a stockholder with respect to the Restricted Stock issued to the Holder, subject to the restrictions in his or her Award Agreement, including the right to receive all dividends and other distributions paid or made with respect to the shares; provided, however, that, in the discretion of the Administrator, any extraordinary distributions with respect to the Common Stock shall be subject to the restrictions set forth in Section 7.4.

7.4.  Restriction.  All shares of Restricted Stock issued under the Plan (including any shares received by Holders thereof with respect to shares of Restricted Stock as a result of stock dividends, stock splits or any other form of recapitalization) shall, in the terms of each individual Award Agreement, be subject to such restrictions as the Administrator shall provide, which restrictions may include, without limitation, restrictions concerning voting rights and transferability and restrictions based on duration of employment, directorship or consultancy with the Company, Company performance, and individual performance or any of the Performance Criteria or other criteria determined appropriate by the Administrator. Restricted Stock may not be sold or encumbered until all restrictions are terminated or expire. By action taken after the Restricted Stock is issued, the Administrator may, on such terms and conditions as it may determine to be appropriate, remove any or all of the restrictions imposed by the terms of the Award Agreement. If no consideration was paid by the Holder upon issuance, the Holder shall automatically forfeit all rights in Restricted Stock then subject to restrictions, and such Restricted Stock shall be surrendered to the Company without consideration upon Termination of Service; provided, however, that the Administrator in its sole and absolute discretion may provide that the Holder shall not forfeit any or all of such shares of Restricted Stock and the restrictions thereon shall lapse in the event of Termination of Service following a Change in Control of the Company or because of the Holder’s retirement, death or disability or termination without cause, or otherwise.

7.5.  Repurchase of Restricted Stock.  The Administrator shall provide in the terms of each individual Award Agreement that the Company shall have the right to repurchase from the Holder the Restricted Stock then subject to restrictions under the Award Agreement immediately upon a Termination of Service, at a cash price per share equal to the price paid by the Holder for such Restricted Stock; provided, however, that the Administrator in its sole and absolute discretion may provide that the Company shall not have such right of repurchase for any or all of such shares of Restricted Stock and the restrictions thereon shall lapse in the event of a Termination of Service, following a Change in Control of the Company or because of the Holder’s retirement, death or disability or termination without cause, or otherwise.

7.6.  Escrow.  The Secretary of the Company or such other escrow holder as the Administrator may appoint shall retain physical custody of each certificate representing Restricted Stock until all of the restrictions imposed under the Award Agreement with respect to the shares evidenced by such certificate expire or shall have been removed.

7.7.  Legend.  In order to enforce the restrictions imposed upon shares of Restricted Stock hereunder, the Administrator shall cause a legend or legends to be placed on certificates (or book entries) representing all shares of Restricted Stock that are still subject to restrictions under Award Agreements, which legend or legends shall make appropriate reference to the conditions imposed thereby.

7.8.  Section 83(b) Election.  If a Holder makes an election under Section 83(b) of the Code, or any successor section thereto, to be taxed with respect to the Restricted Stock as of the date of transfer of the Restricted Stock rather than as of the date or dates upon which the Holder would otherwise be taxable under Section 83(a) of the Code, the Holder shall deliver a copy of such election to the Company immediately after filing such election with the Internal Revenue Service.

ARTICLE VIII.

PERFORMANCE AWARDS, DIVIDEND EQUIVALENTS, DEFERRED STOCK, STOCK PAYMENTS,
RESTRICTED STOCK UNITS

8.1.  Eligibility.  Subject to the Award Limit, one or more Performance Awards, Dividend Equivalent awards, Deferred Stock awards, Stock Payment awards, and/or Restricted Stock Unit awards may be granted to any Employee, Non-Employee Director or Consultant whom the Administrator determines should receive such an Award.

8.2.  Performance Awards.

(a) Any Employee, Non-Employee Director or Consultant selected by the Administrator may be granted one or more Performance Awards. The value of such Performance Awards may be linked to any one or more of the Performance Criteria or other specific criteria determined appropriate by the Administrator, in each case on a specified date or dates or over any period or periods determined by the Administrator. In making such determinations, the Administrator shall consider (among such other factors as it deems relevant in light of the specific type of award) the contributions, responsibilities and other compensation of the particular Employee, Non-Employee Director or Consultant.

(b) Without limiting Section 8.2(a), the Administrator may grant Performance Awards to any Covered Employee in the form of a cash bonus payable upon the attainment of objective Performance Goals which are established by the Administrator, in each case on a specified date or dates or over any period or periods determined by the Administrator. Any such bonuses paid to Covered Employees shall be based upon objectively determinable bonus formulas established in accordance with the provisions of Section 3.2. The maximum aggregate amount of all Performance Awards granted to a Covered Employee under this Section 8.2(b) during any calendar year shall not exceed the Award Limit. Unless otherwise specified by the Administrator at the time of grant, the Performance Criteria with respect to a Performance Award payable to a Covered Employee shall be determined on the basis of generally accepted accounting principles.

8.3.  Dividend Equivalents.  Any Employee, Non-Employee Director or Consultant selected by the Administrator may be granted Dividend Equivalents based on the dividends declared on Common Stock, to be credited as of dividend payment dates, during the period between the date a Award is granted and the date such Award vests, is exercised, is distributed or expires, as determined by the Administrator. Such Dividend Equivalents shall be converted to cash or additional shares of Common Stock by such formula and at such time and subject to such limitations as may be determined by the Administrator.

8.4.  Stock Payments.  Any Employee, Non-Employee Director or Consultant selected by the Administrator may receive Stock Payments in the manner determined from time to time by the Administrator. The number of shares shall be determined by the Administrator and may be based upon the Performance Criteria or other specific criteria determined appropriate by the Administrator, determined on the date such Stock Payment is made or on any date thereafter.

8.5.  Deferred Stock.  Any Employee, Non-Employee Director or Consultant selected by the Administrator may be granted an award of Deferred Stock in the manner determined from time to time by the Administrator. The number of shares of Deferred Stock shall be determined by the Administrator and may be linked to the satisfaction of one or more Performance Criteria or other specific criteria as the Administrator determines to be appropriate at the time of grant, in each case on a specified date or dates or over any period or periods determined by the Administrator. Common Stock underlying a Deferred Stock award will not be issued until the Deferred Stock award has vested, pursuant to a vesting schedule or performance criteria set by the Administrator, if applicable, and until such distribution date as specified by the Administrator. The Administrator may permit the Holder to elect the distribution date, subject to compliance with Section 409A of the Code. Unless otherwise provided by the Administrator, a Holder of Deferred Stock shall have no rights as a Company stockholder with respect to such Deferred Stock until such time as the Award has vested and the Common Stock underlying the Award has been issued.

8.6.  Restricted Stock Units.  Any Employee, Non-Employee Director or Consultant selected by the Administrator may be granted an award of Restricted Stock Units in the manner determined from time to time by the Administrator. The Administrator is authorized to make awards of Restricted Stock Units in such amounts and subject to such terms and conditions as determined by the Administrator. The Administrator shall specify the date or dates on which the Restricted Stock Units shall become fully vested and nonforfeitable, and may specify such conditions to vesting as it deems appropriate, and may specify that such Restricted Stock Units become fully vested and nonforfeitable pursuant to the satisfaction of one or more Performance Criteria or other specific criteria as the Administrator determines to be appropriate at the time of the grant, in each case on a specified date or dates or over any period or periods determined by the Administrator. The Administrator shall specify the distribution dates applicable to each award of Restricted Stock Units, which shall be no earlier than the vesting dates. The Administrator may permit the Holder to elect the distribution date, subject to compliance with Section 409A of the Code. On the distribution dates, the Company shall issue to the Holder one unrestricted, fully transferable share of Common Stock for each Restricted Stock Unit distributed.

8.7.  Term.  The term of a Performance Award, Dividend Equivalent award, Deferred Stock award, Stock Payment award and/or Restricted Stock Unit award shall be set by the Administrator in its discretion.

8.8.  Exercise or Purchase Price.  The Administrator may establish the exercise or purchase price of a Performance Award, shares of Deferred Stock, shares distributed as a Stock Payment award or shares distributed pursuant to a Restricted Stock Unit award; provided, however, that such price shall not be less than the par value of a share of Common Stock, unless otherwise permitted by applicable state law.

8.9.  Termination of Employment, Termination of Consultancy or Termination of Directorship.  A Performance Award, Dividend Equivalent award, Deferred Stock award, Stock Payment award and/or Restricted Stock Unit award may vest or become exercisable or distributable only while the Holder is an Employee, Consultant or Non-Employee Director, as applicable; provided, however, that the Administrator in its sole and absolute discretion may provide that such Award may vest, be exercised or distributed subsequent to a Termination of Service following a Change in Control of the Company or because of the Holder’s retirement, death or disability or termination without cause, or otherwise.

8.10.  Form of Payment.  Payment of the amount determined under Section 8.2 or 8.3 above shall be in cash, in Common Stock or a combination of both, as determined by the Administrator. To the extent any payment under this Article VIII is effected in Common Stock, it shall be made subject to satisfaction of all provisions of Section 11.7.

ARTICLE IX.

STOCK APPRECIATION RIGHTS

9.1.  Grant of Stock Appreciation Rights.  A Stock Appreciation Right may be granted to any Employee, Non-Employee Director or Consultant selected by the Administrator. A Stock Appreciation Right may be granted: (a) in connection and simultaneously with the grant of an Option, or (b) independent of an Option. A Stock Appreciation Right shall be subject to such terms and conditions not inconsistent with the Plan as the Administrator shall impose and shall be evidenced by an Award Agreement.

9.2.  Coupled Stock Appreciation Rights.

(a) A Coupled Stock Appreciation Right (“CSAR”) shall be related to a particular Option and shall be exercisable only when and to the extent the related Option is exercisable.

(b) A CSAR may be granted to the Holder for no more than the number of shares subject to the simultaneously granted Option to which it is coupled.

(c) A CSAR shall entitle the Holder (or other person entitled to exercise the Option pursuant to the Plan) to surrender to the Company unexercised a portion of the Option to which the CSAR relates (to the extent then exercisable pursuant to its terms) and to receive from the Company in exchange therefor an amount determined by multiplying (i) the difference obtained by subtracting the exercise price per share of the CSAR from (ii) the Fair

Market Value of a share of Common Stock on the date of exercise of the CSAR by the number of shares of Common Stock with respect to which the CSAR shall have been exercised, subject to any limitations the Administrator may impose.

9.3.  Independent Stock Appreciation Rights.

(a) An Independent Stock Appreciation Right (“ISAR”) shall be unrelated to any Option and shall have a term set by the Administrator but in no event longer than ten (10) years following the grant date. An ISAR shall be exercisable in such installments as the Administrator may determine. An ISAR shall cover such number of shares of Common Stock as the Administrator may determine. The exercise price per share of Common Stock subject to each ISAR shall be set by the Administrator; provided, that such exercise price per share shall not be less than 100% of the Fair Market Value of a share of Common Stock on the date the ISAR is granted. An ISAR is exercisable only while the Holder is an Employee, Non-Employee Director or Consultant; provided, that the Administrator may determine that the ISAR may be exercised subsequent to Termination of Service without cause, or following a Change in Control of the Company, or because of the Holder’s retirement, death or disability, or otherwise.

(b) An ISAR shall entitle the Holder (or other person entitled to exercise the ISAR pursuant to the Plan) to exercise all or a specified portion of the ISAR (to the extent then exercisable pursuant to its terms) and to receive from the Company an amount determined by multiplying (i) the difference obtained by subtracting the exercise price per share of the ISAR from the Fair Market Value of a share of Common Stock on the date of exercise of the ISAR by (ii) the number of shares of Common Stock with respect to which the ISAR shall have been exercised, subject to any limitations the Administrator may impose.

9.4.  Payment and Limitations on Exercise.

(a) Payment of the amounts determined under Section 9.2(c) and 9.3(b) above shall be in cash, shares of Common Stock (based on its Fair Market Value as of the date the Stock Appreciation Right is exercised), or a combination of both, as determined by the Administrator. The Company shall not be required to issue or deliver any certificate or certificates for shares of stock issuable upon the exercise of any Stock Appreciation Right prior to fulfillment of the conditions set forth in Section 6.3 above.

(b) Holders of Stock Appreciation Rights may be required to comply with any timing or other restrictions with respect to the settlement or exercise of a Stock Appreciation Right, including a window-period limitation, as may be imposed in the discretion of the Administrator.

ARTICLE X.

ADMINISTRATION

10.1.  Compensation Committee.  The Compensation Committee (or another committee or a subcommittee of the Board assuming the functions of the Committee under the Plan) shall consist solely of two or more Non-Employee Directors appointed by and holding office at the pleasure of the Board, each of whom is intended to qualify as both a “non-employee director” as defined by Rule 16b-3 and an “outside director” for purposes of Section 162(m) of the Code. Appointment of Committee members shall be effective upon acceptance of appointment. Committee members may resign at any time by delivering written notice to the Board. Vacancies in the Committee may be filled by the Board.

10.2.  Duties and Powers of Committee.  It shall be the duty of the Committee to conduct the general administration of the Plan in accordance with its provisions. The Committee shall have the power to interpret the Plan and the Award Agreements, and to adopt such rules for the administration, interpretation and application of the Plan as are consistent therewith, to interpret, amend or revoke any such rules and to amend any Award Agreement provided that the rights or obligations of the Holder of the Award that is the subject of any such Award Agreement are not affected adversely. Any such grant or award under the Plan need not be the same with respect to each Holder. Any such interpretations and rules with respect to Incentive Stock Options shall be consistent with the provisions of Section 422 of the Code. In its absolute discretion, the Board may at any time and from time to time exercise any and all rights and duties of the Committee under the Plan except with respect to matters which under Rule 16b-3 or Section 162(m) of the Code, or any regulations or rules issued thereunder, are required to be determined in the sole discretion of the Committee. Notwithstanding the foregoing, the full Board, acting by a majority of its members in office, shall conduct the general administration of the Plan with respect to Awards granted to Non-Employee Directors.

10.3.  Majority Rule; Unanimous Written Consent.  The Committee shall act by a majority of its members in attendance at a meeting at which a quorum is present or by a memorandum or other written instrument signed by all members of the Committee.

10.4.  Compensation; Professional Assistance; Good Faith Actions.  Members of the Committee shall receive such compensation, if any, for their services as members as may be determined by the Board. All expenses and liabilities which members of the Committee incur in connection with the administration of the Plan shall be borne by the Company. The Committee may, with the approval of the Board, employ attorneys, consultants, accountants, appraisers, brokers or other persons. The Committee, the Company and the Company’s officers and Directors shall be entitled to rely upon the advice, opinions or valuations of any such persons. All actions taken and all interpretations and determinations made by the Committee or the Board in good faith shall be final and binding upon all Holders, the Company and all other interested persons. No members of the Committee or Board shall be personally liable for any action, determination or interpretation made in good faith with respect to the Plan or Awards, and all members of the Committee and the Board shall be fully protected by the Company in respect of any such action, determination or interpretation.

10.5.  Delegation of Authority to Grant Awards.  The Committee may, but need not, delegate from time to time some or all of its authority to grant Awards under the Plan to a committee consisting of one or more members of the Board or of one or more officers of the Company; provided, however, that the Committee may not delegate its authority to grant Awards to individuals: (a) who are subject on the date of the grant to the reporting rules under Section 16(a) of the Exchange Act, (b) who are Covered Employees, or (c) who are officers of the Company who are delegated authority by the Committee hereunder. Any delegation hereunder shall be subject to the restrictions and limits that the Committee specifies at the time of such delegation of authority and may be rescinded at any time by the Committee. At all times, any committee appointed under this Section 10.5 shall serve in such capacity at the pleasure of the Committee.

ARTICLE XI.

MISCELLANEOUS PROVISIONS

11.1.  Transferability of Awards.

(a) Except as otherwise provided in Section 11.1(b):

(i) No Award under the Plan may be sold, pledged, assigned or transferred in any manner other than by will or the laws of descent and distribution or, subject to the consent of the Administrator, pursuant to a DRO, unless and until such Award has been exercised, or the shares underlying such Award have been issued, and all restrictions applicable to such shares have lapsed;

(ii) No Award or interest or right therein shall be liable for the debts, contracts or engagements of the Holder or his successors in interest or shall be subject to disposition by transfer, alienation, anticipation, pledge, hypothecation, encumbrance, assignment or any other means whether such disposition be voluntary or involuntary or by operation of law by judgment, levy, attachment, garnishment or any other legal or equitable proceedings (including bankruptcy), and any attempted disposition thereof shall be null and void and of no effect, except to the extent that such disposition is permitted by the preceding sentence; and

(iii) During the lifetime of the Holder, only the Holder may exercise an Option or other Award (or any portion thereof) granted to him under the Plan, unless it has been disposed of pursuant to a DRO; after the death of the Holder, any exercisable portion of an Option or other Award may, prior to the time when such portion becomes unexercisable under the Plan or the applicable Award Agreement, be exercised by his personal representative or by any person empowered to do so under the deceased Holder’s will or under the then applicable laws of descent and distribution.

(b) Notwithstanding Section 11.1(a), the Administrator, in its sole discretion, may determine to permit a Holder to transfer a Non-Qualified Stock Option to any one or more Permitted Transferees (as defined below), subject to the following terms and conditions: (i) a Non-Qualified Stock Option transferred to a Permitted Transferee shall not be assignable or transferable by the Permitted Transferee other than by will or the laws of descent and distribution; (ii) any Non-Qualified Stock Option which is transferred to a Permitted Transferee shall continue to be subject to all the terms and conditions of the Non-Qualified Stock Option as applicable to the original Holder (other than the ability to further transfer the Non-Qualified Stock Option); and (iii) the Holder and the Permitted Transferee shall execute any and all documents requested by the Administrator, including, without limitation documents to (A) confirm the status of the transferee as a Permitted Transferee, (B) satisfy any requirements for an exemption for the transfer under applicable federal and state securities laws and (C) evidence the transfer. For purposes of this Section 11.1(b), “Permitted Transferee” shall mean, with respect to a Holder, any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including adoptive relationships, any person sharing the Holder’s household (other than a tenant or employee), a trust in which these persons (or the Holder) control the management of assets, and any other entity in which these persons (or the Holder) own more than fifty percent of the voting interests, or any other transferee specifically approved by the Administrator after taking into account any state or federal tax or securities laws applicable to transferable Non-Qualified Stock Options.

11.2.  Amendment, Suspension or Termination of the Plan.  Except as otherwise provided in this Section 11.2, the Plan may be wholly or partially amended or otherwise modified, suspended or terminated at any time or from time to time by the Administrator. However, without approval of the Company’s stockholders given within twelve (12) months before or after the action by the Administrator, no action of the Administrator may, except as provided in Section 11.3, (i) increase the limits imposed in Section 2.1 on the maximum number of shares which may be issued under the Plan, (ii) take any action in violation of Section 11.6 to decrease the exercise price of any outstanding Option or Stock Appreciation Right granted under the Plan, or (iii) take any action requiring stockholder approval under any applicable law or requirement of any stock exchange or any national market system. Except as provided in Section 11.2, no amendment, suspension or termination of the Plan shall, without the consent of the Holder, adversely alter or impair any rights or obligations under any Award theretofore granted or awarded, unless the Award itself otherwise expressly so provides. No Awards may be granted or awarded during any period of suspension or after termination of the Plan, and in no event may any Award be granted under the Plan after the expiration of ten (10) years from the Effective Date.

11.3.  Changes in Common Stock or Assets of the Company, Acquisition or Liquidation of the Company and Other Corporate Events.

(a) Subject to Section 11.3(e), in the event of any dividend or other distribution (whether in the form of cash, Common Stock, other securities or other property), recapitalization, reclassification, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, liquidation, dissolution, or sale, transfer, exchange or other disposition of all or substantially all of the assets of the Company, or exchange of Common Stock or other securities of the Company, issuance of warrants or other rights to purchase Common Stock or other securities of the Company, or other similar corporate transaction or event, the Administrator shall make proportionate adjustments to any or all of:

(i) The number and kind of shares of Common Stock (or other securities or property) with respect to which Awards may be granted or awarded (including, without limitation, adjustments of the limitations in Section 2.1 on the maximum number and kind of shares which may be issued under the Plan and adjustments of the Award Limit);

(ii) The number and kind of shares of Common Stock (or other securities or property) subject to outstanding Awards;

(iii) The number and kind of shares of Common Stock (or other securities or property) for which automatic grants are subsequently to be made to new and continuing Non-Employee Directors pursuant to Section 4.6;

(iv) The grant or exercise price with respect to any Award.

(b) Subject to Sections 11.3(c) and 11.3(e), in the event of any transaction or event described in Section 11.3(a) or any unusual or nonrecurring transactions or events affecting the Company, any affiliate of the Company, or the financial statements of the Company or any affiliate, or of changes in applicable laws, regulations or accounting principles, the Administrator on such terms and conditions as it deems appropriate, either by the terms of the Award or by action taken prior to the occurrence of such transaction or event and either automatically or upon the Holder’s request, is hereby authorized to take any one or more of the following actions whenever the Administrator determines that such action is appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan or with respect to any Award under the Plan, to facilitate such transactions or events or to give effect to such changes in laws, regulations or principles:

(i) To provide for either the purchase of any such Award for an amount of cash equal to the amount that could have been attained upon the exercise of such Award or realization of the Holder’s rights had such Award been currently exercisable or payable or fully vested or the replacement of such Award with other rights or property selected by the Administrator in its sole discretion;

(ii) To provide that the Award cannot vest, be exercised or become payable after such event;

(iii) To provide that such Award shall be exercisable as to all shares covered thereby, notwithstanding anything to the contrary in Section 5.3 or the provisions of such Award;

(iv) To provide that such Award be assumed by the successor or survivor corporation, or a parent or subsidiary thereof, or shall be substituted for by similar options, rights or awards covering the stock of the successor or survivor corporation, or a parent or subsidiary thereof, with appropriate adjustments as to the number and kind of shares and prices;

(v) To make adjustments in the number and type of shares of Common Stock (or other securities or property) subject to outstanding Awards, and/or in the terms and conditions of (including the grant, exercise or purchase price), and the criteria included in, outstanding options, rights and awards and options, rights and awards which may be granted in the future; and

(vi) To provide that, for a specified period of time prior to such event, the restrictions imposed under an Award Agreement upon some or all shares of Restricted Stock, Restricted Stock Units or Deferred Stock may be terminated, and, in the case of Restricted Stock, some or all shares of such Restricted Stock may cease to be subject to repurchase under Section 7.5 or forfeiture under Section 7.4 after such event.

(c) Notwithstanding any other provision of the Plan, in the event of a Change in Control, each outstanding Award shall be assumed or an equivalent Award substituted by the successor corporation or a parent or subsidiary of the successor corporation. In the event that the successor corporation refuses to assume or substitute for the Award, the Administrator may cause any or all of such Awards to become fully exercisable immediately prior to the consummation of such transaction and all forfeiture restrictions on any or all of such Awards to lapse. If an Award is exercisable in lieu of assumption or substitution in the event of a Change in Control, the Administrator shall notify the Holder that the Award shall be fully exercisable for a period of fifteen (15) days from the date of such notice, and the Award shall terminate upon the expiration of such period. For the purposes of this Section 11.3(c), an Award shall be considered assumed if, following the Change in Control, the Award confers the right to purchase or receive, for each share of Common Stock subject to the Award immediately prior to the Change in Control, the consideration (whether stock, cash, or other securities or property) received in the Change in Control by holders of Common Stock for each share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding shares); provided, however, that if such consideration received in the Change in Control was not solely common stock of the successor corporation or its parent, the Administrator may, with the consent of the successor corporation, provide for the consideration to be received upon the exercise of the Award, for each share of Common Stock subject to an Award, to be solely common stock of the successor corporation or its parent equal in fair market value to the per share consideration received by holders of Common Stock in the Change in Control.

(d) Subject to Sections 11.3(e) and 3.2, the Administrator may, in its discretion, include such further provisions and limitations in any Award, agreement or certificate, as it may deem equitable and in the best interests of the Company.

(e) With respect to Awards which are granted to Covered Employees and are intended to qualify as performance-based compensation under Section 162(m)(4)(C), no adjustment or action described in this Section 11.3 or in any other provision of the Plan shall be authorized to the extent that such adjustment or action would cause such Award to fail to so qualify under Section 162(m)(4)(C), or any successor provisions thereto. No adjustment or action described in this Section 11.3 or in any other provision of the Plan shall be authorized to the extent that such adjustment or action would cause the Plan to violate Section 422(b)(1) of the Code. Furthermore, no such adjustment or action shall be authorized to the extent such adjustment or action would result in short-swing profits liability under Section 16 or violate the exemptive conditions of Rule 16b-3 unless the Administrator determines that the Award is not to comply with such exemptive conditions. The number of shares of Common Stock subject to any Award shall always be rounded down to the next whole number.

(f) The existence of the Plan, the Award Agreement and the Awards granted hereunder shall not affect or restrict in any way the right or power of the Company or the stockholders of the Company to make or authorize any adjustment, recapitalization, reorganization or other change in the Company’s capital structure or its business, any merger or consolidation of the Company, any issue of stock or of options, warrants or rights to purchase stock or of bonds, debentures, preferred or prior preference stocks whose rights are superior to or affect the Common Stock or the rights thereof or which are convertible into or exchangeable for Common Stock, or the dissolution or liquidation of the company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.

(g) No action shall be taken under this Section 11.3 which shall cause an Award to fail to comply with Section 409A of the Code or the Treasury Regulations thereunder, to the extent applicable to such Award.

11.4.  Approval of Plan by Stockholders.  The Plan will be submitted for the approval of the Company’s stockholders within twelve (12) months after the date of the Board’s initial adoption of the Plan.

11.5.  Tax Withholding.  The Company or any Subsidiary shall have the authority and the right to deduct or withhold, or require a Holder to remit to the Company, an amount sufficient to satisfy federal, state, local and foreign taxes (including the Holder’s FICA obligation) required by law to be withheld with respect to any taxable event concerning a Holder arising as a result of this Plan. The Administrator may in its discretion and in satisfaction of the foregoing requirement allow a Holder to elect to have the Company withhold shares of Common Stock otherwise issuable under an Award (or allow the return of shares of Common Stock) having a Fair Market Value equal to the sums required to be withheld. Notwithstanding any other provision of the Plan, the number of shares of Common Stock which may be withheld with respect to the issuance, vesting, exercise or payment of any Award (or which may be repurchased from the Holder of such Award in order to satisfy the Holder’s federal, state, local and foreign income and payroll tax liabilities with respect to the issuance, vesting, exercise or payment of the Award shall be limited to the number of shares which have a Fair Market Value on the date of withholding or repurchase equal to the aggregate amount of such liabilities based on the minimum statutory withholding rates for federal, state, local and foreign income tax and payroll tax purposes that are applicable to such supplemental taxable income.

11.6.  Prohibition on Repricing.  Subject to Section 11.3, the Administrator shall not, without the approval of the stockholders of the Company, (i) authorize the amendment of any outstanding Award to reduce its price per share, (ii) authorize the cancellation of any outstanding Award in exchange for the grant of an Award having a lesser price per share, or (iii) authorize the cancellation of any outstanding Option or SAR in exchange for Restricted Stock or any other Award. Subject to Section 11.2, the Administrator shall have the authority, without the approval of the stockholders of the Company, to amend any outstanding Option or SAR to increase its price per share or to cancel and replace an Option or SAR with the grant of a Option or SAR having a price per share that is greater than or equal to the price per share of the original Option or SAR.

11.7.  Conditions to Issuance of Shares and Stock Certificates.  The Company shall not be required to issue any shares of Common Stock or deliver any certificate or certificates for shares of Common Stock purchased upon the exercise of any Award or portion thereof prior to fulfillment of all of the following conditions:

(a) The admission of such shares to listing on all stock exchanges and quotation systems on which such class of stock is then listed or traded;

(b) The completion of any registration or other qualification of such shares under any local, state, federal or foreign law, or under the rulings or regulations of the Securities and Exchange Commission or any other local, state, federal or foreign governmental regulatory body which the Administrator shall, in its absolute discretion, deem necessary or advisable;

(c) The obtaining of any approval or other clearance from any local, state, federal or foreign governmental agency which the Administrator shall, in its absolute discretion, determine to be necessary or advisable;

(d) The lapse of such reasonable period of time following the exercise of the Option as the Administrator may establish from time to time for reasons of administrative convenience; and

(e) The receipt by the Company of full payment for such shares, including payment of any applicable withholding tax, which in the discretion of the Administrator may be in the form of consideration specified in Section 6.2(d).

11.8.  Additional Limitations on Payment, Settlement or Exercise of an Award.  Holders may be required to comply with any timing or other restrictions with respect to the payment, settlement or exercise of an Award, including a window-period limitation, as may be imposed in the discretion of the Administrator.

11.9.  Effect of Plan upon Options and Compensation Plans.  The adoption of the Plan shall not affect any other compensation or incentive plans in effect for the Company or any Subsidiary. Nothing in the Plan shall be construed to limit the right of the Company: (a) to establish any other forms of incentives or compensation for Employees, Directors or Consultants of the Company or any Subsidiary, or (b) to grant or assume options or other rights or awards otherwise than under the Plan in connection with any proper corporate purpose including without limitation, the grant or assumption of options in connection with the acquisition by purchase, lease, merger, consolidation or otherwise, of the business, stock or assets of any corporation, partnership, limited liability company, firm or association.

11.10.  Compliance with Laws.  The Plan, the granting and vesting of Awards under the Plan and the issuance and delivery of shares of Common Stock and the payment of money under the Plan or under Awards granted or awarded hereunder are subject to compliance with all applicable federal, state and foreign laws, rules and regulations (including but not limited to state and federal securities law and federal margin requirements) and to such approvals by any listing, regulatory or governmental authority as may, in the opinion of counsel for the Company, be necessary or advisable in connection therewith. Any securities delivered under the Plan shall be subject to such restrictions, and the person acquiring such securities shall, if requested by the Company, provide such assurances and representations to the Company as the Company may deem necessary or desirable to assure compliance with all applicable legal requirements. To the extent permitted by applicable law, the Plan and Awards granted or awarded hereunder shall be deemed amended to the extent necessary to conform to such laws, rules and regulations.

11.11.  Titles.  Titles are provided herein for convenience only and are not to serve as a basis for interpretation or construction of the Plan.

11.12.  Governing Law.  The Plan and any agreements hereunder shall be administered, interpreted and enforced under the internal laws of the State of Delaware without regard to conflicts of laws thereof.

11.13.  Section 409A.  To the extent that the Administrator determines that any Award granted under the Plan is subject to Section 409A of the Code, the Award Agreement evidencing such Award shall incorporate the terms and conditions required by Section 409A of the Code. To the extent applicable, the Plan and Award Agreements shall be interpreted in accordance with Section 409A of the Code and Department of Treasury regulations and other interpretive guidance issued thereunder, including without limitation any such regulations or other guidance that may be issued after the Effective Date. Notwithstanding any provision of the Plan to the contrary, in the event that following the Effective Date the Administrator determines that any Award may be subject to Section 409A of the Code and related Department of Treasury guidance (including such Department of Treasury guidance as may be issued after the Effective Date), the Administrator may adopt such amendments to the Plan and the applicable Award Agreement or adopt other policies and procedures (including amendments, policies and procedures with retroactive effect), or take any other actions, that the Administrator determines are necessary or appropriate to (a) exempt the Award from Section 409A of the Code and/or preserve the intended tax treatment of the benefits provided with respect to the Award, or (b) comply with the requirements of Section 409A of the Code and related Department of Treasury guidance.

* * * * *

I hereby certify that the foregoing Skilled Healthcare Group, Inc. 2007 Incentive Award Plan was duly adopted by the Board of Directors of Skilled Healthcare Group, Inc. on April 19, 2007, as duly amended and restated by the Board of Directors of Skilled Healthcare Group, Inc. on March 31, 2008, subject to stockholder approval.

* * * * *

I hereby certify that the foregoing Skilled Healthcare Group, Inc. 2007 Incentive Award Plan was approved by the stockholders of Skilled Healthcare Group, Inc. on April 26, 2007, as duly amended and restated by the Board of Directors of Skilled Healthcare Group, Inc. on March 31, 2008, subject to stockholder approval.

Executed on this 31st day of March, 2008.

/s/ Roland G. Rapp
Roland G. Rapp
General Counsel, Secretary and Chief
Administrative Officer

SKILLED HEALTHCARE GROUP, INC.
ANNUAL MEETING OF STOCKHOLDERS
Thursday, May 8, 2008 10:00 a.m.
The Fairmont Newport Beach, located at 4500 MacArthur Blvd., Newport Beach, California, 92660
Skilled Healthcare Group, Inc. 27442 Portola Parkway, Suite 200 Foothill Ranch, California 92610
proxy
This proxy is solicited by our board of directors for use at the Annual Meeting on May 8, 2008.
The shares of stock you hold in your account will be voted as you specify on the reverse side.
If no choice is specified, the proxy will be voted “FOR” Items 1, 2 and 3.
By signing the proxy, you revoke all prior proxies and appoint Boyd W. Hendrickson and Roland G. Rapp, and each of them acting in the absence of the other, with full power of substitution, to vote your shares on the matters shown on the reverse side and any other matters which may come before the Annual Meeting and all adjournments.
See reverse for voting instructions.

Please detach here
Our board of directors Recommends a Vote “FOR” Items 1, 2 and 3.
1. To elect three 01 Glenn S. Schafer 03 M. Bernard Puckett Vote FOR Vote WITHHELD Class I directors 02 William C. Scott all nominees from all nominees to serve for (except as marked) three-year terms until the annual meeting of stockholders in 2011:
(Instructions: To withhold authority to vote for any indicated nominee, write the number(s) of the nominee(s) in the box provided to the right.)
2. Approval of the Amended and Restated Skilled Healthcare Group, Inc. 2007 Incentive Award Plan.
For Against Abstain
3. To ratify the appointment of Ernst & Young LLP as our independent registered public accountants for the year ending December 31, 2008.
For Against Abstain
THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTEDFOR EACH PROPOSAL.
Address Change? Mark Box Indicate changes below: Date —
Signature(s) in Box
Please sign exactly as your name(s) appears on Proxy. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the Proxy.